Exhibit 2.2
Execution Version

AMENDMENT
to
AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT
(2021-B PROJECTS ANNEX)

This AMENDMENT to AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, dated as of October 21, 2021 (the “Amendment”), is made and entered into by and among ESI ENERGY, LLC, a Delaware limited liability company (“ESI”), NEP US SELLCO, LLC, a Delaware limited liability company (“Sellco”), NEP US SELLCO II, LLC, a Delaware limited liability company (“Sellco II” or “Seller,”) and, solely for the purposes of Articles IV, IX, X and XII of the Agreement, the term “Seller” shall also include ESI), and NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”) (ESI, Sellco, Sellco II and Purchaser being sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties”). Capitalized terms not otherwise defined herein shall have the same meanings when used herein as in the Agreement.
WHEREAS, ESI, Sellco and Purchaser are parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016 (as heretofore amended, amended and restated, supplemented and modified, the “Agreement”);
WHEREAS, Section 12.8(b) of the Agreement provides that the parties to the Agreement may amend the Agreement to include an additional Acquired Companies Annex by execution of an amendment to the Agreement that includes as an attachment the form of the Acquired Companies Annex;
WHEREAS, Section 12.10 of the Agreement provides that the parties to the Agreement may not assign the Agreement, nor any of their rights, interests or obligations under the Agreement, without the prior written consent of the other parties to the Agreement;
WHEREAS, the Parties desire to amend the Agreement to include as an additional Acquired Companies Annex, the 2021-B Acquired Companies Annex for the 2021-B Acquired Companies (as defined in Attachment 1 hereto) in the form of Attachment 1 hereto;
WHEREAS, in connection with the 2021-B Acquired Companies Annex, the Parties desire (i) that SellCo II be the “Seller” under the Agreement, but solely with respect to the 2021-B Acquired Companies Annex and the 2021-B Acquired Companies described therein, and (ii) to consent to SellCo’s assignment to SellCo II of all of SellCo’s rights, interest and obligations under the Agreement, but solely with respect to the 2021-B Acquired Company Annex and the 2021-B Acquired Companies;
WHEREAS, on or about the date hereof, the Membership Interest Purchase Agreement, by and among NEP Renewables III, LLC, NEP Renewables Holdings III, LLC, NextEra Energy
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Partners, LP, and the Class B Purchasers (as defined therein) party thereto (the “CEPF MIPA”) is being executed by each of the parties thereto.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement shall be amended, as follows:
1.     Amendments to Include an Additional Acquired Companies Annex. The Agreement is hereby amended to include, as an additional Acquired Companies Annex, the Acquired Companies Annex for the 2021-B Acquired Companies in the form of Attachment 1 hereto (the “2021-B Additional Acquired Companies Annex”), which Additional Acquired Companies Annex shall now constitute, and hereafter constitute, a part of the Agreement and be incorporated in the Agreement for all purposes. All references in the Agreement to “Acquired Companies Annexes” or an “Acquired Companies Annex” shall hereafter include a reference to the Additional Acquired Companies Annex and all references to “Acquired Companies” in the Agreement shall hereafter include a reference to the Acquired Companies described in such Additional Acquired Companies Annex. The amount of the Base Purchase Price for the Acquired Companies Acquisition described in the Additional Acquired Companies Annex is eight hundred forty-nine million dollars ($849,000,000).
2.     Assignment to SellCo II. SellCo hereby assigns to SellCo II all of its right, interest and obligations under the Agreement, but solely with respect to the 2021-B Acquired Company Annex and the 2021-B Acquired Companies.
3.    Disclaimer. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. Any reference to the Agreement set forth in any document delivered in connection with the Agreement shall be deemed to include a reference to the Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties hereto shall be deemed or construed to in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Agreement, at law, in equity or otherwise or related issues.
4.     Authorization and Enforceability. Each Party hereby represents and warrants that it is authorized to enter into this Amendment and that this Amendment constitutes the legal, valid and binding obligation of each such Party, enforceable in accordance with its terms.
5.     Governing Law. This Amendment, and all Disputes, claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in
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connection with this Amendment or as an inducement to enter into this Amendment), whether for breach of contract, tortious conduct or otherwise, and whether predicated on common law, statute or otherwise, shall be governed by and construed in accordance with the internal substantive Laws of the State of Delaware without giving effect to any conflict or choice of law provision. Each Party to this Amendment hereby agrees that this Amendment involves at least $100,000 and that this Amendment has been entered into in express reliance on Section 2708 of title 6 of the Delaware Code.
6.     Assignment; Binding Effect. Neither this Amendment nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of each other Party, and any attempt to do so will be void ab initio, except for assignments and transfers by operation of Law. This Amendment is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
7.     Modification. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.
8.     Section Headings. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
9.     Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or portable document format (.pdf) copies hereof or signature hereon shall, for all purposes, be deemed originals.
[Signature page follows.]
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

ESI

ESI ENERGY, LLC

By:	JOHN W. KETCHUM
	Name:	John W. Ketchum
	Title:	President

SELLCO

NEP US SELLCO, LLC

By:	JOHN W. KETCHUM
	Name:	John W. Ketchum
	Title:	President

SELLER / SELLCO II

NEP US SELLCO II, LLC

By:	JOHN W. KETCHUM
	Name:	John W. Ketchum
	Title:	President

PURCHASER

NEXTERA ENERGY PARTNERS
ACQUISITIONS, LLC

By:	JOHN W. KETCHUM
	Name:	John W. Ketchum
	Title:	President

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ATTACHMENT 1

ADDITIONAL ACQUIRED COMPANIES ANNEX
[The Additional Acquired Companies Annex follows this cover page]

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ACQUIRED COMPANIES ANNEX

for the

2021-B ACQUIRED COMPANIES

to

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

by and among

NEP US SELLCO, LLC, and
NEP US SELLCO II, LLC,
as Seller,
ESI ENERGY, LLC,
for the limited purposes herein provided, jointly with
NEP US Sellco II, LLC,
as Seller and
NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC,

as Purchaser

dated as of October 21, 2021

This Acquired Companies Annex is an attachment to and intended to be a part of the Amended and Restated Purchase and Sale Agreement described above. Capitalized terms used in this Acquired Companies Annex and not defined herein shall have the same meanings when used in this Acquired Companies Annex as in the Amended and Restated Purchase and Sale Agreement described above (excluding any other Acquired Companies Annex thereto) or the Amendment, as applicable.

PART I: PROJECT-SPECIFIC DEFINITIONS
Certain Definitions. As used herein:
“Acquired Companies” or “2021-B Acquired Companies” means, collectively, (a) the Company, (b) Moonlight Bay Class A Holdings, (c) Stargrass Class A Holdings, (d) the Moonlight Bay Company, (e) the Stargrass Company, (f) the Moonlight Bay Project Companies, (g) the Stargrass Project Companies, and (h) Borderlands Holdings, and individually, each of the foregoing is referred to herein as an “Acquired Company.”
“Acquired Companies Annex” or “2021-B Acquired Companies Annex” means this Acquired Companies Annex, including all of the Schedules, Exhibits and Appendices attached hereto.
“Actual Working Capital” shall be an amount equal to the actual working capital of the Acquired Companies as of the Closing Date, set forth in cell “C13” in the worksheet labeled “Purchase Price Calculation” in the Portfolio Project Model after the Project Models have been re-run following the input of changes in the Working Capital Inputs made by the representatives of the Parties pursuant to subparagraph 3 of Part III of this Acquired Companies Annex.
“Agreement” has the meaning given to it in the recitals to the Amendment.
“Amendment” has the meaning given to it in the introductory paragraph of the Amendment to Amended and Restated Purchase and Sale Agreement (2021-B Projects Annex), dated as of October 21, 2021, to which this Acquired Companies Annex is attached.
“Available Cash” means “Available Cash” as such term is defined in the Star Moon Holdings A&R LLC Agreement.
“Base Purchase Price” means an amount equal to eight hundred forty-nine million dollars ($849,000,000).
“Borderlands Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately ninety-nine (99)-megawatts nameplate capacity, that is included in the Borderlands Wind Project.
“Borderlands Holdings” means Borderlands Wind Holdings, LLC, a Delaware limited liability company.
“Borderlands Project Company” means Borderlands Wind, LLC, a Delaware limited liability company.
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“Borderlands Wind Project” means the approximately ninety-nine (99)-megawatt wind power electric generating facility located in Catron County, New Mexico, including any ongoing development and construction with respect thereto.
“Bring-Down Consultant Reports” has the meaning given to it in subparagraph 3(a) of Part III of this Acquired Companies Annex.
“Build-Out Agreement” means the Build-Out Agreement to be entered into by and between the Company and NEER, substantially in the form attached as Exhibit B hereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“CEPF Initial Closing” means the “Initial Closing,” as such term is defined in the CEPF MIPA.
“CEPF MIPA” has the meaning given to it in the recitals to the Amendment.
“Class A Member” has the meaning given to it in the Star Moon Holdings A&R LLC Agreement.
“Class A Units” has the meaning given to it in the Star Moon Holdings A&R LLC Agreement.
“Class B Member” has the meaning given to it in the Star Moon Holdings A&R LLC Agreement.
“Closing Portfolio Project Model” means the Updated Portfolio Project Model, as finally determined pursuant to paragraph 3 of Part III of this Acquired Companies Annex.
“Closing Purchase Price” means an amount equal to the Base Purchase Price, as may be adjusted prior to the Closing, pursuant to subparagraph 3(a) of Part III of this Acquired Companies Annex, by (a) the amount (if any) of Estimated Working Capital (positive or negative), and (b) any adjustments to the Base Purchase Price (positive or negative) resulting from any adjustments prior to the Closing pursuant to subparagraph 3(a) of Part III of this Acquired Companies Annex. The Closing Purchase Price will be set forth in the Updated Portfolio Project Model at cell “C10” in the worksheet labeled “Purchase Price Calculation” in the Updated Portfolio Project Model.
“Closing Working Capital Input Updates” means with respect to (a) each of the Working Capital Inputs that shall have a value set forth in the Updated Portfolio Project Model, any changes to the value of such Working Capital Inputs as of the Closing Date, as set forth in the Post-Closing Updated Portfolio Project Model, from the values for such Working Capital Inputs set forth in the Updated Portfolio Project Model, or (b) each of the Working Capital Inputs (if any) that shall have no value set forth in the Updated Portfolio Project Model, the value of

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such Working Capital Inputs as of the Closing Date, as set forth in the Post-Closing Updated Portfolio Project Model.
“Commercial Operation” means (a) with respect to each Project (other than the Borderlands Wind Project, Elora Solar Project, Ensign Wind Project, Minco III Wind Project and Quinebaug Solar Project), “Commercial Operation,” as such term is defined in the applicable Power Purchase Agreement of such Project, (b) solely with respect to the Borderlands Wind Project and the Quinebaug Solar Project, the “Commercial Operation Date,” as such term is defined in the applicable Power Purchase Agreement for such Project, (c) solely with respect to the Elora Solar Project, the “Initial Delivery Date,” as such term is defined in the applicable Power Purchase Agreement for such Project, and (d) solely with respect to the Ensign Wind Project and the Minco III Wind Project, the “Repower Completion Date,” as such term is defined in the applicable Power Purchase Agreement for such Projects.
“Company” means Star Moon Holdings, LLC, a Delaware limited liability company.
“Company Consents” means the Consents set forth in Schedule 5.3 to this Acquired Companies Annex.
“Construction Costs” means the sum of (a) the aggregate amount of any and all costs, expenses and Delay Damages incurred by Seller, the Acquired Companies, and each of their respective subsidiaries and Affiliates, to site, design, develop, engineer, supply, interconnect, procure equipment, materials or Permits for, or construct, startup, upgrade, commission or test each of the Projects, or any parts or components thereof, or material used therein, in each case, in order for each such Project to achieve Commercial Operation, “Substantial Completion” and “Final Completion,” as such terms are defined, with respect to each Project, in the applicable engineering, procurement, and construction Contract(s) with respect to each such Project and (b) the aggregate of all amounts paid by any of the Acquired Companies for Network Upgrades.
“Cool Springs Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of two hundred and thirteen (213)-megawatts AC net capacity, that is included in the Cool Springs Solar Project.
“Cool Springs Solar Project” means the approximately two hundred and thirteen (213)-megawatt solar photovoltaic electric generating facility located in Decatur County, Georgia, including any ongoing development and construction with respect thereto.
“Cool Springs Solar Project Company” means Cool Springs Solar, LLC, a Delaware limited liability company.
“Deductible Amount” means an amount equal to one percent (1.00%) of the Closing Purchase Price.

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“Deferred Contributions” means any Deferred Contributions (as defined in the Tax Equity A&R LLC Agreements).

“Delay Damages” means any amounts payable by any of the Acquired Companies and designated as compensation or liquidated damages for any “Commercial Operation Delay” or any delay in achieving “Substantial Completion” and “Final Completion,” as such terms are defined, with respect to each Project, in the applicable engineering, procurement, and construction Contract(s) with respect to such Project.

“Delayed Asset Bring-Down Consultant Reports” means Bring-Down Consultant Reports for any Delayed Projects, to the extent of due diligence reports dated earlier than ninety (90) days prior to the applicable Delayed Asset Closing Date (or, in lieu thereof, Seller may deliver written confirmation from the independent engineer or any such applicable consultant that there were no material adverse changes to such engineer’s or consultant’s report used, in part, as the basis for the Effective Date Portfolio Project Model or the Closing Portfolio Project Model, as applicable).
“Delayed Asset Closing” has the meaning set forth in paragraph 2(c) of Part VII of this Acquired Companies Annex.
“Delayed Asset Closing Date” has the meaning set forth in paragraph 2(c) of Part VII of this Acquired Companies Annex.
“Delayed Asset Outside Date” has the meaning set forth in paragraph 2(d) of Part VII of this Acquired Companies Annex.
“Delayed Asset Return” has the meaning given to it in subparagraph 3(a) of Part VII of this Acquired Companies Annex.
“Delayed Asset Return Changes” means, in the event that there shall be a Delayed Asset Return with respect to any Delayed Project(s) pursuant to paragraph 3 of Part VII, any changes to the value of the inputs set forth in the worksheets labeled “3rd Party Inputs” and “Tax Equity Inputs,” cell “C214:C216” in the worksheet labeled “Portfolio Summary” and cell “I21:AD22” in the worksheet labeled “Inputs” in the Post-Closing Updated Portfolio Project Model from the values set forth in the Closing Portfolio Project Model, solely to the extent such changes result from (a) the return of such Returned Assets to Seller pursuant to paragraph 3 of Part VII, and the related removal from the Portfolio Project Model as reflected in any inputs relating to the Returned Project, and (b) payment to Purchaser of the applicable Delayed Asset Return Payment pursuant to subparagraph 1(a) of Part III and resulting reduction in the Purchase Price.
“Delayed Asset Return Payment” has the meaning given to it in subparagraph 3(b) of Part VII of this Acquired Companies Annex.

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“Delayed Assets” means (a) the Equity Interests of any Project Company that owns, directly or indirectly, a Delayed Project and (b) all other assets relating primarily to any such Project Company, or the Project or Property of such Project Company.
“Delayed Closing Model Input Updates” means, in the event that there shall be a Delayed Asset Closing with respect to any Delayed Project(s) pursuant to paragraph 3 of Part VII (but subject to paragraph 3 of Part III), any changes to the value of the inputs set forth in the worksheets labeled “3rd Party Inputs” and “Tax Equity Inputs,” cells “C214:C216” in the worksheet labeled “Portfolio Summary” and cell “I21:AD22” in the worksheet labeled “Inputs” in the Post-Closing Updated Portfolio Project Model from the values set forth in the Closing Portfolio Project Model, solely to the extent such changes result from (a) Delayed Asset Bring-Down Consultant Reports for any such Delayed Project(s) (but excluding any matters included in such Delayed Asset Bring-Down Consultant Reports that, if included, would have resulted in an increase to the Purchase Price after giving effect to the adjustments pursuant to paragraph 3 of Part VII), (b) any Tax Equity Financing Changes, solely to the extent relating to such Delayed Project(s), or (c) any change in the date on which such Delayed Project(s) shall actually achieve Commercial Operation, from the date on which such Commercial Operation was estimated to occur in the Closing Portfolio Project Model.
“Delayed Project” means any Project that (i) shall not have achieved Commercial Operation prior to the Closing or (ii) the Tax Equity Financing with respect to such Project shall not have been consummated prior to the Closing, in each case, subject to the provisions of paragraph 2 of Part VII of this Acquired Companies Annex and subparagraph 1(c) of Part V of this Acquired Companies Annex, unless and until such time as the Delayed Asset Closing occurs with respect to such Delayed Project, at which time such Project shall cease to be a Delayed Project.
“Delayed Project Company” means any Project Company whose Equity Interests shall be Delayed Assets pursuant to paragraph 2 of Part VII of this Acquired Companies Annex, unless and until such time as the Delayed Asset Closing occurs with respect to such Delayed Assets, at which time such Project Company shall cease to be a Delayed Project Company.
“Dodge Flat Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of two hundred (200)-megawatts AC net capacity, that are included in the Dodge Flat Solar Project.

“Dodge Flat Solar Project” means the approximately two hundred (200)-megawatt solar photovoltaic electric generating facility located in Washoe County, Nevada, including any ongoing development and construction with respect thereto.

“Dodge Flat Solar Project Company” means Dodge Flat Solar, LLC, a Delaware limited liability company.

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“Effective Date” means the date of the Amendment.

“Effective Date Portfolio Project Model” has the meaning given to it in subparagraph 1(b) of Part III of this Acquired Companies Annex.
“Elora Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of one hundred and fifty (150)-megawatts AC net capacity, that are included in the Elora Solar Project.
“Elora Solar Project” means the approximately one hundred and fifty (150)-megawatt solar photovoltaic electric generating facility located in Lincoln County, Tennessee, including any ongoing development and construction with respect thereto.
“Elora Solar Project Company” means Elora Solar, LLC, a Delaware limited liability company.
“Ensign Project Company” means Ensign Wind Energy, LLC, a Delaware limited liability company.
“Ensign Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately ninety-nine (99)-megawatts nameplate capacity, that are included in the Ensign Wind Project.
“Ensign Wind Project” means the approximately ninety-nine (99)-megawatt wind power electric generating facility located in Gray County, Kansas, including any ongoing development and construction with respect thereto.
“ESI” has the meaning given to it in the preamble to the Amendment.
“Estimated Working Capital” means an amount (which may be positive or negative) equal to the estimated working capital of the Acquired Companies as of the Closing Date, calculated based on all Pre-Closing Working Capital Input Updates set forth in cell “C9” in the worksheet labeled “Purchase Price Calculation” in the Updated Portfolio Project Model.
“Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.
“Facility” means, as applicable, any of (a) the Moonlight Bay Facilities, and (b) the Stargrass Facilities, individually, and, collectively, all of the foregoing are referred to herein as the “Facilities.”

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“Fish Springs Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of one hundred (100)-megawatts AC net capacity, that are included in the Fish Springs Solar Project.
“Fish Springs Solar Project” means the approximately one hundred (100)-megawatt solar photovoltaic electric generating facility located in Washoe County, Nevada, including any ongoing development and construction with respect thereto.
“Fish Springs Solar Project Company” means Fish Springs Ranch Solar, LLC, a Delaware limited liability company.
“Governmental Authorization” means any such Consents of any Governmental Authority as are set forth on Exhibit A hereto.
“Hubbard Project Company” means Hubbard Wind, LLC, a Delaware limited liability company.
“Hubbard Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately three hundred (300)-megawatts nameplate capacity, that are included in the Hubbard Wind Project.
“Hubbard Wind Project” means the approximately three hundred (300)-megawatt wind power electric generating facility located in Hill and Limestone Counties, Texas, including any ongoing development and construction with respect thereto.
“Interests” has the meaning given to it in paragraph 1 of Part II of this Acquired Companies Annex.
“Irish Creek Project Company” means Irish Creek Wind, LLC, a Delaware limited liability company.
“Irish Creek Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately three hundred and one (301)-megawatts nameplate capacity, that are included in the Irish Creek Wind Project.
“Irish Creek Wind Project” means the approximately three hundred and one (301)-megawatt wind power electric generating facility located in Marshall County, Kansas, including any ongoing development and construction with respect thereto.

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“Knowledge” means, when used in the Agreement with respect to Seller and relating to the transactions contemplated by this Acquired Companies Annex, the actual knowledge of the individuals listed on Schedule K to this Acquired Companies Annex with respect to matters identified therein, without any duty of inquiry.
“Little Blue Project Company” means Little Blue Wind Project, LLC, a Delaware limited liability company.
“Little Blue Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately two hundred and fifty-one (251)-megawatts nameplate capacity, that are included in the Little Blue Wind Project.
“Little Blue Wind Project” means the approximately two hundred and fifty-one (251)-megawatt wind power electric generating facility located in Webster and Franklin Counties, Nebraska, including any ongoing development and construction with respect thereto.
“Maximum Indemnification Amount” means fifteen percent (15%) of the Closing Purchase Price.
“Minco III Project Company” means Minco Wind Energy III, LLC, a Delaware limited liability company.
“Minco III Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately one hundred and seven (107)-megawatts nameplate capacity, that are included in the Minco III Wind Project.
“Minco III Wind Project” means the approximately one hundred and seven (107)-megawatt wind power electric generating facility located in Caddo, Canadian and Grady Counties, Oklahoma, including any ongoing development and construction with respect thereto.
“Minco Interconnection” means Minco IV & V Interconnection, LLC, a Delaware limited liability company.
“Moonlight Bay A&R LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Moonlight Bay Company, by and among Moonlight Bay Class A Holdings, as the Moonlight Bay Class A Member and as managing member, and the Moonlight Bay Class B Member(s) party thereto, dated as of August 20, 2021, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

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“Moonlight Bay Class A Holdings” means Moonlight Bay Class A Holdings, LLC, a Delaware limited liability company.
“Moonlight Bay Class A Member” means a “Class A Member” (as defined in the Moonlight Bay A&R LLC Agreement) of the Moonlight Bay Company.
“Moonlight Bay Class A Membership Interests” means the “Class A Membership Interests” (as defined in the Moonlight Bay A&R LLC Agreement) of the Moonlight Bay Company.
“Moonlight Bay Class B Member” means a “Class B Member” (as defined in the Moonlight Bay A&R LLC Agreement) of the Moonlight Bay Company.
“Moonlight Bay Company” means Moonlight Bay Renewables, LLC, a Delaware limited liability company.
“Moonlight Bay ECCA” means, with respect to any Moonlight Bay Project Company, the Equity Capital Contribution Agreement, and all amendments and supplements thereto (and any amendments and restatements thereof), entered into, or to be entered into, in connection with the issuance of Tax Equity Interests with respect to such Moonlight Bay Project Company (collectively, all such Equity Capital Contribution Agreements (and amendments and supplements thereto, and amendments and restatements thereof) with respect to the Tax Equity Financing for all Moonlight Bay Project Companies, the “Moonlight Bay ECCAs”).
“Moonlight Bay Facility” means, as applicable, any of (a) with respect to the Dodge Flat Solar Project Company, the Dodge Flat Solar Facility; (b) with respect to the Elora Solar Project Company, the Elora Solar Facility; (c) with respect to the Fish Springs Solar Project Company, the Fish Springs Solar Facility; (d) with respect to the Little Blue Project Company, the Little Blue Wind Facility; (e) with respect to the Minco III Project Company, the Minco III Wind Facility; and (f) with respect to the White Mesa Project Company, the White Mesa Wind Facility, individually, and, collectively, all of the foregoing are referred to herein as the “Moonlight Bay Facilities.”
“Moonlight Bay Project” means, as applicable, any of the Dodge Flat Solar Project, the Elora Solar Project, the Fish Springs Solar Project, the Little Blue Wind Project, the Minco III Wind Project, and the White Mesa Wind Project, individually, and collectively, all of the foregoing are referred to herein as the “Moonlight Bay Projects.”
“Moonlight Bay Project Company” means, as applicable, any of (a) the Dodge Flat Solar Project Company, (b) the Elora Solar Project Company, (c) the Fish Springs Solar Project Company, (d) the Little Blue Project Company, (e) the Minco III Project Company, and (f) the White Mesa Project Company, individually, and, collectively, all of the foregoing are referred to herein as the “Moonlight Bay Project Companies.”

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“Moonlight Bay Tax Equity Financing” means, with respect to the Moonlight Bay Project Companies, the transactions contemplated by the Moonlight Bay ECCAs.
“NEER” means NextEra Energy Resources, LLC, a Delaware limited liability company.

“NEP Contribution Effective Time” means the effective time of the contribution by Purchaser of all of the Class A Units to NEP Renewables Holdings III pursuant to a contribution agreement or similar agreement to be entered into between Purchaser and NEP Renewables Holdings III, following consummation of the Closing and prior to the CEPF Initial Closing.

“NEP Renewables Holdings III” means NEP Renewables Holdings III, LLC, a Delaware limited liability company.

“NEP Renewables III” means NEP Renewables III, LLC, a Delaware limited liability company.

“Network Upgrades” has the meaning, with respect to each Acquired Company, set forth in the applicable interconnection agreement to which such Acquired Company is a party.

“Neutral Auditor” means Duff & Phelps or, if Duff & Phelps is unwilling or unable to serve as Neutral Auditor under this Acquired Companies Annex, such other independent, internationally recognized accounting, valuation or consultant firm as shall be mutually agreed to by Purchaser and Seller.
“Outside Date” has the meaning given to it in paragraph 3 of Part VIII of this Acquired Companies Annex.
“Phase I Reports” means, collectively, each the environmental site assessments for each of the Projects, together with any bringdowns thereof, delivered to the Purchaser prior to the Effective Date.
“Portfolio Project Model” means the financial model for the Acquired Companies that consolidates the Project Models into one set of outputs for purposes of the calculation of certain adjustments to the Purchase Price as provided in Part III of this Acquired Companies Annex.
“Post-Closing Dispute Notice” has the meaning given to it in subparagraph 3(c) of Part III of this Acquired Companies Annex.
“Post-Closing Model Input Updates” means any changes to the value of the inputs set forth in the worksheets labeled “3rd Party Inputs” and/or “Tax Equity Inputs,” and/or cells “C214:C216” in the worksheet labeled “Portfolio Summary” and cell “I21:AD22” in the worksheet labeled “Inputs” in the Portfolio Project Model from the values of such inputs set forth

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in the Effective Date Portfolio Project Model, to the extent such changes result from (a) any Delayed Closing Model Input Updates, (b) any Pre-Closing Model Input Updates, or (c) any Delayed Asset Return Changes.
“Post-Closing Purchase Price Adjustment Payment” has the meaning given to it in subparagraph 3(e) of Part III of this Acquired Companies Annex.
“Post-Closing Updated Portfolio Project Model” has the meaning given to it in paragraph 3(c) of Part III of this Acquired Companies Annex.
“Post-Closing Working Capital Adjustment Payment” shall be an amount, if any, which amount may be a positive or negative number, equal to (a) Actual Working Capital minus (b) Estimated Working Capital.
“Post-Closing Working Capital Adjustments” has the meaning given to it in paragraph 3(c) of Part III of this Acquired Companies Annex.
“Power Purchase Agreement” means each of the agreements listed on Schedule 5.11(a)(i) to this Acquired Companies Annex and any other purchase and sale agreement with respect to the offtake of electricity, capacity, and ancillary services and any Contract for differences, in each case, to which any Acquired Company becomes a party after the Effective Date with respect to any of the Projects.
“Pre-Closing Dispute Notice” has the meaning given to it in paragraph 3(a) of Part III of this Acquired Companies Annex.
“Pre-Closing Model Input Updates” means any changes to the value of the inputs set forth in the worksheets labeled “3rd Party Inputs” and/or “Tax Equity Inputs,” and/or cells “C214:C216” in the worksheet labeled “Portfolio Summary” and cell “I21:AD22” in the worksheet labeled “Inputs” in the Portfolio Project Model from the values of such inputs set forth in the Effective Date Portfolio Project Model, to the extent such changes result from (a) the Bring-Down Consultant Reports (but excluding any matters included in such Bring-Down Consultant Reports that, if included, would have resulted in an increase to the Purchase Price after giving effect to the adjustments pursuant to paragraph 3 of Part VII), (b) any Tax Equity Financing Changes with respect to any of the Projects, (c) solely with respect to any Delayed Projects, any change to the date upon which Commercial Operation is expected to be achieved for such Delayed Project, from the date set forth in the Effective Date Portfolio Project Model, or (d) without limiting clause (c), any Project achieving Commercial Operation prior to Closing but after the applicable date set forth in the Effective Date Portfolio Project Model with respect to such Project.
“Pre-Closing Working Capital Input Updates” means the value of the Working Capital Inputs set forth in cell “A3:S28” in the worksheet labeled “Purchase Price Calculation” in the Portfolio Project Model set forth in the Updated Portfolio Project Model.

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“Project” means, as applicable, any of the Moonlight Bay Projects or the Stargrass Projects, individually, and, collectively, all of the foregoing are referred to herein as the “Projects.”
“Project Activities” means, as of any date, with respect to any Acquired Company, all activities performed or undertaken as of such date by such Acquired Company (and its subsidiaries) in connection with or related to the development (including design and engineering), financing, construction (including supply and installation), commissioning (including testing), ownership, operation, maintenance, and use of Projects and Facilities of such Acquired Company (or its subsidiaries).
“Project Company” means, as applicable, any of the Moonlight Bay Project Companies and the Stargrass Project Companies, individually, and, collectively, all of the foregoing are referred to herein as the “Project Companies.”

“Project Company Interests” means, with respect to any Project Company, the issued and outstanding Equity Interests of such Project Company and, with respect to all Project Companies, collectively, the issued and outstanding Equity Interests of all Project Companies.
“Project Financing Document” means, with respect to any Tax Equity Entity, the applicable Tax Equity ECCA and the Tax Equity A&R LLC Agreement entered into (or to be entered into) in connection with the consummation of the Tax Equity Financing for such Project Company, and, collectively, with respect to all of the Project Companies, all of the Tax Equity ECCAs and Tax Equity A&R LLC Agreements entered into, or to be entered into, in connection with the consummation of the Tax Equity Financing for all such Project Companies, the “Project Financing Documents.”
“Project Model” means, as applicable, the financial models for the Moonlight Bay Project Companies or the Stargrass Project Companies, in each case, that have been agreed to by the Parties as of the Effective Date as the models to be used for purposes of the calculation of the adjustments to the Base Purchase Price and Purchase Price as provided in Part III of this Acquired Companies Annex (and such financial models for any Project, collectively, the “Project Models”).
“PTC” means the renewable electricity production credit under Section 45 of the Code (including generation-based federal tax credits under Section 45 of the Code or any other applicable sections of the Code).
“PUCT” means the Public Utility Commission of Texas or any successor agency.
“PUHCA” means the Public Utility Holding Company Act of 2005 and FERC’s regulations thereunder.
“PURA” means the Public Utility Regulatory Act, Tex. Util. Code Ann. §§ 11.001 – 66.017 (West 2016 & Supp. 2021) and the regulations of the PUCT thereunder.

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“Purchase Price” has the meaning given to it in subparagraph 3(f) of Part III of this Acquired Companies Annex.
“Purchaser Consents” means the Consents set forth under the heading “Purchaser Consents” in Schedule 7.1 to this Acquired Companies Annex.
“Quinebaug Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of forty-nine (49)-megawatts AC net capacity, that are included in the Quinebaug Solar Project.
“Quinebaug Solar Project” means the approximately forty-nine (49)-megawatt solar photovoltaic electric generating facility located in Windham County, Connecticut, including any ongoing development and construction with respect thereto.
“Quinebaug Solar Project Company” means Quinebaug Solar, LLC, a Delaware limited liability company.
“Quitman II Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of one hundred and fifty (150)-megawatts AC net capacity, that are included in the Quitman II Solar Project.
“Quitman II Solar Project” means the approximately one hundred and fifty (150)-megawatt solar photovoltaic electric generating facility located in Brooks County, Georgia, including any ongoing development and construction with respect thereto.
“Quitman II Solar Project Company” means Quitman II Solar, LLC, a Delaware limited liability company.
“Remaining Disputed Matters” has the meaning given to it in subparagraph 3(d) of Part III of this Acquired Companies Annex.
“Returned Asset Value” means the amount, with respect to each Returned Project, as set forth in cell “C26” in the worksheet labeled “Purchase Price Calculation” in the Portfolio Project Model.
“Returned Assets” has the meaning given to it in subparagraph 3(a) of Part VII of this Acquired Companies Annex.
“Returned Project” has the meaning given to it in subparagraph 3(a) of Part VII of this Acquired Companies Annex.

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“Returned Project Company” has the meaning given to it in subparagraph 3(a) of Part VII of this Acquired Companies Annex.
“Sellco” has the meaning given to it in the preamble to the Amendment.

“Sellco II” has the meaning given to it in the preamble to the Amendment.

“Seller” has the meaning given to it in the preamble to the Amendment.

“Seller Consents” means the Consents set forth under the heading “Seller Consents” in Schedule 7.1 to this Acquired Companies Annex.

“Star Moon Class A Member” means a “Class A Member” (as defined in the Star Moon Holdings A&R LLC Agreement) of the Company.

“Star Moon Holdings A&R LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, substantially in the form attached as Exhibit C, to be entered into by and among (a) NEP Renewables Holdings III, as manager, (b) SIP SellCo II, LLC, as Class B Member and as Class B Member Representative, and (c) as Class A Member, each of the following: (i) SellCo II, from the Effective Date (as defined therein) until the Closing, (ii) Purchaser, effective as of the Closing through the NEP Contribution Effective Time, (iii) NEP Renewables Holdings III, effective as of the NEP Contribution Effective Time through the CEPF Initial Closing, and (iv) NEP Renewables III, effective from and after the CEPF Initial Closing, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“Stargrass A&R LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Stargrass Company, by and among Stargrass Class A Holdings, as the Stargrass Class A Member and as managing member, and the Stargrass Class B Member(s) party thereto, dated as of July 30, 2021, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Stargrass Class A Holdings” means Stargrass Class A Holdings, LLC, a Delaware limited liability company.
“Stargrass Class A Member” means a “Class A Member” (as defined in the Stargrass A&R LLC Agreement) of the Stargrass Company.
“Stargrass Class A Membership Interests” means the “Class A Membership Interests” (as defined in the Stargrass A&R LLC Agreement) of the Stargrass Company.
“Stargrass Class B Member” means a “Class B Member” (as defined in the Stargrass A&R LLC Agreement) of the Stargrass Company.

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“Stargrass Company” means Stargrass, LLC, a Delaware limited liability company.
“Stargrass ECCA” means, with respect to any Stargrass Project Company, the Equity Capital Contribution Agreement, and all amendments and supplements thereto (and any amendments and restatements thereof), entered into, or to be entered into, in connection with the issuance of Tax Equity Interests with respect to such Stargrass Project Company (collectively, all such Equity Capital Contribution Agreements (and amendments and supplements thereto, and amendments and restatements thereof) with respect to the Tax Equity Financing for all Stargrass Project Companies, the “Stargrass ECCAs”).
“Stargrass Facility” means, as applicable, any of (a) with respect to the Borderlands Project Company, the Borderlands Facility; (b) with respect to the Cool Springs Solar Project Company, the Cool Springs Solar Facility; (c) with respect to the Ensign Project Company, the Ensign Wind Facility; (d) with respect to the Hubbard Project Company, the Hubbard Wind Facility; (e) with respect to the Irish Creek Project Company, the Irish Creek Wind Facility; (f) with respect to the Quinebaug Solar Project Company, the Quinebaug Solar Facility; and (g) with respect to the Quitman II Solar Project Company, the Quitman II Solar Facility, individually, and, collectively, all of the foregoing are referred to herein as the “Stargrass Facilities.”
“Stargrass Project” means, as applicable, any of the Borderlands Wind Project, the Cool Springs Solar Project, the Ensign Wind Project, the Hubbard Wind Project, the Irish Creek Wind Project, the Quinebaug Solar Project, and the Quitman II Solar Project, individually, and, collectively, all of the foregoing are referred to herein as the “Stargrass Projects.”
“Stargrass Project Company” means, as applicable, any of (a) the Borderlands Project Company, (b) the Cool Springs Solar Project Company, (c) the Ensign Project Company, (d) the Hubbard Project Company, (e) the Irish Creek Project Company, (f) the Quinebaug Solar Project Company, and (g) the Quitman II Solar Project Company, individually, and, collectively, all of the foregoing are referred to herein as the “Stargrass Project Companies.”
“Stargrass Tax Equity Financing” means, with respect to the Stargrass Project Companies, the transactions contemplated by the Stargrass ECCAs.

“Subcontractor Delay Liquidated Damages” means any payments received by any of the Acquired Companies designated as compensation for any delay or liquidated damages relating to the construction, development, or testing of any Project (including any payment received under any turbine or module supply agreement, or module or turbine construction contract).

“Tax Equity A&R LLC Agreements” means the Moonlight Bay A&R LLC Agreement, the Stargrass A&R LLC Agreement, and the limited liability company agreement of any other Acquired Company (or any subsidiaries thereof) that, following the Effective Date, shall have issued and outstanding Tax Equity Interests, in each case, as such agreement is in effect as of the

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Effective Date (if applicable), and as may be thereafter amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“Tax Equity Class A Membership Interests” means the Moonlight Bay Class A Membership Interests and the Stargrass Class A Membership Interests, collectively, or individually as the context requires.
“Tax Equity ECCA” means, as applicable, each Moonlight Bay ECCA, each Stargrass ECCA, and each equity capital contribution agreement (or comparable membership interest or other purchase agreement) with respect to any other Acquired Company (or subsidiaries thereof) that, following the Effective Date, shall have issued and outstanding Tax Equity Interests, in each case, as such agreement is in effect as of the Effective Date (if applicable), and as may be thereafter amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, and, all such agreements, collectively, the “Tax Equity ECCAs.”
“Tax Equity Entity” means, as applicable, the Moonlight Bay Company and the Stargrass Company (in each case, for so long as it has outstanding Tax Equity Interests), and any other Acquired Company or other present or future subsidiary of any Acquired Company that shall have outstanding Tax Equity Interests (for so long as such Tax Equity Interests remain outstanding), and, all such entities, collectively, the “Tax Equity Entities.”
“Tax Equity Financing” means the Moonlight Bay Tax Equity Financing and the Stargrass Tax Equity Financing, collectively, or individually as the context requires.
“Tax Equity Financing Change” means an event in which any portion of the Tax Equity Financing with respect to any Project shall have been consummated after the Effective Date on economic terms that affect the value of the Tax Equity Inputs (as compared to the value of such Tax Equity Inputs set forth in the Effective Date Portfolio Project Model), but solely if and to the extent resulting from a change in (a) the amount or timing of Tax Equity Paygo Payments (or the calculation thereof), (b) the Targeted Flip Date (as such term is defined in the Tax Equity A&R LLC Agreements), or (c) the percentage of net profits or net losses of the Tax Equity Entities allocated to the Tax Equity Class A Membership Interests.
“Tax Equity Inputs” means the inputs to the Portfolio Project Model in the worksheets labeled “BAML Tax Equity - Inputs” and/or “JPM Tax Equity – Inputs,” in each case, subject to adjustment in accordance with Part III of this Acquired Companies Annex.
“Tax Equity Interests” means, as of any date, such Equity Interests, if any, of any Acquired Company (or subsidiary thereof), held by Tax Equity Investors as of such date.
“Tax Equity Investors” means, as of any date, the holders, as of such date, of issued and outstanding Equity Interests of any Acquired Company (or subsidiary thereof) that were issued pursuant to the applicable Project Financing Documents.

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“Tax Equity Paygo Payment” means, as applicable, the Moonlight Bay Paygo Payments and the Stargrass Paygo Payments, and, with respect to any other Acquired Company that shall issue Tax Equity Interests, the proceeds received by such Acquired Company in respect of any capital contributions made by the applicable Tax Equity Investors with respect to PTCs, and all such proceeds, collectively, the “Tax Equity Paygo Payments.”
“Title Company” means, with respect to each Title Policy, the title insurance company set forth (or to be set forth) with respect to such Title Policy on Schedule Title Policies to this Acquired Companies Annex.
“Title Policy” means, as applicable, any owner’s policy of title insurance set forth (or to be set forth) on Schedule Title Policies to this Acquired Companies Annex. Notwithstanding any other provision of the Agreement or this Acquired Companies Annex, Seller shall be permitted to update Schedule Title Policies after the Effective Date and prior to Closing.
“Updated Portfolio Project Model” has the meaning given to it in subparagraph 3(a) of Part III of this Acquired Companies Annex.
“White Mesa Project Company” means White Mesa Wind, LLC, a Delaware limited liability company.
“White Mesa Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately five hundred and one (501)-megawatts nameplate capacity, that are included in the White Mesa Wind Project.
“White Mesa Wind Project” means the approximately five hundred and one (501)-megawatt wind power electric generating facility located in Crockett County, Texas, including any ongoing development and construction with respect thereto.
“Working Capital Inputs” means the inputs in cell “A1:S50” in the worksheet labeled “Working Capital Inputs” in the Portfolio Project Model.

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PART II: ACQUIRED INTERESTS AND OWNERSHIP STRUCTURE

1.The “Interests” to be acquired are one hundred percent (100%) of the Class A Units of the Company.
2.As of immediately prior to the Closing, Seller will be the sole Star Moon Class A Member and the sole owner of one hundred percent (100%) of the Class A Units of the Company.

3.As of immediately prior to the Closing, the Company will be the sole member and owner of one hundred percent (100%) of the Equity Interests in each of Moonlight Bay Class A Holdings and Stargrass Class A Holdings.

4.As of immediately prior to the Closing, Moonlight Bay Class A Holdings will be the sole Moonlight Bay Class A Member and owner of one hundred percent (100%) of the outstanding Moonlight Bay Class A Membership Interests.

5.As of immediately prior to the Closing, Stargrass Class A Holdings will be the sole Stargrass Class A Member and owner of one hundred percent (100%) of the outstanding Stargrass Class A Membership Interests.

6.As of immediately prior to the Closing, Minco III Project Company will be the managing member and an owner of Equity Interests of Minco Interconnection that, as of the date hereof, constitute twenty-seven and four one-hundredths of a percent (27.04%) of the outstanding Equity Interests of Minco Interconnection. The other members and owners of outstanding Equity Interests of Minco Interconnection as of the date hereof are listed on Schedule 5.2 to this Acquired Companies Annex.

7.As of immediately prior to the Closing, the Borderlands Project Company will be the sole member of, and sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Borderlands Holdings.

8.As of immediately prior to the Closing, (a) the Moonlight Bay Company will be the sole member of, and sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of, each of the Moonlight Bay Project Companies, and (b) the Stargrass Company will be the sole member of, and owner of one hundred percent (100%) of the issued and outstanding Equity Interests of, each of the Stargrass Project Companies.

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PART III: TRANSACTION TERMS AND CONDITIONS
1.Transaction; Purchase Price.
(a)At the Closing, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date, all of Seller’s right, title and interest in, to and under the Interests. The aggregate consideration to be paid by Purchaser for the purchase of the Interests to which this Acquired Companies Annex applies shall consist of payment, as provided in paragraph 2 of this Part III, of the following:
i.an amount equal to the Closing Purchase Price, which amount shall be paid by Purchaser to Seller at the Closing, as provided in paragraph 2 of this Part III; plus or minus(as applicable)
ii.an amount equal to the Post-Closing Purchase Price Adjustment Payment, if any, which amount may be a positive or negative number, and which amount, if applicable, shall be paid as provided in subparagraph 3(e) of this Part III; plus or minus(as applicable)
iii.an amount equal to the Post-Closing Working Capital Adjustment Payment, if any, which amount may be a positive or negative number, and which amount, if applicable, shall be paid as provided in subparagraph 3(e) of this Part III; minus
iv.if there shall be a Delayed Asset Return, an amount equal to the Delayed Asset Return Payment, to the extent payable by Seller pursuant to paragraph 3 of Part VII.
(b)The Portfolio Project Model agreed upon by the Parties as of the Effective Date is attached hereto as the “Effective Date Portfolio Project Model”. The Effective Date Portfolio Project Model sets forth the Base Purchase Price agreed upon by the Parties as of the Effective Date. The Base Purchase Price shall be adjusted prior to the Closing (i) by the amount of Estimated Working Capital (whether positive or negative), and (ii) any adjustments resulting from Pre-Closing Model Input Updates (if any) pursuant to paragraph 1(c) of this Part III.
(c)In connection with Seller’s delivery to Purchaser of the Updated Portfolio Project Model, if any, required pursuant to paragraph 3(a) of this Part III, such Updated Portfolio Project Model shall include any Pre-Closing Working Capital Input Updates. Contemporaneous with Seller’s delivery of the Updated Portfolio Project Model, Seller shall deliver to Purchaser (i) a calculation of the Estimated Working Capital, if any, as determined in good faith by Seller, and (ii) a reasonably detailed

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calculation of Estimated Working Capital, including the components of any Pre-Closing Working Capital Input Updates. Seller shall provide Purchaser with an opportunity to comment upon Seller’s calculation of Estimated Working Capital, and Seller shall consider any such comments in good faith and shall make such adjustments (if any) to Seller’s calculation of Estimated Working Capital based on any such comments in accordance with the procedures set forth in paragraph 3(a) of this Part III.
2.Manner and Forms of Payment of Purchase Price. The Closing Purchase Price shall be paid in cash on the Closing Date by wire transfer of immediately available U.S. funds to such account or accounts as Seller may specify in a written notice given to Purchaser at least two (2) Business Days prior to the Closing Date. All payments made following the Closing Date of any amounts due to Seller as an adjustment to the Purchase Price shall be made by wire transfer of immediately available U.S. funds to one of the accounts previously specified by Seller and selected by Purchaser unless one of such accounts or another account is specified by Seller in a written notice given to Purchaser (not less than two (2) Business Days prior to the date on which any such payment is due to be made). All payments made following the Closing Date of any amounts due to Purchaser as an adjustment to the Purchase Price shall be made by wire transfer of immediately available U.S. funds to such account or accounts as Purchaser may specify in a written notice given to Seller (not less than two (2) Business Days) prior to the date on which any such payment is due to be made.
3.Purchase Price Calculation and Adjustments.
(a)Prior to the Closing Date, Seller shall deliver to Purchaser (i) (A) bring-down reports for those due diligence reports from the independent engineer and insurance consultant with respect to each of the Projects, to the extent of due diligence reports dated earlier than ninety (90) days prior to the Closing Date and (B) bring-down reports for those due diligence reports from the environmental consultant with respect to each of the Projects to the extent of due diligence reports dated earlier than one hundred and eighty (180) days prior to the Closing Date (or, in lieu thereof, written confirmation from the independent engineer, insurance consultant or environmental consultant that there were no material adverse changes to such engineer’s or consultant’s report used, in part, as the basis for the Effective Date Portfolio Project Model) (collectively, the “Bring-Down Consultant Reports”), and (ii) the Portfolio Project Model revised, if necessary, to reflect any Pre-Closing Model Input Updates (the “Updated Portfolio Project Model”); provided that (A) without the prior written consent of Purchaser, the Updated Portfolio Project Model shall not reflect any changes to the value of any inputs, assumptions or methodology contained in the Portfolio Project Model from the values of such inputs, assumptions or methodology set forth in the Effective Date Portfolio Project Model, other than any Pre-Closing Model Input Updates, (B) the Updated Portfolio Project Model shall

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utilize each of the same case assumptions used and agreed to in connection with the Effective Date Portfolio Project Model, as such cases are updated to reflect any Pre-Closing Model Input Updates, and (C) if there shall be any Delayed Assets, Seller shall only be required to deliver to Purchaser prior to the Closing any Bring-Down Consultants Reports it actually receives prior to the Closing. The first calendar period reflected in the Updated Portfolio Project Model shall be adjusted such that the measurement period thereof shall begin on the Closing Date. The Updated Portfolio Project Model shall include the proposed resulting adjustment, if any, to the amount of the Base Purchase Price, after giving effect to the Pre-Closing Model Input Updates, that results in a return to Purchaser as set forth in cell “D42” in the worksheet labeled “DCF.” Seller shall provide Purchaser with an opportunity to comment upon the Updated Portfolio Project Model, and Seller shall consider any such comments in good faith and shall make such adjustments (if any) to the Updated Portfolio Project Model based on any such comments as Seller shall determine in good faith are appropriate. In the event that Seller determines not to make adjustments to the Updated Portfolio Project Model based on any such comments provided by Purchaser, then, at least one (1) Business Day prior to the Closing, Purchaser shall have the right to submit to Seller a written dispute notice with respect to such comments to the Updated Portfolio Project Model (describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute) (any such written notice, the “Pre-Closing Dispute Notice”). All such disputed items set forth in a Pre-Closing Dispute Notice shall be resolved, together with all disputed items set forth in a Post-Closing Dispute Notice (if any) delivered pursuant to paragraph 3(c) and/or paragraph 3(d) of this Part III.
(b)The Updated Portfolio Project Model delivered by Seller, subject to adjustment to reflect changes, if any, made by Seller, after considering in good faith any comments made by Purchaser pursuant to paragraph 3(a) of this Part III, shall be utilized by the Parties in determining the Closing Purchase Price, and shall be final and binding on the Parties with respect thereto, except for any items set forth in a Pre-Closing Dispute Notice, and subject to any adjustments to the Closing Purchase Price to reflect any Post-Closing Model Input Updates in connection with the Post-Closing Updated Portfolio Project Model (if any) pursuant to paragraph 3(c) and/or paragraph 3(d) of this Part III. Except for (i) any disputes set forth in a Pre-Closing Dispute Notice delivered prior to the Closing pursuant to and in accordance with paragraph 3(c) of this Part III or a Post-Closing Dispute Notice delivered after the Closing pursuant to paragraph 3(c) of this Part III, and, (ii) to the extent any adjustments to the Purchase Price are made after the Closing in connection with the Post-Closing Updated Portfolio Project Model pursuant to paragraph 3(c) and/or paragraph 3(d) of this Part III, as applicable, then (i) the Updated Portfolio Project Model shall be deemed to be the Closing Portfolio Project Model for all purposes of the Agreement and this Acquired Companies Annex, (ii) the Base Purchase Price

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shall be adjusted prior to the Closing only by the Estimated Working Capital and by the amount of any adjustments to the Base Purchase Price (if any) that were included in the Updated Portfolio Project Model as delivered by Seller pursuant to this subparagraph 3(b), unless otherwise mutually agreed upon by the Parties prior to Closing. No adjustments shall be made to the Closing Purchase Price at any time following the Closing, other than in connection with any updates to the Post-Closing Updated Portfolio Project Model pursuant to paragraph 3(c) and/or paragraph 3(d) of this Part III. Seller shall use its good faith, Commercially Reasonable Efforts not to (and to cause its controlled Affiliates and the Project Companies to use their good faith, Commercially Reasonable Efforts not to) take any action prior to the Closing that would reasonably be expected to impact or alter the Pre-Closing Model Input Updates except to the extent required by the Agreement and this Acquired Companies Annex or any Project Financing Document.
(c)Within sixty (60) days after the Closing Date, or if there shall be any Delayed Asset(s), then within sixty (60) days after the earlier to occur of (i) the last of the Delayed Asset Closing(s) with respect to all Delayed Assets or (ii) the Delayed Asset Outside Date, Seller shall prepare and deliver to Purchaser a schedule of any proposed Closing Working Capital Input Updates and the proposed resulting adjustments, if any, to the amount of Estimated Working Capital, solely to the extent such adjustments result from the Closing Working Capital Input Updates (collectively, the “Post-Closing Working Capital Adjustments”), as determined in good faith by Seller to calculate the Actual Working Capital, together with a reasonably detailed calculation of such Post-Closing Working Capital Input Updates and the Post-Closing Working Capital Adjustments. Concurrently with the delivery of such schedule, Seller shall deliver to Purchaser the Updated Portfolio Project Model revised, if necessary (the “Post-Closing Updated Portfolio Project Model”), to reflect (i) any Post-Closing Working Capital Input Updates and the proposed resulting Post-Closing Working Capital Adjustments, if any, and (ii) any Post-Closing Model Input Updates, and any proposed adjustments to the Closing Purchase Price, after giving effect to the Post-Closing Model Input Updates, that result in a return to Purchaser as set forth in cell “D42” in the worksheet labeled “DCF.” If, within fifteen (15) days following Seller’s delivery of the Post-Closing Updated Portfolio Project Model, Purchaser delivers a written dispute notice to Seller (describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute) (such written notice, a “Post-Closing Dispute Notice”), such disputed items shall be subject to the dispute resolution provisions set forth in paragraph 3(d) of this Part III below. If Purchaser does not deliver a Post-Closing Dispute Notice to Seller within fifteen (15) days following Seller’s delivery of the proposed Post-Closing Model Input Updates and Post-Closing Updated Portfolio Project Model, then such Post-Closing Updated Portfolio Project Model delivered by Seller (including the Post-Closing Working Capital Adjustments and

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Post-Closing Model Input Updates, if any, set forth therein) shall be final and binding on the Parties for all purposes of the Agreement and this Acquired Companies Annex and no adjustment shall be made to the Estimated Working Capital, or the Closing Purchase Price, other than (x) those Post-Closing Working Capital Adjustments and adjustments to the Closing Purchase Price, if any, set forth in the Post-Closing Updated Portfolio Project Model, after giving effect to the Post-Closing Model Input Updates, that result in a return to Purchaser as set forth in cell “D42” in the worksheet labeled “DCF” and (y) any disputes to the Updated Portfolio Project Model set forth in a Pre-Closing Dispute Notice. If Purchaser timely delivers a Post-Closing Dispute Notice pursuant to this paragraph 3(c) of this Part III, then Seller and Purchaser shall in good faith attempt to resolve the particular items and values that are identified in the Post-Closing Dispute Notice (together with any remaining disputes identified in any Pre-Closing Dispute Notice) for a period of not less than ten (10) days commencing on the date on which the Post-Closing Dispute Notice is delivered to Seller.
(d)To the extent that any particular items or values identified in a Pre-Closing Dispute Notice or Post-Closing Dispute Notice, in each case, timely delivered by Purchaser are not agreed upon by the Parties pursuant to this paragraph 3(d) of this Part III (such items or values, collectively, the “Remaining Disputed Matters”), then either Seller or Purchaser shall be entitled to submit any such Remaining Disputed Matters to the Neutral Auditor for resolution of such dispute by delivering a written notice to the Neutral Auditor, with a copy to the other Party, describing in reasonable detail the specific line items and values comprising the Remaining Disputed Matters (and the reasons for such dispute) and such Party’s proposed resolution (and value) of each Remaining Disputed Matter. The other Party shall be entitled to submit to the Neutral Auditor its proposed resolution (and value) of each Remaining Disputed Matter (and reasons therefor). In submitting any Remaining Disputed Matters to the Neutral Auditor, each of the Parties shall concurrently furnish, at its own expense, to the Neutral Auditor and the other Party such documents and information as the Neutral Auditor may reasonably request. Seller and Purchaser shall, and they shall direct their respective Representatives to, cooperate fully with the Neutral Auditor, at their own expense. The Neutral Auditor, acting as an expert and not an arbitrator, shall resolve all Remaining Disputed Matters by determining the values to be ascribed thereto and the resulting adjustments to the Closing Purchase Price. The Parties hereby agree that the Neutral Auditor shall decide only the values ascribed to the specific Remaining Disputed Matters in accordance with this paragraph 3 of this Part III (provided that the Neutral Auditor shall not ascribe a value to any Remaining Disputed Matter that is (i) greater than the greater of the two amounts submitted by the Parties for such Remaining Disputed Matter, or (ii) lower than the lowest of the two amounts submitted by the Parties for such Remaining Disputed Matter; and provided, further, that following a determination of the Neutral Auditor with respect

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to any Remaining Disputed Matter(s), the Closing Portfolio Project Model shall be updated by the Parties as necessary to reflect any change in value ascribed to any specific Remaining Disputed Matters that are determined by the Neutral Auditor). The Neutral Auditor shall, within thirty (30) days after submission of any such dispute, deliver to Seller and Purchaser a written determination of the amounts for each of the Remaining Disputed Matters, determined in accordance with the terms of this paragraph 3 of this Part III as applicable), including any resulting adjustment to the Closing Purchase Price and/or Post-Closing Model Input Updates. The determination of the Neutral Auditor pursuant to this paragraph 3(d) of this Part III shall be final, binding and conclusive on the Parties and their respective Affiliates, Representatives, successors and assigns. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor will be borne equally by Seller and Purchaser. Notwithstanding any provision in the Agreement and this Acquired Companies Annex to the contrary, the dispute resolution mechanism contained in this paragraph 3(d) of this Part III shall be the exclusive mechanism for resolving disputes, if any, regarding the calculation of (A) items or values of Post-Closing Working Capital Input Updates and/or Post-Closing Model Input Updates, in each case, to the extent that such items or values are Remaining Disputed Matters, and (B) the amount of resulting Post-Closing Working Capital Adjustments or adjustments to the Closing Purchase Price, as applicable, to be made, if any, in accordance with the terms hereof; provided, however, that, at any time, Seller and Purchaser may agree in writing to settle any or all of the Remaining Disputed Matters submitted to the Neutral Auditor, which agreement shall be final, conclusive and binding upon all of the Parties with respect to such Remaining Disputed Matter(s) so resolved; provided that the Parties shall promptly provide a copy of such agreement to the Neutral Auditor and instruct the Neutral Auditor not to consider or resolve such agreed-upon Remaining Disputed Matter(s), it being agreed that if the Neutral Auditor nonetheless renders any determination regarding any such agreed-upon Remaining Disputed Matter(s) for any reason, such determination shall have no effect and the agreement of the Parties shall control.
(e)The Post-Closing Updated Portfolio Project Model as finally determined in accordance with subparagraph 3(c) and/or subparagraph 3(d) of this Part III, as applicable, shall be deemed to be the Closing Portfolio Project Model for all purposes of the Agreement and this Acquired Companies Annex.
(i)If any final determination or resolution of items or values, including as may be set forth in a Pre-Closing Dispute Notice or Post-Closing Dispute Notice, shall include (A) an adjustment to the Closing Purchase Price, as finally determined in accordance with paragraph 3(c) and/or paragraph 3(d) of this Part III, as applicable (a “Post-Closing Purchase Price Adjustment Payment”), and/or (B) a Post-Closing

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Working Capital Adjustment, in each case, as finally determined in accordance with paragraph 3(c) and/or paragraph 3(d) of this Part III then:
A.if the sum of any such Post-Closing Purchase Price Adjustment Payment and Post-Closing Working Capital Adjustment Payment results in a determination of a Purchase Price that is lower than the amount of the Closing Purchase Price actually paid, or caused to be paid, by Purchaser at Closing, then Seller shall pay to Purchaser an amount in cash equal to the absolute value of the amount of such deficit (as finally resolved in accordance with this paragraph 3 of this Part III), payable in accordance with subparagraph 3(e)(ii) below; and
B.if the sum of any such Post-Closing Purchase Price Adjustment Payment and Post-Closing Working Capital Adjustment Payment results in a determination of a Purchase Price that is higher than the Closing Purchase Price actually paid, or caused to be paid, at Closing, then Purchaser shall pay to Seller an amount in cash equal to the absolute value of the amount of such difference (as finally resolved in accordance with this paragraph 3 of this Part III), payable in accordance with subparagraph 3(e)(ii) below.
(ii)Any such payment pursuant to (A) or (B) above shall be due and payable within three (3) Business Days after the determination of the Post-Closing Working Capital Adjustment Payment and/or Post-Closing Purchase Price Adjustment Payment, as applicable, (as finally resolved in accordance with this paragraph 3 of this Part III).
(f)As used herein, “Purchase Price” shall mean the Closing Purchase Price, as finally adjusted and determined pursuant to paragraph 3(c) and/or paragraph 3(d) of this Part III, as applicable. The Purchase Price, as so determined, shall be final and binding on the Parties for all purposes of the Agreement and this Acquired Companies Annex.
(g)All payments made pursuant to this paragraph 3 of this Part III shall be treated by the Parties as an adjustment to the Purchase Price for all purposes of the Agreement and this Acquired Companies Annex, including Tax purposes unless otherwise required by law.

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PART IV: ADDITIONAL CLOSING DELIVERABLES
1.Additional Seller Closing Deliverables. In addition to the certificates, agreements and other documents expressly required by Section 3.2 of the Agreement to be delivered by Seller at or prior to the applicable Closing in connection with the Acquired Companies Acquisition to which this Acquired Companies Annex applies, at the Closing, Seller shall deliver to Purchaser the following certificates, agreements and other documents (if “none” is written below, then there are no additional Seller Closing deliverables):
(a)the Build-Out Agreement, duly executed by NEER and the Company; and
(b)a counterpart, duly executed by Seller, of the Star Moon Holdings A&R LLC Agreement.
2.Additional Purchaser Closing Deliverables. In addition to the certificates, agreements and other documents expressly required by Section 3.3 of the Agreement to be delivered by Purchaser at or prior to the applicable Closing in connection with the Acquired Companies Acquisition to which this Acquired Companies Annex applies, at the Closing, Purchaser shall deliver to Seller the following certificates, agreements and other documents (if “none” is written below, then there are no additional Purchaser Closing deliverables):
(a)a counterpart, duly executed by each of Purchaser, NEP Renewables Holdings III and NEP Renewables III, of the Star Moon Holdings A&R LLC Agreement.

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PART V: ADDITIONAL CLOSING CONDITIONS
1.Both Parties’ Obligation to Close. In addition to the conditions to each Party’s respective obligations to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.4 of the Agreement, the respective obligations of each Party to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies are subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by agreement of Seller and Purchaser in whole or in part to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.4 of the Agreement):
(a)all Governmental Authorizations required to consummate the Closing shall have been filed or obtained and shall be in full force and effect on the Closing Date, and all waiting periods imposed by any Governmental Authority in respect thereof shall have expired; provided, however, that the absence of any rehearing or appeal and the expiration of any rehearing or appeal period with respect to any of the foregoing shall not constitute a condition to Closing hereunder;
(b)at least ten (10) of the Projects, representing an aggregate name plate capacity of at least two (2)-gigawatts, (i) shall have achieved Commercial Operation and the total nameplate capacity that has been installed, commissioned and placed-in-service at each such applicable Project shall satisfy the requirements with respect to total nameplate capacity under the applicable Power Purchase Agreement for such Project, and (ii) the Tax Equity Financing for each such Project shall have been consummated (excluding with respect to Deferred Contributions and other post-closing obligations set forth in the applicable Project Financing Documents), pursuant to and substantially in accordance with the terms of the applicable Tax Equity ECCA; and
(c)the Project Financing Documents shall be in full force and effect, except for any Project Financing Documents relating to any Delayed Projects, as determined pursuant to paragraph 2 of Part VII of this Acquired Companies Annex (but subject to subparagraph 1(b) of this Part V of this Acquired Companies Annex).
2.Seller’s Obligation to Close. In addition to the conditions to Seller’s obligation to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies, as set forth in Section 3.5 of the Agreement, the obligation of Seller to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies is subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Seller in whole or in part on or prior to the Closing Date, to the extent permitted by

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applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.5 of the Agreement):
(a)none.
3.Purchaser’s Obligation to Close. In addition to the conditions to Purchaser’s obligation to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.6 of the Agreement, the obligation of Purchaser to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies is subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Purchaser in whole or in part to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.6 of the Agreement):
(a)The Company and NEER shall have executed and delivered, on or prior to the Closing Date, the Build-Out Agreement, which shall remain in full force and effect;
(b)the CEPF MIPA shall be in full force and effect; and

(c)each of the conditions to the CEPF Initial Closing set forth in the CEPF MIPA shall be capable of satisfaction at the CEPF Initial Closing within three (3) Business Days following the Closing Date.

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PART VI: ADDITIONAL REPRESENTATIONS AND WARRANTIES:
1.Additional Seller Representations and Warranties: In addition to the representations and warranties of Seller set forth in Article IV of the Agreement, Seller hereby represents and warrants to Purchaser (if “none” is written below, then there are no additional representations and warranties under Article IV of the Agreement):
(a)none.
2.Additional Seller Representations and Warranties in respect of the Acquired Companies: In addition to the representations and warranties of Seller set forth in Article V of the Agreement, Seller hereby represents and warrants to Purchaser (if “none” is written below, then there are no additional representations and warranties under Article V of the Agreement):
(a)none.
3.Additional Purchaser Representations and Warranties: In addition to the representations and warranties of Purchaser set forth in Article VI of the Agreement, Purchaser hereby represents and warrants to Seller (if “none” is written below, then there are no additional representations and warranties under Article VI of the Agreement):
(a)none.

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PART VII: ADDITIONAL COVENANTS AND AGREEMENTS
1.Allocation of Purchase Price.
(a)For Tax purposes, the Purchase Price (including any adjustments thereto pursuant to paragraph 3 of Part III of this Acquired Companies Annex) shall be allocated among the assets of the Acquired Companies in a manner consistent with the cost segregation reports for each underlying project.
(b)Seller shall cause valid elections under Section 754 of the Code (and any corresponding provisions of state and local Tax Law) to be in effect for each of the Acquired Companies for the taxable period in which Purchaser acquires the Interests.
2.Commercial Operation; Tax Equity Financing.
(a)Seller shall, and shall cause each of the applicable Acquired Companies (and their subsidiaries) to, use their respective Commercially Reasonable Efforts to take such actions as are necessary or appropriate to (i) cause each of the Projects to have achieved Commercial Operation and (ii) cause the Tax Equity Financing to have been consummated with respect to each of the Projects; provided that, subject to subparagraph 1(c) of Part V of this Acquired Companies Annex, to the extent that any Project shall not have achieved Commercial Operation or if the Tax Equity Financing with respect to any Project shall not have been consummated prior to the Closing, then (A) Seller shall provide Purchaser with written notice thereof at least five (5) Business Days prior to the Closing Date; and (B) upon delivery of such notice, (x) such Project shall be deemed to be a Delayed Project, the Equity Interests in the Project Company that owns such Project shall be deemed to be Delayed Assets, and such Project Company shall be deemed to be a Delayed Project Company, and (y) the Effective Date Portfolio Project Model shall be adjusted, based on the Pre-Closing Model Input Updates and pursuant to subparagraph 3(b) of Part III of this Acquired Companies Annex, to reflect the change in the date upon which Commercial Operation is expected to be achieved for such Delayed Project from the date on which such Commercial Operation was estimated to occur in the Effective Date Portfolio Project Model.
(b)In the event that, pursuant to in paragraph 2(a) of Part VII, there are any Delayed Assets at the Closing, then from and after the Closing until the earlier of (i) the Delayed Asset Closing with respect to such Delayed Assets or (ii) the Delayed Asset Outside Date, Seller shall, and shall cause each Delayed Project Company use its Commercially Reasonable Efforts to take such actions as are necessary or appropriate to cause (i) such Delayed Project to achieve Commercial Operation, and (ii) the Tax Equity Financing with respect to such Delayed Project to be consummated. Seller and its Affiliates (other than Purchaser, NEP Renewables

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Holdings III, the Company and each of their respective subsidiaries) shall solely bear (x) the costs and expenses in connection with causing the Projects (including any Delayed Projects) to achieve Commercial Operation and consummating the Tax Equity Financing of each of the Projects (including any Delayed Projects) and (y) any liability to the extent resulting from the fact that a Delayed Project did not achieve Commercial Operation and/or consummate its Tax Equity Financing, in each case, prior to Closing.
(c)At any time prior to the Delayed Asset Outside Date, promptly (and in any event within five (5) Business Days) following the date on which a Delayed Project has achieved Commercial Operation and the Tax Equity Financing with respect to such Delayed Project has been consummated (with respect to such Delayed Assets, the “Delayed Asset Closing”), Seller shall deliver to Purchaser notice thereof and, in connection with Seller’s preparation and delivery of the Post-Closing Portfolio Project Model pursuant to paragraph 3(c) of Part III of this Acquired Companies Annex, the Updated Portfolio Project Model shall be adjusted, based on the Post-Closing Model Input Updates, pursuant to paragraph 3(c) of Part III of this Acquired Companies Annex, to reflect any change in the date on which such Delayed Project actually achieved Commercial Operation (the date on which the Delayed Asset Closing actually occurs with respect to a Delayed Project and the related Delayed Assets, its “Delayed Asset Closing Date”), from the date on which such Commercial Operation was estimated to occur in the Closing Portfolio Project Model.
(d)As used in the Agreement and this Acquired Companies Annex, the “Delayed Asset Outside Date” shall mean June 30, 2022; provided, however, that the Delayed Asset Outside Date may be extended upon the mutual written agreement of Seller and Purchaser, in which case the term “Delayed Asset Outside Date” shall thereafter mean such date for all purposes of the Acquired Companies Acquisition.
3.Returned Projects
(a)If the Delayed Asset Closing for any Delayed Project shall not have occurred on or prior to the Delayed Asset Outside Date, then (i) within three (3) Business Days thereafter, (A) all right, title and interest in and to the applicable Delayed Assets (“Returned Assets”) with respect to the Delayed Project Company (a “Returned Project Company”) that owns such Delayed Project (a “Returned Project”) shall be returned and transferred by the applicable Acquired Company to Seller or to an Affiliate of Seller designated by Seller to the extent permitted under the applicable Project Financing Documents (a “Delayed Asset Return”), (ii) Seller shall make payment to Purchaser in the amount of the applicable Delayed Asset Return Payment pursuant to subparagraph 1(a)(iv) of Part III and (iii) in connection therewith, the

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Post-Closing Updated Portfolio Project Model shall be adjusted pursuant to paragraph 3(c) of Part III, based on the Delayed Asset Return Changes.
(b)In connection with any Delayed Asset Return, Seller shall pay to Purchaser an amount in cash equal to the applicable Returned Asset Value in accordance with subparagraphs 1(a) and (2) of Part III. Any such Returned Asset Value shall be paid by Seller in cash (a “Delayed Asset Return Payment”) pursuant to subparagraph and (2) of Part III within three (3) Business Days after determination of such Returned Asset Value.
(c)The Parties agree that, if there are Returned Assets, then for all purposes of the Agreement and this Acquired Companies Annex, the term “Project” shall cease to include any Returned Project, the term “Project Company” shall cease to include any Returned Project Company, and the Returned Projects and Returned Project Companies shall otherwise be deemed to be removed from the Agreement and this Acquired Companies Annex.
(d)For the avoidance of doubt, any Delayed Asset Return Payment paid pursuant to this paragraph 3 shall not be subject to, or count towards the calculation of either the Deductible Amount or the Maximum Indemnification Amount.
4.Construction Costs. Seller has caused or shall cause all Construction Costs with respect to each of the Acquired Companies to be satisfied in full when due (whether before or after Closing); provided, however, that Seller shall be entitled to retain (a) the aggregate amount of any and all Subcontractor Delay Liquidated Damages received by or with respect to any Acquired Company, and (b) the aggregate of all amounts received by any of the Acquired Companies in connection with Network Upgrades (including any and all reimbursements).
5.Title Policies. Seller shall use its reasonable best efforts to obtain and deliver to Purchaser prior to the Closing an owner’s policy of title insurance in a form reasonably satisfactory to Purchaser with respect to each Project Site other than those for which such policies of insurance are set forth on Schedule Title Policies as of the Effective Date.

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PART VIII: TERMINATION
1.Termination. The Acquired Companies Acquisition contemplated by this Acquired Companies Annex, and, except as otherwise provided in Section 8.2 of the Agreement, the applicability of the provisions of the Agreement to such Acquired Companies Acquisition, may be terminated, and the transactions contemplated hereby or thereby may be abandoned, as follows:
(a)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by the mutual written consent of Seller and Purchaser at any time prior to the Closing with respect to such Acquired Companies Acquisition having occurred, such termination to be effective as of the date both Seller and Purchaser have signed such written consent;
(b)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, by either Purchaser or Seller, by written notice to the other, if the Closing with respect to such Acquired Companies Acquisition, shall not have been consummated on or prior to the Outside Date, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that the right to terminate the Agreement with respect to such Acquired Companies Acquisition under this subparagraph 1(b) shall not be available to Purchaser or Seller, as applicable, if Purchaser or Seller, as applicable, has breached any of its respective representations and warranties contained in the Agreement with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex or has failed to perform or comply with any of its respective obligations, covenants, agreements or conditions with respect to such Acquired Companies Acquisition required to be performed or complied with by such Party under the Agreement and such breach or failure has been the cause of, or resulted in, the failure of the applicable Closing to occur on or before such date;
(c)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by either Purchaser or Seller, by written notice to the other, if there shall be any Law that makes consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex illegal or otherwise prohibited, or there shall be in effect a final non-appealable order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, it being agreed that the Parties hereto shall comply with their obligations under Section 7.1 of the Agreement with respect to any adverse determination which is appealable, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement;

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(d)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Seller, by written notice to Purchaser, if Purchaser has breached or failed to perform any representation, warranty, covenant or agreement contained in the Agreement or in this Acquired Companies Annex or if any representation or warranty of Purchaser contained in the Agreement or in this Acquired Companies Annex shall be untrue and, as a result thereof, any Closing Condition applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex would not then be satisfied at the time of such breach or failure, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that if such breach or failure is curable by Purchaser prior to the Outside Date through the exercise of its Commercially Reasonable Efforts, then for so long as Purchaser continues to exercise such Commercially Reasonable Efforts, Seller may not terminate the Agreement as to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex under this subparagraph 1(d); provided, further, that Seller is not then in material breach of the terms of the Agreement applicable to such Acquired Companies Acquisition, and provided, further, that no cure period shall be required for a breach or failure which by its nature cannot be cured;
(e)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Purchaser, by written notice to Seller, if Seller has breached or failed to perform any representation, warranty, covenant or agreement contained in the Agreement or in this Acquired Companies Annex or if any representation or warranty of Seller contained in the Agreement or in this Acquired Companies Annex shall be untrue and, as a result thereof, any Closing Condition applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex would not then be satisfied at the time of such breach or failure, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that if such breach or failure is curable by Seller prior to the Outside Date through the exercise of its Commercially Reasonable Efforts, then for so long as Seller continues to exercise such Commercially Reasonable Efforts, Purchaser may not terminate the Agreement as to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex under this subparagraph 1(e); however, further, that Purchaser is not then in material breach of the terms of the Agreement applicable to such Acquired Companies Acquisition; and however, further, that no cure period shall be required for a breach or failure which by its nature cannot be cured;
(f)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Seller, by written notice to Purchaser, if all the Closing Conditions applicable to the Acquired

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Companies Acquisition contemplated by this Acquired Companies Annex have been satisfied (other than applicable Closing Conditions that by their nature are to be satisfied at the applicable Closing) or waived in writing by the applicable Party and Purchaser fails to consummate the Acquired Companies Acquisition contemplated by this Acquired Companies Annex at the applicable Closing, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; or
(g)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Purchaser, by written notice to Seller, if all the Closing Conditions applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex have been satisfied (other than applicable Closing Conditions that by their nature are to be satisfied at the applicable Closing) or waived in writing by the applicable Party and Seller fails to consummate the Acquired Companies Acquisition contemplated by this Acquired Companies Annex at the applicable Closing, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement.
2.Effect of Termination. In addition to the applicable effects of the termination of an Acquired Companies Acquisition set forth in Section 8.2 of the Agreement, if the Agreement is validly terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex pursuant to paragraph 1 of this Part VIII, there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective Representatives or Affiliates) with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, the Agreement shall thereupon terminate with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex and become void and of no further force and effect and the consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex shall be abandoned without further action of the Parties, except as provided in Section 8.2 of the Agreement.
3.Outside Date. As used in this Acquired Companies Annex Agreement, the “Outside Date” shall mean March 31, 2022; provided, however:
(a)that if the condition set forth in subparagraph 1(a) of Part V of this Acquired Companies Annex is not satisfied as of March 31, 2022, but all other Closing Conditions have been satisfied or validly waived (other than those Closing Conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied at the Closing), then that the Outside Date shall be extended automatically until the condition set forth in subparagraph 1(a) of Part V of this Acquired Companies Annex has been satisfied, but no later than June 30, 2022, in which case the term “Outside Date”

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shall thereafter mean the later of such dates for all purposes of the Acquired Companies Acquisition; or
(b)that the Outside Date may be extended upon the mutual written agreement of Seller and Purchaser, in which case the term “Outside Date” shall thereafter mean such date for all purposes of the Acquired Companies Acquisition.

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PART IX: MODIFICATIONS TO AGREEMENT
The following provisions of the Agreement are amended as follows with respect to the Acquired Companies Acquisition to which this Acquired Companies Annex applies (if “none” is written below, then there are no modifications made to provisions of the Agreement under this Part IX):
(a)Exhibit A to the Agreement is hereby amended by adding the following additional definitions in appropriate alphabetical order:
“Sellco II” means NEP US SellCo II, LLC, a Delaware limited liability company.
“Seller” has the meaning given to it in the preamble; however, that, for all the purposes of this Agreement and the applicable Acquired Companies Annex, the term “Seller” shall be deemed to mean Sellco II with respect to the Acquired Companies, and the rights, interests and obligations with respect thereto under this Agreement and the applicable Acquired Companies Annex, and SellCo shall have no rights, interests or obligations under this Agreement and the applicable Acquired Companies Annex with respect to the Acquired Companies.
(b)Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 2.1    Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, including any applicable Acquired Companies Annex, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date, all of Seller’s right, title and interest in the Interests.”
(c)The first sentence of Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“With respect to each Acquired Companies Acquisition, subject to the satisfaction of the Closing Conditions applicable to such Acquired Companies Acquisition, or the waiver thereof by the Party entitled to waive the applicable Closing Condition, the closing of the sale of the Interests and the consummation of such Acquired Companies Acquisition (each, a “Closing”) shall take place at the offices of Seller (or at such other place as the Parties may designate in writing) on the third (3rd) Business Day following the date on which all of the applicable Closing Conditions have been satisfied (other than Closing Conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such Closing Conditions) or waived by the Party entitled to waive the applicable Closing Condition, or on such other Business Day thereafter on or prior to the Outside Date upon written notice of Closing delivered by Seller to Purchaser not less than five (5) Business Days in advance of such Closing Date.”

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(d)Subparagraph (b) of Section 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    [Reserved];”
(e)The first sentence of Article IV of the Agreement is hereby amended and restated in its entirety to read as follows:
“Except as disclosed in, or qualified by any matter set forth in, the Schedules provided by Seller with respect to each Acquired Companies Annex, as applicable, Seller hereby represents and warrants to Purchaser as follows and, as used below, Closing or Closing Date means, (a) with respect to each Project Company, Project, or otherwise, other than any Delayed Project Company, Delayed Project, or Delayed Asset, respectively, the Closing or the Closing Date, as applicable, and (b) with respect to any Delayed Project Company, Delayed Project, or Delayed Asset, the applicable Delayed Asset Closing or Delayed Asset Closing Date, respectively.”
(f)Section 4.3 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 4.3 The Interest. With respect to each Acquired Companies Annex, Seller is the sole Class A Member of the Company, and holds such Interests free of all Encumbrances or restrictions on transfer other than (a) those arising under the Organizational Documents of the Company, (b) those arising under this Agreement, (c) those securing Taxes not yet due and payable, (d) those arising under any applicable securities Laws of any jurisdiction, and (e) those described in Schedule 4.3 to the applicable Acquired Companies Annex for such Company. Seller is the only Person with an interest in the profits, losses, distributions and capital of, or other economic interest in, each Company allocated to the Class A Units. Each such Interest is validly issued and fully paid. Seller has good and valid title to each such Interest.”

(g)The first sentence of Article V of the Agreement is hereby amended and restated in its entirety to read as follows:
“Except as disclosed in, or qualified by any matter set forth in, the Schedules provided by Seller with respect to each Acquired Companies Annex, as applicable, Seller hereby represents and warrants to Purchaser with respect to each of the Acquired Companies described in such Acquired Companies Annex as follows, and, as used below, Closing or Closing Date means, (a) with respect to each Project Company, Project, or otherwise, other than any Delayed Project Company, Delayed Project, or Delayed Asset, respectively, the Closing or the

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Closing Date, as applicable, and (b) with respect to any Delayed Project Company, Delayed Project, or Delayed Asset, the applicable Delayed Asset Closing or Delayed Asset Closing Date, respectively.”
(h)Subparagraph (a) of Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Schedule 5.2 to the applicable Acquired Companies Annex accurately sets forth the ownership structure and capitalization of each Acquired Company as of the Closing Date.”
(i)Section 5.4 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 5.4. Business. The Business of each of the applicable Acquired Companies is the only business operation carried on by such Acquired Company. The assets that each of the applicable Acquired Companies will have the right to use immediately after the applicable Closing will constitute the tangible assets that are sufficient to conduct its Business as conducted on the applicable Closing Date except for such additional tangible assets that are expected to be acquired after the applicable Closing Date from future capital expenditures made by the applicable Project Company that are reflected in the applicable Project Model.  Such assets, taken as a whole, are in good condition, normal wear and tear excepted.  As of the Closing Date, the applicable Acquired Companies will have good title to the assets they purport to own, free and clear of any Encumbrances (other than Permitted Encumbrances) and will have valid leases, licenses or other rights to use the other assets referred to in the prior sentence, subject to the exception referred to in the prior sentence.”

(j)The first sentence of Section 5.12(g) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Other than as described in Schedule 5.12(g) to the applicable Acquired Companies Annex, there is no pending litigation known to any Acquired Company or Seller affecting the Property, nor any eminent domain proceedings affecting or threatened against the Property, nor, to Seller’s Knowledge, has there been any occurrence that is reasonably foreseeable to result in any such litigation.”
(k)Section 5.14(e) and Section 5.14(f) of the Agreement are hereby deleted in their entirety and replaced with a new Section 5.14(e), a new Section 5.14(f) and a new Section 5.14(g) as follows:

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“(e)    Except as set forth in Schedule 5.14(e) to the applicable Acquired Companies Annex, to Seller’s Knowledge, there has been no Release of any Hazardous Material as a result of acts or omissions of the Acquired Companies at or from any Property in connection with the Business that would reasonably be expected to result in a Material Adverse Effect.
(f)    Except as set forth in Schedule 5.14(f) or as provided in the Phase I Reports, Hazardous Materials are not present at, on, under, in, or about the Property or any real property that is the subject of any leases entered by any Acquired Company in connection with the Business (i) in violation of Environmental Law; (ii) that could reasonably be expected to give rise to liability under any applicable Environmental Law, materially interfere with the continued operations of the Business through and after the applicable Closing, or impair the value of the Property or any such leased property; or (iii) that could reasonably be expected to require remedial action.
(g)    This Section 5.14 contains the sole and exclusive representations and warranties of Seller with respect to Hazardous Materials, Environmental Laws, and other environmental matters, as identified herein.”
(l)Section 5.19 of the Agreement is hereby amended and restated in its entirety to read as follows:
“[Intentionally omitted.]”

(m)Section 7.7 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 7.7    Updating.
(a)    At any time prior to Closing, by written notice to Purchaser, Seller may supplement or amend any of the Schedules to include thereon any matters that have arisen after the Effective Date as a result of any actions or inactions of Seller and/or its Affiliates in respect of any of the Company, any Project or any Facility that are not prohibited by Section 7.3, including any specific activities expected to be undertaken by Seller and its Affiliates during the Interim Period as set forth on Schedule 7.3. Any such Schedules that are supplemented or amended in accordance with this Section 7.7(a) shall be deemed so supplemented or amended for all purposes of this Agreement as if such matters were listed on such Schedules as of the Effective Date.
(b)    In addition to the supplements or amendments to the Schedules made by Seller pursuant to Section 7.7(a), Seller may from time to time notify

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Purchaser of any changes or additions to any of the Schedules to the Acquired Companies Annex that may be necessary to correct any matter that would otherwise constitute a breach of any representation or warranty of Seller in Articles IV or V or in the Acquired Companies Annex. No such updates made pursuant to this Section 7.7 shall be deemed to cure any inaccuracy of any representation or warranty made in this Agreement or in the Acquired Companies Annex as of the Effective Date or for purposes of Section 3.6(a), unless Purchaser specifically agrees thereto in writing; provided, however, that, if (i) the matter or matters giving rise to any such change or addition to the Schedules to the Acquired Companies Annex would, individually or collectively, cause the failure of one or more conditions to Closing set forth in Section 3.4 or Section 3.6(a) or (b) of the Agreement or Part V of the Acquired Companies Annex and (ii) the Closing shall occur as a result of the Purchaser’s waiving such conditions, then, notwithstanding anything to the contrary in the Agreement (including Article X) or this Annex, no such matter disclosed by Seller prior to the Closing that might constitute a breach of one or more representations or warranties of Seller in Articles IV or V of the Agreement, or in the Acquired Companies Annex, as of the Effective Date or as of the Closing Date shall be the basis for any Claim by Purchaser or any Purchaser Indemnified Party against Seller or any of its Affiliates, including any Indemnification Claim pursuant to Article X, other than to the extent of any Losses incurred by any Purchaser Indemnified Party arising out of a Third Party Claim.”
(n)The first sentence of Section 9.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Seller shall be responsible for and indemnify Purchaser against any Tax with respect to any applicable Acquired Company that is attributable to a Pre-Closing Taxable Period or to that portion of a Straddle Taxable Period that ends on the applicable Closing Date (including, as applicable, any adjustment in the amount of any item of income, gain, loss, deduction, or credit of any Acquired Company, or any distributive share thereof, to the extent such adjustment results in an “imputed underpayment” as described in Code section 6225(b) or any analogous provision of state or local law); provided, however, that Seller shall not be liable for, and shall not indemnify Purchaser for, any liability for Taxes (i) that were included as a liability in calculating the applicable Post-Closing Working Capital Adjustment Payment; (ii) that were otherwise paid by Seller, (iii) that were recoverable from a Person other than the Purchaser or the applicable Acquired Companies or (iv) resulting from transactions or actions taken by Purchaser or the applicable Acquired Companies after the applicable Closing.”

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(o)Section 12.10 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 12.10     Assignment; Binding Effect.
(a)    At any time after the applicable Effective Date, Purchaser may assign (in whole or in part) to any of its Affiliates or subsidiaries (including NEP Renewables Holdings III and NEP Renewables III) any and all of Purchaser’s right, title, and interest and any or all of its obligations under this Agreement and the Acquired Companies Annex, without the consent of Seller (but with notice given prior to or concurrently with such assignment) if such subsidiary or Affiliate assumes in writing all of such rights, interests and obligations of Purchaser, upon which Purchaser shall be released from such rights, interests and obligations under this Agreement and the Acquired Companies Annex so assigned and assumed (as applicable). In addition, Purchaser or its assignee may assign its rights to indemnification under this Agreement to Purchaser’s or such assignee’s lenders for collateral security purposes, but such assignment shall not release Purchaser or such assignee from its obligations hereunder.
(b)    Except as provided in Section 12.10(a), neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law.
(c)    This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.”
(p)Section 12.14(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    This Agreement and each other Transaction Document (unless expressly provided otherwise therein), and all Disputes, claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or such Transaction Documents or the negotiation, execution or performance of this Agreement or such Transaction Documents (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or such Transaction Documents or as an inducement to enter into this Agreement or such Transaction Documents), whether for breach of contract, tortious conduct or otherwise, and whether predicated on common law, statute or otherwise, shall be governed by and construed in accordance with the internal substantive Laws of the State of Delaware without giving effect to any conflict or choice of law provision.”

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(q)Section 12.15(c)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(iii)    The award rendered by the arbitration panel shall be: (1) in writing, signed by the arbitrators and stating the reasons upon which the award is based; (2) rendered as soon as practicable after conclusion of the arbitration; and (3) final and binding upon the Parties without the right of appeal to the courts, including the question of cost of the arbitration and all matters related thereto. Each of the Parties agrees that any judgment rendered by the arbitrators against it may be entered in either (1) the Court of Chancery of the State of Delaware to the extent that such court has or can exercise jurisdiction or (2) any federal or state court of competent jurisdiction located within the State of Delaware, to the extent that the Court of Chancery of the State of Delaware does not have or cannot exercise jurisdiction, and any such judgment entered in either such court may be executed against such Party’s assets in any jurisdiction. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (1) THE COURT OF CHANCERY OF THE STATE OF DELAWARE TO THE EXTENT THAT SUCH COURT HAS OR CAN EXERCISE JURISDICTION AND (2) ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, TO THE EXTENT THAT THE COURT OF CHANCERY OF THE STATE OF DELAWARE DOES NOT HAVE OR CANNOT EXERCISE JURISDICTION, AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY WAIVES, AND SHALL NOT ASSERT AS A DEFENSE IN ANY LEGAL DISPUTE, THAT (1) SUCH PARTY IS NOT SUBJECT THERETO, (2) SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT, OR IS NOT MAINTAINABLE, IN SUCH COURT, (3) SUCH PARTY’S PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, (4) SUCH ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (5) THE VENUE OF SUCH ACTION, SUIT OR PROCEEDING IS IMPROPER. A FINAL JUDGMENT IN ANY ACTION, SUIT OR PROCEEDING DESCRIBED IN THIS SECTION FOLLOWING THE EXPIRATION OF ANY PERIOD PERMITTED FOR APPEAL AND SUBJECT TO ANY STAY DURING APPEAL SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAWS. THE ARBITRATORS SHALL, IN ANY AWARD, ALLOCATE ALL OF THE COSTS OF THE BINDING ARBITRATION (OTHER THAN EACH PARTY’S INDIVIDUAL ATTORNEYS’ FEES AND COSTS RELATED TO THE PARTY’S PARTICIPATION IN THE ARBITRATION, WHICH FEES AND COSTS SHALL BE BORNE BY SUCH PARTY), INCLUDING THE FEES OF THE ARBITRATORS, AGAINST THE PARTY WHO DID NOT PREVAIL. UNTIL SUCH AWARD IS MADE, HOWEVER, THE PARTIES SHALL SHARE EQUALLY IN PAYING THE COSTS OF THE ARBITRATION.”

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EXHIBIT A
GOVERNMENTAL AUTHORIZATION
1.With respect to the Acquired Companies, a FERC 203 application will be submitted and approval is to be obtained.

EXHIBIT B

FORM OF BUILD-OUT AGREEMENT
[The form of Build-Out Agreement follows this cover page]

Form Of
BUILD-OUT AGREEMENT
This BUILD-OUT AGREEMENT (this “Agreement”), dated as of December ___, 2021, is entered into by and between NEXTERA ENERGY RESOURCES, LLC, a Delaware limited liability company (“NextEra”), and STAR MOON HOLDINGS, LLC, a Delaware limited liability company (“Star Moon Holdings”). NextEra and Star Moon Holdings shall be referred to hereunder collectively as the “Parties” and, individually as a “Party”.
PRELIMINARY STATEMENTS:
1.(i) Borderlands Wind, LLC (“Borderlands Project Company”) has developed and owns an approximately 99 megawatt wind power electric generating facility located in Catron County, New Mexico (the “Borderlands Wind Project”); (ii) Cool Springs Solar, LLC (“Cool Springs Solar Project Company”) has developed and owns an approximately 213 megawatt solar photovoltaic electric generating facility to be connected to an approximately 40 megawatt energy storage facility located in Decatur County, Georgia (the “Cool Springs Solar Project”); (iii) Dodge Flat Solar, LLC (“Dodge Flat Solar Project Company”) has developed and owns an approximately 200 megawatt solar photovoltaic electric generating facility to be connected to an approximately 50 megawatt energy storage facility located in Washoe County, Nevada (the “Dodge Flat Solar Project”); (iv) Elora Solar, LLC (“Elora Solar Project Company”) has developed and owns an approximately 150 megawatt solar photovoltaic electric generating facility located in Lincoln County, Tennessee (the “Elora Solar Project”); (v) Ensign Wind Energy, LLC (“Ensign Project Company”) has developed and owns an approximately 99 megawatt wind power electric generating facility located in Gray County, Kansas (the “Ensign Wind Project”); (vi) Fish Springs Ranch Solar, LLC (“Fish Springs Solar Project Company”) has developed and owns an approximately 100 megawatt solar photovoltaic electric generating facility to be connected to an approximately 25 megawatt energy storage facility located in Washoe County, Nevada (the “Fish Springs Solar Project”); (vii) Hubbard Wind, LLC (“Hubbard Wind Project Company”) has developed and owns an approximately 300 megawatt wind power electric generating facility located in Hill and Limestone Counties, Texas (the “Hubbard Wind Project”); (viii) Irish Creek Wind, LLC (“Irish Creek Wind Project Company”) has developed and owns an approximately 301 megawatt wind power electric generating facility located in Marshall County, Kansas (the “Irish Creek Wind Project”); (ix) Little Blue Wind Project, LLC (“Little Blue Wind Project Company”) has developed and owns an approximately 251 megawatt wind power electric generating facility located in Webster and Franklin Counties, Nebraska (the “Little Blue Wind Project”); (x) Minco Wind Energy III, LLC (“Minco III Project Company”) has developed and owns an approximately 107 megawatt wind power electric generating facility located in Caddo, Canadian, and Grady Counties, Oklahoma (the “Minco III Wind Project”); (xi) Quinebaug Solar, LLC (“Quinebaug Solar Project Company”) has developed and owns an approximately 49 megawatt solar photovoltaic electric generating facility located in Windham County, Connecticut (the “Quinebaug Solar Project”); (xii) Quitman II Solar, LLC (“Quitman II Solar Project Company”) has developed and owns an approximately 150 megawatt solar photovoltaic electric generating facility located in Brooks County, Georgia (the “Quitman II Solar Project”); and (xiii) White Mesa Wind, LLC (“White Mesa Project Company”) has developed and owns an approximately 501 megawatt wind power electric generating facility located in Crockett County, Texas (the “White Mesa Wind Project”). The Borderlands Project Company, Cool Springs Solar Project Company, Dodge Flat Solar Project Company, Elora Solar Project Company, Ensign Project Company, Fish Springs Solar Project Company, Hubbard Wind Project Company, Irish Creek Wind Project Company, Little Blue Wind Project Company, Minco III Project Company, Quinebaug Solar Project Company, Quitman II Solar Project Company, and White Mesa Project Company are hereinafter collectively referred to as the “Project Owners”, and each as a “Project Owner”. Each of the Borderlands Wind Project, Ensign Wind Project, Hubbard Wind Project, Irish Creek
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Form Of
Wind Project, Little Blue Wind Project, Minco III Wind Project, and White Mesa Wind Project are hereinafter collectively referred to as the "Wind Projects", and each as a "Wind Project". The Cool Springs Solar Project, Dodge Flat Solar Project, Elora Solar Project, Fish Springs Solar Project, Quinebaug Solar Project, and Quitman II Solar Project are hereinafter collectively referred to as the "Solar Projects", and each as a "Solar Project". The Wind Projects and the Solar Projects are hereinafter collectively referred to as the “Projects”, and each as a “Project”).
2.Stargrass, LLC, a Delaware limited liability company (“Stargrass”), owns one hundred percent (100%) of the membership interests in each of the Borderlands Project Company, Cool Springs Solar Project Company, Ensign Project Company, Hubbard Wind Project Company, Irish Creek Wind Project Company, Quinebaug Solar Project Company, and Quitman II Solar Project Company.
3. Moonlight Bay Renewables, LLC, a Delaware limited liability company (“Moonlight Bay”), owns one hundred percent (100%) of the membership interests in each of the Dodge Flat Solar Project Company, Elora Solar Project Company, Fish Springs Solar Project Company, Little Blue Wind Project Company, Minco III Project Company, and White Mesa Project Company.
4.Stargrass Class A Holdings, LLC, a Delaware limited liability company (“Stargrass Holdings”), owns one hundred percent (100%) of the Class A membership interests in Stargrass.
5.Moonlight Bay Class A Holdings, LLC, a Delaware limited liability company (“Moonlight Bay Holdings”), owns one hundred percent (100%) of the Class A membership interests in Moonlight Bay.
6.Star Moon Holdings owns one hundred percent (100%) of the equity interests in each of Stargrass Holdings, and Moonlight Bay Holdings.
7.Each of the Projects is located on the land described in the easements, rights of way, leases, deeds and other instruments in real property to which the applicable Project Owner is a party on the date hereof (“Project Easements”).
8.NextEra or its Affiliates own, or may in the future own options to, and/or may obtain, easements, leases or other land rights in neighboring or adjacent lands to one or more of the Projects (to the extent within (x) five (5) kilometers of any Wind Turbines on a Wind Project, and (y) to the extent any such rights are reasonably expected to result in any Shading and Soiling Effect on a Solar Project, the “Subsequent Phase Land Rights”, and together with the applicable Project Easements for any such Project, “Wind and Solar Project Land Rights”).
9.The Parties contemplate that the Subsequent Phase Land Rights would be used in connection with the construction of additional electric generating facilities and energy storage facilities.
10.The Parties wish to set forth the rights, obligations and restrictions binding on and in favor of the Parties and their Affiliates with respect to (a) the economic effects, if any, on each Project Owner as a result of the Wind Interference Effect (in the case of Wind Projects), Shading and Soiling Effect (in the case of Solar Projects), Transmission Access Effect and O&M Interference Effect caused by the Implementation of Subsequent Phases, (b) ensuring that the participants in each Subsequent Phase possess sufficient real estate rights in respect to transmission lines on and across the lands covered by the applicable Project Easements to develop that Subsequent Phase in an orderly and financeable manner, and (c) the protection of each of the Project Owner’s (as applicable) rights under the applicable Interconnection Agreement, in each such case, subject to the terms and conditions of this Agreement.
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Form Of
NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, and intending to be legally bound hereby, the Parties hereby agree to the following:
ARTICLE ONE
DEFINITIONS AND PRINCIPLES OF INTERPRETATION
1.1Definitions. The following capitalized terms will have the respective meanings set forth below.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person will be deemed to be an Affiliate of any specified Person if such Person owns more than fifty percent (50%) of the voting securities of the specified Person, if the specified Person owns more than fifty percent (50%) of the voting securities of such Person, or if more than fifty percent (50%) of the voting securities of the specified Person and such Person are under common control. For purposes of this Agreement, Affiliates of NextEra include (a) any investment funds or publicly-traded vehicles for the ownership of operating power generation or transmission assets (such as a “yield co”) controlled by NextEra Energy, Inc. or an Affiliate of NextEra Energy, Inc., which, notwithstanding anything to the contrary contained herein, shall expressly include NextEra Energy Partners, LP (“NEP”), or an entity with respect to which NEP or an Affiliate of NEP is the “manager” or “managing member” (or otherwise exercises control) and has the rights to significant economic interests therein, in either case so long as NextEra or any Affiliate of NextEra controls (x) the general partner of NEP, (y) the “Manager” of NextEra Energy Operating Partners LP (“OpCo”) who is the counterparty to that certain Second Amended and Restated Management Services Agreement between OpCo and such “Manager” dated as of August 4, 2017 and (z) the Manager (as defined in the Star Moon Amended and Restated Limited Liability Company Agreement).
“Agreement” means this Build-Out Agreement, as amended from time to time.
“Build-Out Payment” means as to the Star Moon Acquired Companies, the amount set forth in cell [*] in the Star Moon DCF tab of the Project Model for the Star Moon Acquired Companies after the Project Model has been updated with any changes needed to take into account the Subsequent Phase Effect caused by a Subsequent Phase on the Star Moon Acquired Companies, as determined by NextEra in consultation with each of the applicable Independent Engineer, Independent Wind Consultant, and the applicable Independent Transmission Consultant.
“Class A Cash Adjustment” means, on any date of determination, with respect to any Subsequent Phase, as to the Projects, (i) the excess, if any, of the Build-Out Payment shall be based on the Class A’s Pro Rata Share for all Subsequent Phases over Two Hundred Fifty Thousand Dollars ($250,000) for the Star Moon Acquired Companies.
“Class A Member” has the meaning ascribed to such term in the Star Moon Holdings Amended and Restated LLC Agreement.
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Form Of
“Class A Percentage Interests” has the meaning ascribed to such term in the Star Moon Holdings Amended and Restated LLC Agreement.
“Class A Units” has the meaning ascribed to such term in the Star Moon Holdings Amended and Restated LLC Agreement.
“Class B Cash Adjustment” means, on any date of determination, with respect to any Subsequent Phase, as to the Projects, (i) the excess, if any, of the Build-Out Payment shall be based on the Class B’s Pro Rata Share for all Subsequent Phases over Two Hundred Fifty Thousand Dollars ($250,000) for the Star Moon Acquired Companies.
“Class B Member” has the meaning ascribed to such term in the Star Moon Holdings Amended and Restated LLC Agreement.
“Class B Percentage Interests” has the meaning ascribed to such term in the Star Moon Holdings Amended and Restated LLC Agreement.
“Class B Units” has the meaning ascribed to such term in the Star Moon Holdings Amended and Restated LLC Agreement.
“Deemed Non-Impacting Phase” means any Subsequent Phase the boundaries, or any physical infrastructure, of which are located more than one (1) kilometer from the boundaries, or any physical infrastructure, of a Solar Project.
“Excluded Project” means the High Banks Wind Project which is excluded from (i) being included as a Subsequent Phase Effect and (ii) any and all Build-Out Payments.
“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession thereof, any county or municipal government, any governmental authority and any political subdivision, or agency of any of the foregoing, including courts, departments, commissions, boards, bureaus, regulatory bodies, agencies or other instrumentalities, including any regional transmission organizations or independent system operators.
”High Banks Wind Project” means that certain 604 megawatt wind power electric generating facility located in Washington and Republic Counties, Kansas which will be developed and owned by High Banks Wind, LLC.
“Implementation” or “Implement” means as to each of the Projects, the material on-site development, construction or operation of any Subsequent Phase which could reasonably be expected to affect the applicable Project.
“Independent Engineer” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Engineer” for such Project on Schedule 1 hereto.
“Independent Transmission Consultant” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Transmission Consultant” for such Project on Schedule 1 hereto.
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“Independent Wind Consultant” has the meaning, with respect to a Wind Project, the entity or entities, as the context may require, set forth as the “Independent Wind Consultant” for such Project on Schedule 1 hereto.
“Interconnection Agreement” means as to each of the Projects, (i) that certain Standard Large Generator Interconnection Agreement, dated as of October 22, 2020, by and between the Borderlands Project Company, Tucson Electric Power Company and Public Service Company of New Mexico, (ii) that certain Standard Large Generator Interconnection Agreement, dated as of November 27, 2019, by and between the Cool Springs Solar Project Company and Southern Company Services, Inc., as agent for Alabama Power Company, Georgia Power Company and Mississippi Power Company, (iii) that certain Second Amended and Restated Large Generator Interconnection Agreement, dated as of February 11, 2021, by and between the Dodge Flat Solar Project Company and Sierra Pacific Power Company d/b/a NV Energy, (iv) that certain Interconnection Agreement, dated as of January 29, 2021, by and between Tennessee Valley Authority and the Elora Solar Project Company, (v) that certain Generator Interconnection Agreement dated April 22, 2011, revised July 24, 2012 and revised November 30, 2012 by and between Ensign Wind Energy, LLC, Mid-Kansas Electric Company, LLC and Southwest Power Pool, Inc., (vi) that Second Amended and Restated Large Generator Interconnection Agreement, dated as of February 11, 2021, by and between the Fish Springs Solar Project Company and Sierra Pacific Power Company d/b/a NV Energy, (vii) that certain ERCOT Standard Generation Interconnection Agreement, dated June 3, 2020, by and between Hubbard Wind, LLC and Lone Star Transmission, LLC, as amended, (viii) that certain Generator Interconnection Agreement, dated April 13, 2020, by and between Southwest Power Pool, Inc., Evergy Kansas Central, Inc. and Irish Creek Wind, LLC, (ix) that certain Amended and Restated Generator Interconnection Agreement, dated June 25, 2021, by and between Little Blue Wind Project, LLC, Southwest Power Pool, Inc and Nebraska Public Power District, (x) that certain Generator Interconnection Agreement, dated April 8, 2015, by and between Minco Wind III, LLC, Oklahoma Gas and Electric Company, and Southwest Power Pool, Inc., as amended, (xi) that certain Standard Large Generator Interconnection Agreement, dated as of February 4, 2019, by and between the Quinebaug Solar Project Company, ISO New England Inc. and The Connecticut Light and Power Company, (xii) that certain Standard Large Generator Interconnection Agreement, dated as of June 21, 2019, by and between the Quitman II Solar Project Company and Southern Company Services, Inc., as agent for Alabama Power Company, Georgia Power Company and Mississippi Power Company, (xiii) that certain Amended and Restated ERCOT Standard Generation Interconnection Agreement, dated July 20, 2020, by and between LCRA Transmission Services Corporation and White Mesa Wind, LLC, as amended.
“Law” means any applicable statute, law, ordinance, regulation, rate, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.
“NextEra” has the meaning given in the preamble to this Agreement.
“O&M Interference Effect” means as to each of the Projects, the specifically identifiable increased costs or cash savings achieved by the applicable Project due to the Implementation of a Subsequent Phase as a result of sharing the Subsequent Phase Rights, facilities and infrastructure, all of the above as then reasonably determined by the Independent Engineer.
“Other Facility” means an electric generating facility, including without limitation an energy storage facility that does not include a Wind Turbine and does not contain photovoltaic modules.
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“Parties” or “Party” has the meaning given in the preamble to this Agreement and shall include the respective successors and permitted assigns of each Party.
“Person” means a natural person, partnership, limited partnership, limited liability partnership, limited liability company, trust, business trust, estate, association, joint venture, cooperative, corporation, custodian, nominee or any other individual or entity in its own or any represented capacity.
“Phase Design” has the meaning given in Section 2.1(a).
“Point of Interconnection” has the meaning given in each Interconnection Agreements.
“Project” or “Projects” has the meaning given in paragraph 1 of the Preliminary Statements to this Agreement, and shall include all related interconnection facilities, and all other rights necessary for the ownership and operation of the Projects and the sale of power from the Projects.
“Project Easements” has the meaning given in paragraph 4 of the Preliminary Statements to this Agreement.
“Project Model” has the meaning set forth in the Purchase and Sale Agreement with respect to Borderlands Project Company, Cool Springs Solar Project Company, Dodge Flat Solar Project Company, Elora Solar Project Company, Ensign Project Company, Fish Springs Solar Project Company, Hubbard Wind Project Company, Irish Creek Wind Project Company, Little Blue Wind Project Company, Minco III Project Company, Quinebaug Solar Project Company, Quitman II Solar Project Company, and White Mesa Project Company, as modified from time to time pursuant to Section 2.1(i) of this Agreement for each Implementation of a Subsequent Phase for which a Class A Cash Adjustment or Class B Cash Adjustment has been paid.
“Purchase and Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, as amended, supplemented and modified by the Amendment to Amended and Restated Purchase and Sale Agreement, dated as of [*], 2021, and the 2021-B Acquired Companies Annex for the Star Moon Acquired Companies attached as Attachment 1 thereto.
“Repowering” or “Repowered” means the change of the height or rotor diameter or replacement of the equipment constituting a Wind Turbine with newer technology which increases the transmission impact of such Wind Turbine.
“Shading and Soiling Effect” means the identified detrimental effect on any Solar Project Owner due to the Implementation of a Subsequent Phase, calculated as a percentage reduction in the net capacity factor of the applicable Project set forth in the Project Model as a result of shading and/or soiling created or increased by the presence of the Subsequent Phase in connection with the Implementation of such Subsequent Phase, all of the above as then reasonably determined by the Independent Engineer; provided, that any Deemed Non-Impacting Phase shall be deemed not to result in any Shading and Soiling Effect.
“Star Moon Acquired Companies” has the meaning ascribed to the term “Acquired Companies” in the Purchase and Sale Agreement.
"Star Moon Holdings Amended and Restated LLC Agreement" means that certain Amended and Restated Limited Liability Company Agreement of Star Moon Holdings, dated as of ___________, as amended or amended and restated from time to time.
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“Subsequent Party” means, with respect to any Subsequent Phase, any Party, NextEra Affiliate, or other valid successor or assignee thereof that owns or plans to develop such Subsequent Phase.
“Subsequent Phase” means any (a) (x) wind farm or expansion of a wind farm or Repowering of a wind farm, or (y) any solar farm or expansion of a solar farm, (b) any Other Facility or expansion thereof, which is to be Implemented using Subsequent Phase Rights; provided that, for the avoidance of doubt, any wind farm that is Implemented after giving effect to and complying with the terms and conditions of this Agreement (a “Compliant Project”), shall not, subject to the immediately following sentence, be a “Subsequent Phase” for purposes of Section 2.1 of this Agreement. Notwithstanding the foregoing, (1) in the event that such Compliant Project is a wind farm and more than two (2) Wind Turbines included in any Compliant Project are to be relocated or Repowered and such Wind Turbines would be within five (5) kilometers of any Project after such relocation or Repowering, (2) in the event that any electric generating equipment with capacity to generate more than 4.0 MW of electricity included in any Compliant Project is reasonably expected to result in any Shading and Soiling Effect (provided such relocation is within 1.0 (one) kilometer of a Project), then in each case the relocation or Repowering of the applicable electric generation equipment will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 (other than the first sentence thereof) of this Agreement. For avoidance of doubt, the Projects and the Excluded Project shall not be, or be deemed for any purpose to be, a Subsequent Phase and any expansion of, or re-location of the electrical generation equipment at, the Projects shall not be subject to this Agreement.
“Subsequent Phase Effect” means (i) with respect to a Subsequent Phase that is a wind farm, the net effect on any Project of the aggregate of the Wind Interference Effect (to the extent the applicable Project is a Wind Project), Shading or Soiling Effect (to the extent the applicable Project is a Solar Project), the Transmission Access Effect and the O&M Interference Effect, and (ii) with respect to a Subsequent Phase that is a solar farm or an Other Facility, the net effect on any Project of the aggregate of the Shading or Soiling Effect (to the extent such Project is a Solar Project), Transmission Access Effect and the O&M Interference Effect.
“Subsequent Phase Land Rights” has the meaning given in paragraph 5 of the Preliminary Statements to this Agreement.
“Subsequent Phase Owner” mean any Party or NextEra Affiliate or any Subsequent Party which has or subsequently acquires Subsequent Phase Rights after the date of this Agreement.
“Subsequent Phase Rights” means (a) with respect to a Subsequent Phase that is an electric generation facility, the right to use (i) the Wind and Solar Project Land Rights, (ii) any facilities or infrastructure of a Project Owner, or (iii) a Project’s substation or the portion of the transmission line or facilities used by the applicable Project Owner which are located between such Project’s substation and the Point of Interconnection (regardless of whether such transmission line or transmission facility is owned directly or indirectly by the applicable Project Owner), and (b) with respect to a Subsequent Phase that is an energy storage facility, the rights to use (i) any facilities or infrastructure of the applicable Project Owner, or (ii) a Project’s substation or the portion of the transmission line or facilities used by the applicable Project Owner which are located between such Project’s substation and Point of Interconnection (regardless of whether such transmission line or transmission facility is owned directly or indirectly by the applicable Project Owner), in each case of clause (a) and (b), to the extent such right relates to the Implementation after the date hereof of a Subsequent Phase, the expansion after the date
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hereof of a Subsequent Phase (other than a Project), or the relocation or Repowering (as applicable) after the date hereof of more than two (2) Wind Turbines at a wind farm, more than 4.0 MW at a solar project or electric generating equipment with a capacity to generate more than 4.0 MW of electricity at any Other Facility (other than the applicable Project).
“Transmission Access Effect” means, with respect to the Implementation of a Subsequent Phase, as to each of the Projects, the identified detrimental effect on the applicable Project as a result of Subsequent Phase being granted access to and use of such Project’s substation or any transmission line or transmission facility used by any Project Owner located on the applicable Project’s side of each Point of Interconnection, including any increase in line losses and any added costs, expenses or losses (including lost revenues, on a grossed up basis, and lost federal and state production tax credits) of such Project associated with the curtailment, down time or line loss of such Project resulting from the upgrading, tying into, starting up, testing, commissioning or use of such Project’s substation, transmission line or transmission facility by the Subsequent Phase, as then reasonably determined by the Independent Transmission Consultant.
“Wind and Solar Project Land Rights” has the meaning given in paragraph 8 of the Preliminary Statements to this Agreement.
“Wind Interference Effect” means, with respect to the Implementation of a Subsequent Phase, as to each of the Projects, the identified detrimental effect on any Project Owner, calculated as a percentage reduction in the net capacity factor of the applicable Project set forth in the Project Model as a result of wake effects created by the presence of Wind Turbines of the Subsequent Phase in connection with the Implementation of the Subsequent Phase, as then reasonably determined by the applicable Independent Engineer.
“Wind Turbine” means a wind turbine generator, each including the following components: a tower, a nacelle, turbine blades, controller/low voltage distribution panel console (including interconnecting cabling from the nacelle to the ground controller), control panels, wind vanes, FAA lighting, grounding, and anemometers.
1.2Rules of Interpretation.
(a)Titles, captions and headings in this Agreement are inserted for convenience only and will not be used for the purposes of construing or interpreting this Agreement.
(b)In this Agreement, unless a clear, contrary intention appears: (i) the singular includes the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder; (vi) reference to any Article or Section means such Article or Section of this Agreement, and references in any Article, Section or definition to any clause means such clause of such Article, Section or definition; (vii) “hereunder”, “hereof”, “hereto” and words of similar import will be deemed references to this Agreement
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as a whole and not to any particular Article, Section or other provision of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (ix) relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding” and “through” means “through and including”.
(c)Words and abbreviations not defined in this Agreement that have well-known technical or power industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.
(d)This Agreement was negotiated and prepared by the Parties with advice of counsel to the extent deemed necessary by each Party. The Parties have agreed to the wording of this Agreement, and none of the provisions of this Agreement will be construed against one Party on the ground that such Party is the author of this Agreement or any part of this Agreement.
ARTICLE TWO
OBLIGATIONS AND RIGHTS OF THE PARTIES
2.1Rights to Develop Subsequent Phases. In accordance with the terms of this Agreement, Star Moon Holdings acknowledges and agrees to the right of any Subsequent Phase Owner to Implement any Subsequent Phase. Each Party and each Subsequent Phase Owner, which is a party hereto agrees that it will not Implement any Subsequent Phase, except in compliance with the procedures set forth in this Section 2.1. Without limiting the foregoing, NextEra agrees that it will not permit any of its Affiliates, to Implement any Subsequent Phase unless such Affiliate complies with the procedures set forth in this Section 2.1 or enters into a build-out agreement with respect to such Subsequent Phase (an “Affiliate Build-Out Agreement”) in substantially the form of, or becomes a party to, this Agreement. In addition, NextEra further agrees that prior to it or any of its Affiliates selling or otherwise transferring any direct or indirect interest in an Affiliate of NextEra that has Subsequent Phase Rights to any non-Affiliate, it shall cause such Affiliate holding such Subsequent Phase Rights to become a party to this Agreement or to enter into a build-out agreement with respect to such Subsequent Phase Rights in substantially the form of this Agreement (a “Transferred Affiliate Build-Out Agreement”) unless the Affiliate holding such Subsequent Phase Rights continues to be controlled directly or indirectly by NextEra. Without limiting NextEra’s obligations under this Section 2.1, any Affiliate Build-Out Agreement or Transferred Affiliate Build-Out Agreement shall apply only to the Subsequent Phase Rights acquired by such Affiliate while it is an Affiliate of NextEra.
(a)Prior to the later of (i) the beginning of the Implementation of any Subsequent Phase or (ii) ten (10) days following the execution of this Agreement, the Subsequent Phase Owner will, at its own expense, prepare and present to each Project Owner, the Independent Wind Consultant (to the extent the Subsequent Phase is wind farm), each Independent Engineer and each Independent Transmission Consultant a detailed development procedure (including the proposed design and construction timetable for the Subsequent Phase) (the “Phase Design”) sufficient to allow (i) the applicable Independent Engineer to analyze and determine on a preliminary basis the applicable Wind Interference Effect, applicable Shading and Soiling Effect and the applicable O&M Interference Effect and (ii) the applicable Independent Transmission Consultant to analyze and determine on a preliminary basis the applicable Transmission Access Effect. NextEra, or its Affiliates, and the Subsequent Phase Owner will cause (i) the applicable Independent Engineer to calculate the applicable Wind Interference Effect, applicable Shading and Soiling Effect, and the applicable O&M Interference Effect and (ii) the applicable Independent Transmission Consultant to calculate the applicable Transmission Access Effect;
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provided, however, that NextEra, its Affiliates and the Subsequent Phase Owner shall have no obligation to cause any Independent Engineer to perform such calculation with respect to (x) a Wind Interference Effect if no Wind Turbines of the Subsequent Phase will be within five (5) kilometers of any Wind Turbines of any Project, or (y) a Shading and Soiling Effect if no Solar Facilities or the Subsequent Phase will be within 1.0 (one) kilometer of any Solar Project.
(b)Based on the Subsequent Phase Effect, if any, as reasonably determined by the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the applicable Independent Transmission Consultant) under Section 2.1(a), NextEra will run the applicable Project Model for such Project or Projects, in each case, changing the inputs or assumptions, as applicable, solely to give effect to the applicable Subsequent Phase Effect as calculated on a preliminary basis.
(c)If the applicable Project Model is modified for the Subsequent Phase Effect, as reasonably determined by the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the applicable Independent Transmission Consultant) on a preliminary basis, results in a Build-Out Payment greater than zero, then NextEra will determine the relevant Class A Cash Adjustment and Class B Cash Adjustment, assuming that the Subsequent Phase is built in accordance with the Phase Design. If each of the Class A Cash Adjustment and Class B Cash Adjustment is equal to zero, no further action is required under this Section 2.1(c).
(d) [Reserved.]
(e)As a condition to commencing construction of the Subsequent Phase or relocation of the applicable Wind Turbine included in such Subsequent Phase, the Subsequent Phase Owner will provide one or more guarantees by NextEra for any Class A Cash Adjustment and Class B Cash Adjustment, as applicable, or in lieu thereof, a letter of credit or other security in form and substance, and issued by a party, reasonably satisfactory to Star Moon Holdings.
(f)Prior to commencement of operation of a Subsequent Phase (or any portion thereof which could reasonably be expected to affect any Project) on a commercial basis, the Subsequent Phase Owner and NextEra will cause the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by applicable the Independent Transmission Consultant) to calculate the Subsequent Phase Effect on a final basis to reflect the final design and construction timetable (including changes in the projected construction schedule and operations date).
(g)Based on the Subsequent Phase Effect, if any, as reasonably determined by the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the applicable Independent Transmission Consultant) under Section 2.1(f), NextEra will rerun the applicable Project Model for such Project or Projects, changing the inputs or assumptions, as applicable, solely to give effect to the final Subsequent Phase Effect.
(h)If the final determination of the Subsequent Phase Effect, as reasonably determined by the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the applicable Independent Transmission Consultant), in connection with the Implementation of the Subsequent Phase is negative as to Star Moon Holdings, NextEra will determine (i) the Class A Cash Adjustment and Class B Cash Adjustment, if applicable, and the Subsequent Phase Owner will, within thirty (30) days of such determination, pay any such Class A Cash Adjustment and Class B Cash Adjustment, as applicable, due to Star Moon Holdings. If the applicable
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Project Model, as modified on a final basis for the final Subsequent Phase Effect results in a Class A Cash Adjustment equal to zero and a Class B Cash Adjustment equal to zero, then, no further action is required under this Section 2.1(h) with respect to the Class B Units, as the case may be.
(i)Upon payment of a Class A Cash Adjustment and Class B Cash Adjustment, the applicable Project Model, will be revised to reflect, with respect to any Project or Projects, (i) the final Subsequent Phase Effect and (ii) the final Class A Cash Adjustment and Class B Cash Adjustment and, as so revised, will be the Project Model used for purposes of this Section 2.1 in respect of the next Subsequent Phase, if any.
(j)If Star Moon Holdings disputes the calculation of a Class A Cash Adjustment or Class B Cash Adjustment, the Subsequent Phase Owner and the Parties shall meet and work together in good faith to resolve such dispute. If the Subsequent Phase Owner and the Parties cannot resolve such disagreement within twenty (20) days, the Subsequent Phase Owner shall pay the portion of any Class A Cash Adjustment or Class B Cash Adjustment, as the case may be, that is not in dispute and each shall appoint an independent expert to resolve such dispute. Thereafter, if such independent experts cannot agree within twenty (20) days of receiving all appropriate information, they shall jointly appoint a third independent expert whose decision shall be binding on the parties and failing agreement on such third independent expert within ten (10) days such third independent expert shall be appointed by the International Chamber of Commerce upon the request of any party. To the extent it is determined that any Class A Cash Adjustment or Class B Cash Adjustment was not calculated correctly, the Subsequent Phase Owner shall make a supplemental Class A Cash Adjustment and/or Class B Cash Adjustment, (with interest at the prevailing rate) as necessary. The cost of the independent experts shall be the responsibility of the Subsequent Phase Owner unless Star Moon Holdings or its Affiliates shall have acted in bad faith in which case they shall be obligated to pay such costs.
(k)NextEra will not and will not permit any NextEra Affiliate to, and each Party agrees it will not, sell or transfer any Subsequent Phase Rights to another Subsequent Party, unless it simultaneously assigns and delegates to such Subsequent Party, and such Subsequent Party shall assume, the rights and obligations of the Subsequent Phase Owner under this Agreement to the extent relating to such Subsequent Phase or enters into a build-out agreement in respect of such Subsequent Phase in substantially the form of this Agreement; provided, that in connection with any assignment of any Subsequent Phase Rights relating to a Subsequent Phase which is being Implemented and for which a guaranty by NextEra, letter of credit or other security is outstanding, such guaranty, letter of credit or other security shall either remain in full force and effect or be replaced with another guaranty, letter of credit or other security in form and substance, and issued by a party which is, reasonably satisfactory to Star Moon Holdings.
ARTICLE THREE
GENERAL PROVISIONS

3.1Notices. Any notice to be given under this Agreement will be in writing and will be delivered by hand or express courier against written receipt, or sent by prepaid first class mail, e-mail or facsimile copy to the Persons and addresses specified below (or such other Person or address as a Party may previously have notified all other Parties in writing for that purpose). A notice will be deemed to have been served when delivered by hand or express courier at that address or received by, e-mail (provided, in the case of e-mail only, that a copy is sent by one of the other delivery methods described in this Section 3.1) or facsimile copy, or, if sent by registered mail as aforesaid, on the date delivered. The names and addresses for the service of notices referred to in this Section 3.1 are:
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If to Star Moon Holdings, to:
Star Moon Holdings, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention:    [Corporate Secretary – no such title]
Telephone:    (561) 304-5578
Facsimile:    (561) 691-7309

If to NextEra, to:
NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention:    Director, Business Management
Telephone:    (561) 304-5578
Facsimile:    (561) 691-7309
3.2No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties, the Class A Members, the Class B Members and their respective successors and permitted assigns, and this Agreement will not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest in this Agreement. It is hereby agreed that the Class A Members and Class B Members as third party beneficiaries shall have the right to enforce the Agreement as if they were signatory parties thereto.
3.3Amendment and Waiver. Neither this Agreement nor any term of this Agreement may be changed, amended or terminated orally, but only by written act of all of the Parties. No amendment to this Agreement may be made without Class A Member Approval and Class B Member Approval (as defined in the Star Moon Holdings Amended and Restated LLC Agreement). No failure or delay on the part of a Party in the exercise of any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other of further exercise thereof or of any other right.
3.4Binding Nature; Assignment; Consent to Assignment. Except as required by Section 2.1(k), no Party will assign its rights and obligations under this Agreement without the prior written consent of the other Parties, and any such assignment contrary to the terms of this Agreement will be null and void and of no force and effect; provided, however, that (i) each of the Parties will be entitled, without in any way being released from its obligations under this Agreement, to assign its rights and obligations under this Agreement to an Affiliate thereof, and (ii) Star Moon Holdings or the Subsequent Phase Owner may assign its rights under this Agreement to any lender as collateral for its obligations in connection with any financing documents providing financing for the Project or a Subsequent Phase. Upon request of Star Moon Holdings or the Subsequent Phase Owner, any Party will execute a consent to said assignment to any such lender on reasonably acceptable terms and conditions.
3.5Governing Law. This Agreement will be deemed made and prepared and will be construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law thereof that may require the application of the law of another jurisdiction.
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3.6Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument. Facsimile or electronic mail signatures (in .pdf format) will be accepted as original signatures for purposes of this Agreement.
3.7Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.
3.8Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement (provided the substance of the agreement between the Parties is not thereby materially altered), and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the Parties waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.
3.9Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement, and supersedes all prior statements or agreements, whether oral or written, among the Parties with respect to such subject matter.
3.10No Agents. No Party nor any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby.
3.11Expenses. No Party will be responsible for paying any fees, costs or expenses incurred by any other Party in connection with the preparation, negotiation, execution or performance of this Agreement, except as otherwise provided in this Agreement.
3.12Specific Performance; Consequential Damages. Each Party hereto may enforce its rights and the obligations of the other Parties by the remedy of specific performance. Except as expressly provided herein, in no event shall any party be liable hereunder to any other party for any indirect, consequential damages of any nature whatsoever, whether based on contract or tort, or for any punitive or exemplary damages.
3.13Further Assurances. Each Party hereto agrees to provide such information and to take such other actions as may be necessary or reasonably requested by another Party hereto, which are not inconsistent with the provisions of this Agreement and which do not involve assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement, including, without limitation, to amend this Agreement as reasonably requested by any lender or equity investor providing construction or term financing in connection with a Subsequent Phase; provided that any such amendment does not have a material adverse effect on any Project Owner or Star Moon Holdings.
14

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.
NEXTERA ENERGY RESOURCES, LLC
By:
Name:
Title:

[Signature Page to Build-Out Agreement]

STAR MOON HOLDINGS, LLC
By:
Name:
Title:

EXHIBIT C

FORM OF STAR MOON HOLDINGS A&R LLC AGREEMENT
[The form of Star Moon Holdings A&R LLC Agreement follows this cover page]

Form Of

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
STAR MOON HOLDINGS, LLC
A Delaware Limited Liability Company

[●], 2021

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY SECURITIES OR BLUE SKY LAWS OF ANY STATE OR JURISDICTION. THEREFORE, THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD TO THE PROPOSED TRANSFER OR REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OR BLUE SKY LAWS IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

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TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS

1.01 Definitions	2
1.02 Interpretation	26

ARTICLE 2 ORGANIZATION

2.01 Formation	26
2.02 Name	26
2.03 Registered Office; Registered Agent; Principal Office in the United States;
Other Offices	26
2.04 Purposes	26
2.05 No State Law Partnership	27
2.06 Term	27
2.07 Title to Property	27
2.08 Foreign Qualification	27

ARTICLE 3 MEMBERS

3.01 Schedule of Members	27
3.02 Representations and Warranties of the Members	28
3.03 Voting Rights of Members	28
3.04 No Management Rights	28
3.05 Limitation on Liability of Members	29
3.06 Withdrawal of Members	29
3.07 Access to Information	29
3.08 Confidential Information	30

ARTICLE 4 MEMBERSHIP INTERESTS, CAPITAL CONTRIBUTIONS, LOANS

4.01 Classes of Membership Interests	34
4.02 Additional Membership Interests	34
4.03 Capital Contributions	34
4.04 Capital Calls; Optional Capital Contributions	35
4.05 Loans	36
4.06 No Other Capital Contribution or Loan Obligations	39
4.07 Return of Contributions	39
4.08 Capital Accounts	40
i
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ARTICLE 5 DISTRIBUTIONS AND ALLOCATIONS

5.01 Monthly Cash Distributions	40
5.02 Distributions of Amounts Other than Available Cash	40
5.03 Distributions on Dissolution and Winding-Up	41
5.04 Allocations	41
5.05 Varying Interests	43
5.06 Amounts Withheld	44
5.07 Class B Distribution Offset	44
5.08 Other Payments	45

ARTICLE 6 MANAGEMENT

6.01 Management by Manager	46
6.02 Standard of Care	46
6.03 Major Decisions	48
6.04 Officers	53
6.05 Business Opportunities	53
6.06 Insurance Coverage	54
6.07 Exculpation and Indemnification	54

ARTICLE 7 DISPOSITIONS AND RESTRICTIONS ON DISPOSITIONS

7.01 General Restrictions on Dispositions	56

ARTICLE 8 TAXES

8.01 Tax Returns	61
8.02 Certain Tax Matters	61
8.03 Partnership Representative	62
8.04 Certain Agreements	64

ARTICLE 9 BOOKS, RECORDS, REPORTS, INFORMATION UPDATES, AND BANK ACCOUNTS

9.01 Maintenance of Books	65
9.02 Reports	65
9.03 Information Updates	66
9.04 Bank Accounts	66
9.05 Compliance with Laws	66

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ARTICLE 10 WITHDRAWAL

10.01 No Right of Voluntary Withdrawal	67
10.02 Deemed Withdrawal	67
10.03 Effect of Withdrawal	67

ARTICLE 11 DISPUTE RESOLUTION

11.01 Disputes	68
11.02 Negotiation to Resolve Disputes	68
11.03 Courts	68
11.04 Specific Performance	69

ARTICLE 12 DISSOLUTION, WINDING-UP AND TERMINATION

12.01 Dissolution	69
12.02 Winding-Up and Termination	70
12.03 Deficit Capital Accounts	71
12.04 Certificate of Cancellation	72

ARTICLE 13 GENERAL PROVISIONS

13.01 Notices	72
13.02 Entire Agreement; Superseding Effect	72
13.03 Effect of Waiver or Consent	72
13.04 Amendment or Restatement	72
13.05 Binding Effect	73
13.06 Governing Law; Severability	73
13.07 Further Assurances	73
13.08 Appointment of Class B Member Representative	73
13.09 Appointment of Class A Member Representative	75
13.10 Article 8 of the Uniform Commercial Code	76
13.11 Waiver of Certain Rights	76
13.12 Counterparts	76
13.13 Expenses	76
EXHIBITS:
A – Members
B – Form of Management Services Agreement

SCHEDULES:
1 – Class B Excluded Parties and NEP Excluded Parties

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2 – Power Purchase Agreements
3 – Power Purchaser Buyout Events
4 – SIP SellCo Initial Contribution Amount
6.03 – Major Decisions

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SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
STAR MOON HOLDINGS, LLC
This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) of Star Moon Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of [●], 2021 (the “Effective Date”), is adopted, executed, and agreed to by and among (i) NEP Renewables Holdings III, LLC, a Delaware limited liability company (“NEP Renewables Holdings III”), in its capacity as the Manager of the Company, (ii) SIP SellCo II, LLC, a Delaware limited liability company, in its capacities as a Class B Member and as the Class B Member Representative hereunder, in each case, effective as of the Effective Date (the “NEER Member”), and (iii) as Class A Member, each of the following: (a) NEP US SellCo II, LLC, a Delaware limited liability company (“NEP SellCo”), effective as of the Effective Date through the NEER/NEP APA Closing, (b) NextEra Energy Partners Acquisitions, LLC, a Delaware limited liability company (“NEP Acquisitions”), effective as of the NEER/NEP APA Closing through the Contribution Effective Time, (c) NEP Renewables Holdings III, from the Contribution Effective Time through the CEPF Closing, and (d) NEP Renewables III, LLC, a Delaware limited liability company (“NEP Renewables III”), in its capacities as a Class A Member and as the Class A Member Representative hereunder, effective upon the CEPF Closing, and each other Person that may be admitted as a Member after the Effective Date in accordance with the terms of this Agreement. Capitalized terms used throughout this Agreement and not otherwise defined have the meanings set forth in Article 1 of this Agreement.
RECITALS
The Company was previously formed under the Act by the NEER Member, as the Company’s initial Member, by the filing of a Certificate of Formation of the Company (the “Delaware Certificate”) in the Office of the Secretary of State of Delaware, and the entry by the NEER Member into the Limited Liability Company Agreement of the Company, dated as of September 8, 2021, by the NEER Member, as the sole member (the “Company LLC Agreement”).
Pursuant to the NEER/NEP APA, at the NEER/NEP APA Closing: (i) NEP SellCo shall sell to NEP Acquisitions all of NEP SellCo’s right, title, and interest in and to all of the outstanding Class A Units, including all of the Pro Rata Share with respect to such Class A Units (the “Purchased Class A Units”); and (ii) immediately upon such acquisition of the Purchased Class A Units by NEP Acquisitions at the NEER/NEP APA Closing, NEP Acquisitions shall be admitted as a Class A Member of the Company and NEP SellCo shall cease to be a Class A Member of the Company.
On the Effective Date, prior to the consummation of the CEPF Closing pursuant to the CEPF MIPA, (i) the Company LLC Agreement shall be amended and restated on the terms set forth in this Agreement; (ii) NEP Acquisitions shall assign, and make a capital contribution of, all of its right, title, and interest in and to all of the Purchased Class A Units to NEP Renewables Holdings III; (iii) NEP Renewables Holdings III shall assign to, and make a capital contribution of, all of its right, title, and interest in and to all of the Purchased Class A Units to NEP Renewables III; and (iv) immediately upon such capital contribution of the Purchased Class A Units to NEP Renewables III, NEP Renewables III shall be admitted as a Class A Member of the Company (and shall thereafter be referred to herein as the “NEP CEPF Member”), and NEP Acquisitions shall cease to be a Class A Member of the Company.
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In connection with the foregoing, the parties hereto wish to amend and restate the Company LLC Agreement, effective as of the Effective Date, as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:
ARTICLE 1
DEFINITIONS

1.01Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:
Accrued MSA Amount has the meaning assigned that term in the Management Services Agreement.
Acquisition has the meaning assigned that term in Section 6.03(h).
Act means the Delaware Limited Liability Company Act, as amended from time to time, and any successor statute.
Action means any suit, action, proceeding, litigation, or arbitration (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.
Additional Membership Interests has the meaning assigned that term in Section 4.02.
Affiliate means, with respect to any Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person, including, in the case of a Member, such Member’s Parent, if any; and (c) each entity that is under common Control with such Person, including, in the case of a Member, each entity that is Controlled by such Member’s Parent, if any; provided that, with respect to any Member, an Affiliate shall include (y) a limited partnership or a Person Controlled by a limited partnership if the entity serving as general partner of such limited partnership is Controlled by such Member’s Parent, if any, or (z) a limited liability company or a Person Controlled by a limited liability company if the entity serving as managing member or manager of the limited liability company is Controlled by such Member’s Parent, if any; provided, further, that, for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be an Affiliate of any Member or any of its Affiliates (other than the Company and its Subsidiaries), nor shall any Member or any of its Affiliates be deemed to be an Affiliate of any other Member or its Affiliates, solely by virtue of being a Member of the Company or by its ownership of Class A Units, Class B Units, or other equity interests in or Control of the Company or any of its Subsidiaries.
Affiliate Transaction means any Contract or transaction (including any amendment, restatement, renewal, extension, modification, or termination of any existing Contract or transaction) between the Company or any Subsidiary of the Company, on the one hand, and the Manager, any Affiliate of the Manager (other than the Company or any Subsidiary of the Company), or, to the knowledge of the Manager, their respective employees or officers, on the other hand, including, for the avoidance of doubt, the NEER/NEP APA and each Material Project Agreement in effect between the Company or any Subsidiary of the Company, on the one hand, and the Manager or an Affiliate of the Manager (other than the Company or any Subsidiary of the Company), on the other hand.

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Affiliated Investment Vehicle means, with respect to any specified Person, any investment vehicle, entity, or Fund, or any managed account, in each case, that is advised by the same investment advisor or manager as such Person or by an Affiliate of such investment advisor or manager or of such Person.
Agreement has the meaning assigned that term in the preamble.
Alternative Method has the meaning assigned that term in Section 8.03(d).
Anti-Corruption Law means the FCPA or any other applicable Law related to bribery or corruption.
Applicable Portion has the meaning assigned that term in the Management Services Agreement.
Assets means all of the “Stargrass Class A Membership Interests” and “Moonlight Bay Class A Membership Interests,” as each such term is defined in the NEER/NEP APA.
Assignee means any Person that acquires a Membership Interest or any portion thereof through a Disposition that is permitted under Article 7; provided that an Assignee shall have no right to be admitted to the Company as a Member except to the extent provided in Section 7.01(b) and in accordance with the terms and conditions thereof. The Assignee(s) of a dissolved Member shall be the shareholder(s), partner(s), member(s), or other equity owner(s) of the dissolved Member to whom such Member’s Membership Interest is assigned by the Person conducting the liquidation or winding-up of such Member. The Assignee of a Bankrupt Member is (a) the Person or Persons (if any) to whom such Bankrupt Member’s Membership Interest is assigned by order of the bankruptcy court or other Governmental Authority having jurisdiction over such Bankruptcy, or (b) in the event of a general assignment for the benefit of creditors, the creditor(s) to which such Membership Interest is assigned in accordance with any court order entered in connection with such assignment.
Available Cash means, with respect to any calendar month ending prior to the dissolution or liquidation of the Company, and without duplication:

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(a)the sum of all cash and all Cash Equivalents of the Company and on hand at the Company at the end of such month (including all cash and Cash Equivalents received by the Company pursuant to distributions made by any Subsidiaries of the Company), less
(b)the amount of any cash reserves determined by the Manager, in good faith and in its reasonable discretion, (i) to be necessary or appropriate for future maintenance and capital expenditures, (ii) to provide for the proper conduct of the business of the Company and its Subsidiaries (including customary reserves for anticipated expenses, liabilities, and working capital, and in respect of future credit needs, in each case, of the Company and its Subsidiaries), (iii) to provide for the payment of all scheduled payments of interest and principal in respect of outstanding loans made to the Company or any of its Subsidiaries, whether pursuant to Section 4.05 or otherwise, subject to Section 6.03(d), (iv) to comply with applicable Law or any loan agreement, security agreement, mortgage, debt instrument, or other agreement or obligation to which the Company or any of its Subsidiaries is a party or by which it is bound or its assets are subject, (v) to provide for any payments owed by the Company and its Subsidiaries under any Organizational Documents of Tax Equity Entities, Material Project Agreements, or other agreements to which the Company or any of its Subsidiaries is a party (other than payments with respect to Construction Costs or PPA Delay Liquidated Damages required to be paid by an Affiliate of SIP SellCo), and (vi) to pay any Taxes (including interest and penalties thereon) imposed on the Company.
Notwithstanding the foregoing, (A) the amount of any Construction Costs or PPA Delay Liquidated Damages payable shall not be treated as an expense or liability of the Company or any of its Subsidiaries in determining the amount of Available Cash; and (B) “Available Cash” (y) shall not include (1) any cash or Cash Equivalents received by the Company from any of its Members in respect of Capital Contributions or loans made by such Members or received by any Subsidiaries of the Company in respect of equity issuances by such Subsidiaries, (2) any cash or Cash Equivalents received by the Company in respect of Tax Equity Proceeds (which, for the avoidance of doubt, excludes cash or Cash Equivalents from Deferred Contributions made by Tax Equity Investors, which shall be treated as Available Cash), (3) any cash or Cash Equivalents held by the Company’s Subsidiaries to the extent that contractual or legal restrictions prohibit the distribution by such Subsidiaries of such cash or Cash Equivalents, (4) any cash or Cash Equivalents from borrowing, refinancings, or refundings of Indebtedness of the Company or any of its Subsidiaries, (5) any cash or Cash Equivalents received by the Company or any of the Company’s Subsidiaries or Affiliates in respect of any Subcontractor Delay Liquidated Damages, Network Upgrades, Pre-Effective Date Excess Insurance Proceeds, Loss Reduction Amounts (but only to the extent attributable to Loss Reduction Activities occurring prior to the CEPF Closing), Tax Equity Proceeds (other than Deferred Contributions), High Banks Transmission Proceeds, or State Tax Credit Payments (which amounts in this clause (5) shall be payable solely to the NEER Member in accordance with Section 5.08), or (6) any Build-Out Payments, Post-Effective Date Excess Insurance Proceeds, Sale Proceeds, Bankruptcy Recovery, or Tax Equity Liquidation Proceeds; and (z) with respect to the month in which a liquidation or dissolution of the Company occurs and any subsequent month thereafter shall be deemed to equal zero.
Bankruptcy or Bankrupt means, with respect to any Person, that such Person (a) makes a general assignment for the benefit of creditors; (b) becomes subject to any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Debtor Relief Laws; (c) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, winding up, or similar relief under any Debtor Relief Laws; (d) files an answer or other pleading admitting or failing to contest

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the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (a) through (c); (e) dissolves, is reorganized, or has its affairs wound up pursuant to applicable Laws, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (f) seeks, consents to, or acquiesces in the appointment of, or taking possession by, a trustee, receiver, or liquidator or other custodian of such Person or of all or any substantial part of such Person’s properties. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Section 18-101(1) and Section 18-304 of the Act.
Bankruptcy Code means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time.
Bankruptcy Recovery means any proceeds received by the Company or its Subsidiaries in settlement of any claim (including any counterclaim), action, suit, or other proceeding in connection with any Bankruptcy of any other Person (including any Subsidiary of the Company); provided that all distributions made by the Company to holders of Class A Units and Class B Units of amounts representing Bankruptcy Recoveries received by any Tax Equity Entity shall be net of all amounts distributed, or required to be distributed, by such Tax Equity Entity pursuant to the Organizational Documents of such Tax Equity Entity to the holders of Tax Equity Interests therein.
Book Value means, with respect to any Company asset, the adjusted Tax basis of such asset for United States federal income tax purposes, except as follows:
(a)The initial Book Value of any asset contributed by a Member to the Company will be the gross fair market value of such asset;
(b)The Book Value of all assets of the Company will be adjusted to equal their respective gross fair market values immediately prior to (i) the contribution of money or other property to the Company by a new or existing Member as consideration for a Membership Interest; (ii) the distribution of money or other property by the Company to a Member as consideration for a Membership Interest; (iii) the liquidation of the Company; and (iv) at any other time at which revaluations of property are permitted to be made under Treasury Regulations Section 1.704-1(b)(2)(iv); provided that adjustments pursuant to clauses (i) through (iv) of this clause (b) shall be made only if the Manager determines in good faith that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;
(c)The Book Value of any asset distributed to any Member will be the gross fair market value of such asset on the date of distribution (taking Section 7701(g) of the Code into account);

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(d)The Book Value of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (c) of the definition of Net Profits and Net Loss; provided, however, that the Book Value will not be adjusted pursuant to this clause (d) to the extent the Manager determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and
(e)Whenever the fair market value of a Company asset is required to be determined pursuant to this definition, the Manager shall determine such fair market value in its reasonable discretion; provided that the fair market value of the Assets as of the Effective Date upon their contribution or deemed contribution to the Company by the NEER Member, as the initial Member, shall be equal to the SIP SellCo Initial Contribution Amount.
Build-Out Agreement means the Build-Out Agreement, dated as of [●], 2021, by and between the Company and NEER (as may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).
Build-Out Payment means (a) the amount of any distributions received by the Company in respect of any Build-Out Payment (as defined in the Build-Out Agreement), or portion thereof, received by the Company pursuant to the Build-Out Agreement; and (b) the amount of any payments received by the Company (including distributions received by the Company from any of its Subsidiaries) in respect of amounts paid pursuant to any other build-out agreement to which the Company or any Subsidiary of the Company is a party to the extent related to any of the Projects.
Business Day means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are closed.
Capital Account means the account maintained by the Company for each Member in accordance with Section 4.08.
Capital Call has the meaning assigned that term in Section 4.04(a).
Capital Contribution means, with respect to any Member, the aggregate amount of the cash and the Book Value of all property (other than cash) (reduced by the amount of any liabilities that are secured by, or otherwise assumed with respect to, such property) contributed, or deemed to be contributed, to the Company by such Member from time to time. Any reference in this Agreement to the Capital Contribution of a Member with respect to any Class A Units or Class B Units acquired by such Member shall include the Capital Contributions of all such Member’s predecessors in interest with respect to such Class A Units and Class B Units. For the avoidance of doubt, as of (a) the Effective Date, the Initial Capital Contribution of the NEER Member shall be equal to the SIP SellCo Initial Contribution Amount, and (b) the CEPF Closing on the CEPF Closing Date under the CEPF MIPA, the Initial Capital Contribution of the NEP CEPF Member shall be an amount equal to the NEER/NEP APA Closing Purchase Price.

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Cash Equivalents means, as of any date, with respect to any Person, all demand deposits or similar accounts with deposits available for withdrawal upon prior notice of less than ten (10) days, all marketable debt securities, short-term instruments, United States treasury bills and other evidence of indebtedness issued or guaranteed by the United States, in each case, with maturity of ten (10) days or less as of such date.
CEPF Closing means the “Initial Closing,” as such term is defined in the CEPF MIPA.
CEPF Closing Date means the “Initial Closing Date,” as such term is defined in the CEPF MIPA.
CEPF Liquidity Event means a Liquidity Event (as such term is defined in the CEPF LLC Agreement).
CEPF LLC Agreement means the Amended and Restated Limited Liability Company Agreement of NEP Renewables III, to be entered into on the date hereof, as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.
CEPF MIPA means the Membership Interest Purchase Agreement, dated as of October 21, 2021, by and among NEP Renewables III, NEP Renewables Holdings III, LLC, a Delaware limited liability company, the Class B Purchasers party thereto, including Apollo CIF CEPF Intermediate, LLC, a Delaware limited liability company, as a Class B Purchaser and as the Class B Purchaser Representative, and NextEra Energy Partners, LP, a Delaware limited partnership (solely to the extent of the “NEP Obligations” (as defined therein) set forth therein), as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.
Claim means any and all judgments, claims, Actions, causes of action, demands, investigations, audits, inquiries, notices of violation, citations, summons or subpoenas by any Governmental Authority of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at Law or in equity, and any losses, assessments, fines, Taxes, penalties, administrative orders, obligations, costs, expenses, liabilities, and damages (whether actual, consequential, or punitive), including interest, penalties, reasonable attorney’s fees, disbursements, and costs of investigations, deficiencies, levies, duties, imposts, remediation and cleanup costs, and natural resources damages.
Class means any class of Units established pursuant to Section 4.01 which, as of the Effective Date, shall consist of Class A Units and Class B Units, or any one of them, as the context requires.
Class A Member means a Person admitted to the Company as a Member holding Class A Units from time to time, in its capacity as such and not in its capacity as a holder of any other class or group of Membership Interest. On the NEER/NEP APA Closing Date, immediately upon the consummation of the NEER/NEP APA Closing under the NEER/NEP APA, NEP Acquisitions shall be admitted as a Class A Member and NEP SellCo shall cease to be a Class A Member, and, thereafter, on the CEPF Closing Date, upon the consummation of the CEPF Closing pursuant to the CEPF MIPA, NEP Renewables III shall be admitted as a Class A Member (and shall thereafter be referred to herein as the NEP CEPF Member), and NEP Acquisitions shall cease to be a Class A Member.

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Class A Member Approval means (a) for so long as the NEP CEPF Member owns Class A Units, the prior written approval of the NEP CEPF Managing Member, on behalf of the NEP CEPF Member and as the Class A Member Representative, and (b) if the NEP CEPF Member no longer owns Class A Units, the prior written approval of the Class A Member Representative, acting on behalf of Class A Members holding a Majority-in-Interest of the outstanding Class A Units.
Class A Member Representative means, as of the CEPF Closing Date, the NEP CEPF Managing Member, on behalf of the NEP CEPF Member; provided, however, that if, prior to any date of determination, the NEP CEPF Managing Member, on behalf of the NEP CEPF Member, shall have designated any of NEP CEPF Member’s Permitted Assignees as successor Class A Member Representative in accordance with Section 13.09, then the Class A Member Representative shall be such Permitted Assignee; provided, further, that a Person may be permitted to serve as Class A Member Representative only if, and for so long as, such Person owns Class A Units or is the managing member or general partner that Controls a Class A Member.
Class A Percentage Interest means, as of any date, the percentage determined by dividing the number of Class A Units then held by a holder of Class A Units by the total number of Class A Units then outstanding.
Class A Permitted Financing means any debt financing, including debt securities or loans pursuant to indentures, debt facilities or commercial paper facilities, the issuance of notes, revolving credit loans, term loans, letters of credit, or similar instruments, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced, or refunded in whole or in part from time to time.
Class A Units has the meaning assigned that term in Section 4.01.
Class B Distribution Offset has the meaning assigned that term in Section 5.07(a).
Class B Excluded Party means, with respect to holders of Class B Units (other than NEP Class B Parties), (a) any Person listed on Schedule 1.A hereto, and (b) any Sanctioned Person.
Class B Member means a Person admitted to the Company as a Member holding Class B Units from time to time, in its capacity as such and not in its capacity as a holder of any other class or group of Membership Interest.
Class B Member Approval means (a) for so long as the NEER Member owns Class B Units, the prior written approval of the NEER Member, on behalf of all Class B Members, and (b) if the NEER Member no longer owns Class B Units, the prior written approval of the Class B Member Representative, acting on behalf of Class B Members holding a Majority-in-Interest of the outstanding Class B Units.
Class B Member Representative means, from and after the Effective Date, the NEER Member; provided, however, that, if, prior to any date of determination, the NEER Member shall have designated any of its Permitted Assignees as successor Class B Member Representative in accordance with Section 13.08, then the Class B Member Representative shall be such Permitted Assignee; provided, further, that a Person may be permitted to serve as Class B Member Representative only if, and for so long as, such Person owns Class B Units or is the managing member or general partner that Controls a Class B Member.

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Class B Percentage Interest means, as of any date, the percentage determined by dividing the number of Class B Units then held by a holder of Class B Units by the total number of Class B Units then outstanding.
Class B Permitted Financing means any credit facility, note or bond offering, or other issuance of debt securities, solely to the extent the net proceeds thereof are used in the acquisition of Class B Units by any Class B Member and the lenders are banks, trust companies, savings and loan associations, or other financial institutions regulated as commercial banks.
Class B Units has the meaning assigned that term in Section 4.01.
Code means the Internal Revenue Code of 1986, as amended.
Company has the meaning assigned that term in the preamble.
Company Level Taxes has the meaning assigned that term in Section 8.03(e).
Company LLC Agreement has the meaning assigned that term in the recitals.
Comparable Confidentiality Agreement has the meaning assigned that term in the Section 3.08(b)(vii).
Confidential Information means information and data (including all copies thereof), whether oral, written, or electronic, that constitutes proprietary or confidential information about the Company, the Members, or their respective Affiliates, including the terms of this Agreement and the Organizational Documents of any Tax Equity Entities, financial statements, Tax reports, valuations, analyses of potential or actual investments, reports or other materials, and other documents and information concerning the affairs of the Company and the Members. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that:
(a)is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Member or its Affiliates in contravention of this Agreement;

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(b)is made available to a Member or its Affiliate from a source that, to such Member’s or its Affiliate’s knowledge, is not prohibited from disclosing such information to such Member or its Affiliates by a legal, contractual, or fiduciary obligation;
(c)as to any Member or its Affiliates, was in the possession of such Member or its Affiliates prior to the execution of this Agreement and not subject to a separate confidentiality restriction or other legal, contractual, or fiduciary obligation; or
(d)has been independently acquired or developed by or on behalf of a Member or its Affiliates without violating any of the obligations of such Member or its Affiliates under this Agreement.
Construction Costs has the meaning assigned that term in the NEER/NEP APA.
Contract means any legally binding contract, lease, license, note, mortgage, indenture, or other legally binding agreement, whether oral or written, but excluding permits, certificates of authority, authorizations, approvals, registrations, franchises, and similar consents granted by a Governmental Authority.
Contractual Obligations has the meaning assigned that term in Section 6.03.
Contribution Effective Time means the effective time of the contribution of the Class A Units by NEP Renewables Holdings III to the NEP CEPF Member.
Control, Controls, or Controlled means the possession, directly or indirectly, through one or more intermediaries, of the following:
(a)(i) in the case of a corporation, fifty percent (50%) or more of the outstanding equity securities thereof entitled to vote generally, including in the election of directors;  in the case of a limited liability company, general partnership or joint venture, the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions);  in the case of a trust or estate, including a statutory trust, fifty percent (50%) or more of the beneficial interest therein;  in the case of a limited partnership  the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions), where the general partner of such limited partnership is a corporation, ownership of fifty percent (50%) or more of the outstanding equity securities of such corporate general partner entitled to vote generally, including in the election of directors,  where the general partner of such limited partnership is a partnership, limited liability company or other entity (other than a corporation or limited partnership), the right to fifty percent (50%) or more of the distributions (including liquidating distributions) from such general partner entity, and  where the general partner of such limited partnership is a limited partnership, Control of the general partner of such general partner in the manner described under subclause (B) or (C) of this clause (iv), in each case, notwithstanding that such Person with respect to which Control is being determined does not possess, directly or indirectly through one or more Subsidiaries, the right to receive at least fifty percent (50%) of the distributions from such limited partnership, or (v) in the case of any other entity, fifty percent (50%) or more of the economic or beneficial interest therein; or

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(b)in the case of any entity, the power or authority, through ownership of voting securities, by Contract or otherwise, to exercise predominant control over the management of such entity.
Covered Audit Adjustment has the meaning assigned that term in Section 8.03(d).
Covered Person has the meaning assigned that term in Section 6.07(a).
Debtor Relief Laws means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of any applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.
Decision Standard has the meaning assigned that term in Section 6.03.
Deferred Contribution has the meaning assigned the term “Deferred Contribution” in the Tax Equity A&R LLC Agreements.
Delaware Certificate has the meaning assigned that term in the recitals.
Delaware Courts has the meaning assigned that term in Section 11.03.
Delayed Asset Closing has the meaning assigned that term in the CEPF MIPA.
Delayed Assets has the meaning assigned that term in the CEPF MIPA.
Dispose, Disposing, or Disposition means, with respect to any asset (including a Membership Interest or any portion thereof (including any Class A Unit or Class B Unit) or any derivative or similar arrangement whereby a portion or all of the economic interests in, or risk of loss or opportunity for gain with respect to, such Membership Interest is transferred or shifted to another Person), any direct or indirect sale, assignment, lease, transfer, conveyance, gift, exchange, or other disposition of such asset, whether such disposition be voluntary, involuntary, or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession, or otherwise; (b) in the case of an asset owned by an entity, (i) a sale of the equity of such entity or a merger, division, or consolidation of such entity (other than a merger in which such entity is the survivor thereof) or (ii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up, or termination of such entity (unless, in the case of dissolution, such entity’s business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance itself; provided, however, that any Disposition of limited partnership interests or other equity interest of NEP or NEER shall not be subject to the restrictions set forth in Article 7.
Disposing Member means any Member or other holder of a Membership Interest, including Class A Units or Class B Units, that proposes to consummate a Disposition, including any proposed Disposition subject to Section 7.01(c), of all or any portion of its Membership Interest (whether or not the proposed Disposition is to another Member).

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Disposition Notice has the meaning assigned that term in Section 7.01(a).
Dispute has the meaning assigned that term in Section 11.01.
Disputing Member has the meaning assigned that term in Section 11.01.
Dissolution Event has the meaning assigned that term in Section 12.01.
Distribution Date means the date of payment of any distribution pursuant to Section 5.01, Section 5.02, Section 5.03, or Article 12.
Economic Risk of Loss has the meaning assigned that term in Treasury Regulations Section 1.752-2(a).
Effective Date has the meaning assigned that term in the preamble.
Election Out has the meaning assigned that term in Section 8.03(c).
Emergency means (a) any event that requires prompt action by the Company to avoid, prevent, or mitigate (i) imminent harm to Persons or property, including injury, illness, or death of any individual or damage to the properties or assets of the Company or its Subsidiaries, any other Person, natural resources (including wildlife), or the environment; (ii) any damage or disrepair to any property or assets of the Company or its Subsidiaries (including repairs or replacements thereof); or (iii) any material violation of applicable Law; or (b) any action required to prevent an imminent material default by the Company or any of its Subsidiaries, or to cure a material default, on any Material Project Agreement or Material Contract to which the Company or any of its Subsidiaries is a party.
Emergency Loan has the meaning assigned that term in Section 4.05(a).
Emergency Loan Amount has the meaning assigned that term in Section 4.05(a).
Encumber, Encumbering, or Encumbrance means the creation of a security interest, lien, pledge, mortgage, or other encumbrance, whether such encumbrance be voluntary, involuntary, or by operation of Law.
Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Execution Date Portfolio Project Model has the meaning assigned that term in the CEPF MIPA.
FCPA means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

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Federal Funds Effective Rate means, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received from three federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
Fiscal Year means any twelve (12) month period commencing on January 1 and ending on December 31.
Fund means a private equity, infrastructure, or other investment fund entity.
GAAP means generally accepted accounting principles in the United States of America, consistently applied; provided that, for any financial statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.
Governmental Authority (or Governmental) means a federal, state, local or foreign governmental or quasi-governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village, or other municipality; a district, ward, or other subdivision of any of the foregoing; any executive, legislative, or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council, or other administrative body of any of the foregoing; any court or other judicial body, or any arbitration body or tribunal; and any officer, official, or other representative of any of the foregoing.
Guaranteed Tax Credit Dispute means any audit, administrative, or judicial process relating to tax credits under Section 45 or Section 48 of the Code allocated by a Tax Equity Entity to any Tax Equity Investor for which (a) the Tax Equity Entity’s recourse against the Company following an adverse determination related to such tax credits is supported by a payment guarantee by an Affiliate of NEP Renewables Holdings III or (b) an Affiliate of NEP Renewables Holdings III agrees in writing to provide an indemnity to the Company with respect to any adverse determination of such audit, administrative, or judicial process, in the amount of any excess of (i) the net present value (using a discount rate of ([●]%)) of any adjustment to Deferred Contributions or reduction in the pro forma amount of available cash flow projected to be distributed to the Company under the limited liability company agreement of a Tax Equity Entity in the absence of such adverse determination over (ii) the amount of any settlement payment with respect to such audit, administrative, or judicial process that is approved by Class A Member Approval and Class B Member Approval.
Hedging Instrument means (a) any interest rate swap, option Contract, futures Contract, options on futures Contract, cap, floor, collar, or any other similar arrangement entered into by or on behalf of the Company or any of its Subsidiaries related to movements in interest rates; (b) any electricity swap, options Contract, futures Contract, options on futures Contract, cap, floor, collar, or any other similar arrangement entered into by or on behalf of the Company or any of its Subsidiaries related to movements in electricity prices or for the purpose of reducing exposure to movements in electricity prices (or minimizing losses in connection therewith); and (c) any other derivative transaction of a nature similar to those referenced in clause (a) or clause (b) entered into by or on behalf of the Company or any of its Subsidiaries to hedge risks of any commercial nature.

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High Banks Transmission Proceeds means all proceeds paid to Irish Creek Wind, LLC by High Banks Wind, LLC or any other Affiliate of NEER, in each case, in connection with any Disposition or Encumbrance of interests in the Shared Interconnection Facilities (as defined in the Amended and Restated Shared Interconnection Facilities Co-owners Agreement, dated as of October 8, 2020, between Soldier Creek Wind, LLC and Irish Creek Wind, LLC) and the interconnection of any project owned or managed by NEER or one of its Affiliates to such Shared Interconnection Facilities.
including means including, without limitation.
Indebtedness means any amount payable by a Person as debtor, borrower, issuer, guarantor, or otherwise pursuant to (a) an agreement or instrument involving or evidencing money borrowed, or the advance of credit, including the face amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person or its Subsidiaries and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance of financing (in each case, only to the extent undrawn or, in the case of any drawing, not cash collateralized or reimbursed within two (2) Business Days of the date drawn), (b) indebtedness of a third party described in clauses (a), (c), or (d) of this definition that is (i) guaranteed by such Person or its Subsidiaries or (ii) secured by any Encumbrance on assets owned or acquired by, such Person or its Subsidiaries, whether or not the indebtedness secured thereby has been assumed such Person or its Subsidiaries; provided that, in the case of any Indebtedness described in this clause (ii), the amount of such Indebtedness shall be deemed to be the lesser of the outstanding principal amount of such Indebtedness or the fair market of the assets of such Person or its Subsidiaries securing such Indebtedness, (c) purchase-money indebtedness and capital lease obligations classified as such in accordance with GAAP (other than as a result of the adoption or implementation of Accounting Standards Codification No. 842 or any successor provision or amendment or other modification thereto), (d) obligations evidenced by bonds, debentures, notes or other instruments of debt securities, or by warrants or other rights to acquire any debt instruments or debt securities.
Initial Capital Contribution has the meaning (a) assigned the term SIP SellCo Initial Capital Contribution with respect to the NEER Member; and (b) assigned that term in Section 4.03(c) with respect to the NEP CEPF Member.
Insolvency Proceeding means any (a) insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the SIP Party (as defined in the Management Services Agreement), whether under any bankruptcy, reorganization or insolvency law or laws, federal, provincial, territorial or state, or any law, federal, provincial, territorial or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, (b) proceeding for any liquidation, liquidating distribution, dissolution or other winding up of the SIP Party, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, including, without limitation, any proceeding seeking the appointment of any trustee, monitor, receiver, interim receiver and manager, sequestrator, liquidator, custodian or other official with similar powers with respect to such Person or any of its assets, (c) assignment for the benefit of creditors of the SIP Party, or (d) other marshalling of the assets of the SIP Party.

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Law means any federal, state, local, or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule, or regulation.
Loss Reduction Activity means any actions taken by the Company or any of its Subsidiaries, including by entering into Contracts, to mitigate or prevent losses arising out of or resulting from the production or offtake of electricity, capacity, and ancillary services that, in the absence of such actions, would have been incurred in connection with the operation of any Project, whether pursuant to Contracts to which the Company or any of its Subsidiaries is a party or otherwise; provided, however, that no such actions shall be permitted without Class A Member Approval and Class B Member Approval if, on a pro forma basis, such actions would reduce the amount of Projected Available Cash during any Quarter, as compared to the amount of Projected Available Cash during such Quarter if such actions had not been taken.
Loss Reduction Amount means the aggregate amount of any payments or other consideration or benefits received by the Company or any of its Subsidiaries arising out of, resulting from, or relating to any Loss Reduction Activity.
Major Decisions has the meaning assigned that term in Section 6.03.
Majority-in-Interest means, as of any date, with respect to each Class of Units, Members holding Units representing at least 50.1% of the aggregate Pro Rata Share represented by all outstanding Units of such Class of Units.
Management Co. means SIP Management II, LLC, a Delaware limited liability company.
Management Fee has the meaning assigned that term in the Management Services Agreement.
Management Services Agreement means the Management Services Agreement to be entered into by and between Management Co., the Company, and each of the Service Recipients party thereto from time to time, substantially in the form attached hereto as Exhibit B, as such agreement may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.
Manager means NEP Renewables Holdings III, or such other Person(s) as may be hereafter appointed as a successor Manager of the Company pursuant to and in accordance with Section 6.01, each in its capacity as such.
Material Contract means any (a) Contract for the future purchase, exchange, or sale of electric power or ancillary services; (b) Contract for the future transmission of electric power; (c) interconnection Contract; (d) partnership, joint venture, or limited liability company agreement; or (e) Project Financing Document.

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Material Project Agreement means any Power Purchase Agreement, engineering procurement and construction Contract, development and construction management agreement, equipment supply agreement (including any turbine or module supply agreement), operation and maintenance agreement, administrative services agreement, energy management services agreement, shared or common facilities agreement, interconnection agreement, or build-out agreement to which the Company or any of its Subsidiaries is a party, or any credit support thereunder.
Member means (a) the NEER Member, effective as of the Effective Date, (b) NEP SellCo, effective as of the NEP SellCo Distribution until the NEER/NEP APA Closing, (c) NEP Acquisitions, effective upon the NEER/NEP APA Closing on the NEER/NEP APA Closing Date and continuing until the CEPF Closing on the CEPF Closing Date, (d) the NEP CEPF Member, effective upon the CEPF Closing on the CEPF Closing Date, and (e) each other Person hereafter admitted to the Company as a New Member in accordance with this Agreement; provided, however, that the term “Member” does not include any Person who has ceased to be a member of the Company (including, from and after the CEPF Closing, NEP Acquisitions).
Member Affiliated Parties has the meaning assigned that term in Section 6.05(a).
Member Nonrecourse Debt has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).
Member Nonrecourse Debt Minimum Gain has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulations Section 1.704-2(i)(2).
Member Nonrecourse Deductions has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulations Section 1.704-2(i)(1).
Membership Interest means, with respect to any Member, (a) such Member’s status as a Member; (b) that Member’s right, as a holder of Class A Units or Class B Units, to a portion of the income, gain, loss, deduction, and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including such Member’s rights to vote, consent, and approve matters, as set forth in this Agreement; and (d) all obligations, duties, and liabilities imposed on such Member (under the Act, this Agreement, or otherwise) in its capacity as a Member.
Minimum Gain has the meaning assigned that term in Treasury Regulations Section 1.704 2(d).
Moonlight Bay Company means Moonlight Bay Renewables, LLC, a Delaware limited liability company.

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Moonlight Bay Company LLC Agreement means the Amended and Restated Limited Liability Company Agreement, dated as of August 20, 2021, of Moonlight Bay Company, as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.
Moonlight Bay Holdings means Moonlight Bay Class A Holdings, LLC, a Delaware limited liability company.
National Securities Exchange means an exchange registered with the United States Securities and Exchange Commission under Section 6(a) of the Exchange Act (or any successor to such Section).
NEER means NextEra Energy Resources, LLC, a Delaware limited liability company.
NEER Member has the meaning assigned that term in the preamble.
NEER/NEP APA means the Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, by and among NEP US SellCo, LLC, a Delaware limited liability company, NEP Acquisitions, and, solely with respect to the articles referenced therein, Seller Parent Guarantor (as defined therein), as amended by the Amendment to the Amended and Restated Purchase and Sale Agreement (2021-B Projects Annex) and the Acquired Companies Annex for the 2021-B Acquired Companies attached thereto, dated as of October 21, 2021, as such agreement may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms thereof.
NEER/NEP APA Base Purchase Price has the meaning assigned the term “Base Purchase Price” in the NEER/NEP APA.
NEER/NEP APA Closing has the meaning assigned the term “Closing” in the NEER/NEP APA.
NEER/NEP APA Closing Date has the meaning assigned the term “Closing Date” in the NEER/NEP APA.
NEER/NEP APA Closing Purchase Price has the meaning assigned the term “Closing Purchase Price” in the NEER/NEP APA, subject to adjustment following the NEER/NEP APA Closing in accordance with the terms of the NEER/NEP APA.
NEP means NextEra Energy Partners, LP, a Delaware limited partnership.
NEP Acquisitions has the meaning assigned that term in the preamble.
NEP CEPF Managing Member has the meaning assigned the term “Managing Member” in the CEPF LLC Agreement.
NEP CEPF Member has the meaning assigned that term in the recitals.
NEP Class B Parties means, as of any date, such of the NEP CEPF Member and its Permitted Assignees (including any of its Affiliates (other than the NEER Member)) that hold Class B Units on such date (and each, individually, a “NEP Class B Party”).

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NEP Excluded Party means, with respect to NEP CEPF Member and its Affiliates, (a) any Person listed on Schedule 1.B hereto, and (b) any Sanctioned Person.
NEP Renewables Holdings III has the meaning assigned that term in the preamble.
NEP Renewables III has the meaning assigned that term in the preamble.
NEP SellCo has the meaning assigned that term in the preamble.
NEP SellCo Distribution has the meaning assigned that term in Section 4.03(b).
Net Profits and Net Loss means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:
(a)    any income of the Company that is exempt from federal income tax not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss;
(b)    any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Loss shall be subtracted from such taxable income or loss;
(c)    income, gain, or loss resulting from any Disposition of, distribution to a Member of, or depreciation, amortization, or other cost recovery deductions with respect to, Company property shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted Tax basis of such property differs from its Book Value;
(d) in the event the Book Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;
(e) to the extent an adjustment to the adjusted Tax basis of any asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution (other than in liquidation of a Member’s interest in the Company), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

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(f) notwithstanding any other provision of this definition of “Net Profits” and “Net Loss,” any item that is specially allocated pursuant to Section 5.04(c) shall not be taken into account in computing Net Profits or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.04(c) shall be determined by applying rules analogous to those set forth in this definition of “Net Profits” and “Net Loss.”
Network Upgrades has the meaning assigned that term in the applicable interconnection agreements relating to the Irish Creek Wind Project, the Borderlands Wind Project, the Quinebaug Solar Project, the Cool Springs Solar Project, the Quitman II Solar Project, the Dodge Flat Solar Project, the Fish Springs Solar Project, the Minco III Wind Project, and the Ensign Wind Project (as each such term is defined in the NEER/NEP APA).
New Member means a Person, other than the NEER Member, NEP SellCo, NEP Acquisitions, and the NEP CEPF Member, admitted as Member after the Effective Date pursuant to the terms and conditions herein.
Nonrecourse Deductions has the meaning assigned that term in Treasury Regulations Section 1.704-2(b).
Offer Notice has the meaning assigned that term in Section 7.01(c)(ii).
Offset Amount has the meaning assigned that term in Section 5.07(a).
Offset Holder means any holder of Class B Units other than the NEER Member and its Affiliates; provided, however, that (a) prior to a SIP Party Offset Event, the SIP Party shall not be an Offset Holder and (b) if and to the extent such Successor-in-Interest shall have (i) validly exercised its right to terminate the Management Services Agreement pursuant to and in accordance with the terms thereof and (ii) paid the Successor Termination Fee in full (or, if applicable, paid its Applicable Portion of the Successor Termination Fee in full), then such Successor-in-Interest shall not be an Offset Holder.
Offset Loan has the meaning assigned that term in the Management Services Agreement.
Option A has the meaning assigned that term in Section 8.03(e).
Option B has the meaning assigned that term in Section 8.03(e).
Organizational Documents means, as applicable, an entity’s agreement of limited partnership, certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws, or other similar organizational documents.

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Parent means, with respect to any Member, a Person that Controls such Member.
Partnership Representative has the meaning assigned that term in Section 8.03(a).
Permitted Assignee means any assignee of all or any portion of a Member’s Class A Units or Class B Units, the Disposition of which was made in accordance with the terms and conditions of Article 7, including the requirements set forth in Section 7.01.
Permitted Encumbrances has the meaning assigned that term in the NEER/NEP APA.
Permitted SIP Affiliates has the meaning assigned the term “Permitted Affiliates” in the Management Services Agreement.
Permitted SIP Assigns means, solely with respect to the SIP Party, each of the Permitted SIP Affiliates that acquires Class B Units during the Service Term (as defined in the Management Services Agreement) from another SIP Party (as defined in the Management Services Agreement) and becomes a Class B Member in compliance with the terms, and subject to the conditions, set forth Article 7.
Person has the meaning assigned that term in Section 18101 of the Act and also includes, with respect to any natural person, the heirs, beneficiaries, and personal representatives of such natural person, where the context so provides.
Post-Effective Date Excess Insurance Proceeds means the excess of any proceeds from insurance arising out of or relating to events, casualties, or other circumstances that constitute insured losses occurring on or after the Effective Date that are received by the Company or any of its Subsidiaries over the costs and expenses incurred by the Company and its Subsidiaries to remedy, repair, or mitigate the damage or other insured loss that gave rise to the receipt of such insurance proceeds; provided that all distributions of Post-Effective Date Excess Insurance Proceeds in respect of any Tax Equity Entity to holders of Class A Units and Class B Units shall be net of all amounts distributed, or required to be distributed, by such Tax Equity Entity pursuant to its Organizational Documents to the holders of Tax Equity Interests therein.
Power Purchase Agreement means the agreements set forth on Schedule 2 hereto and any other purchase and sale agreement with respect to the offtake of electricity, capacity, and ancillary services and any Contract for differences, in each case, to which any Subsidiary of the Company becomes a party after the Effective Date with respect to any of the Projects.
Power Purchaser Buyout Event means the exercise by the applicable counterparty (or any successor thereof) to one of the Power Purchase Agreements listed on Schedule 3 hereto of its option to purchase the applicable Project (or Project Company) pursuant to such Power Purchase Agreement.
PPA Delay Liquidated Damages means any amounts payable by the Company or its Subsidiaries and designated as compensation for delay liquidated damages pursuant to any Power Purchase Agreement.
Pre-Effective Date Excess Insurance Proceeds means the excess of any proceeds from insurance arising out of or relating to events, casualties, or other circumstances that constitute insured losses occurring before the Effective Date that are received by the Company or any of its Subsidiaries over the costs and

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expenses incurred by the Company and its Subsidiaries to remedy, repair, or mitigate the damage or other insured loss that gave rise to the receipt of such insurance proceeds.
Pro Rata Share means, as of any date, with respect to the Class A Units or Class B Units held by any Member, the percentage ownership of the Company attributable to such Units as of such date, as such percentage is reflected on Exhibit A as of the Effective Date, as may be adjusted from time to time pursuant to the terms of this Agreement. The aggregate Pro Rata Share of all Members together shall at all times equal one hundred percent (100%). As of each of the Effective Date, the NEER/NEP APA Closing Date, and the CEPF Closing Date, the aggregate Pro Rata Share represented by (a) all Class A Units shall equal fifty percent (50%) and (b) all Class B Units shall equal fifty percent (50%). An individual Member’s Pro Rata Share attributable to (i) the Class A Units held by such Member shall equal (A) such Member’s Class A Percentage Interest, multiplied by (B) the aggregate Pro Rata Share of all Class A Units, and (ii) the Class B Units held by such Member shall equal (A) such Member’s Class B Percentage Interest, multiplied by (B) the aggregate Pro Rata Share of all Class B Units.
Project means, as applicable, any of the Moonlight Bay Projects or the Stargrass Projects (as each such term is defined in the NEER/NEP APA). Collectively, all of the foregoing are referred to herein as the “Projects.”
Project Company means any of (a) the Dodge Flat Solar Project Company, (b) the Elora Solar Project Company, (c) the Fish Springs Solar Project Company, (d) the Little Blue Project Company, (e) the Minco III Project Company, (f) the White Mesa Project Company, (g) the Borderlands Project Company, (h) the Cool Springs Solar Project Company, (i) the Ensign Project Company, (j) the Hubbard Project Company, (k) the Irish Creek Project Company, (l) the Quinebaug Solar Project Company, and (m) the Quitman II Solar Project Company (as each such term is defined in the NEER/NEP APA).
Project Financing Documents means, with respect to any Tax Equity Entity, the applicable Tax Equity ECCA (as defined in the NEER/NEP APA) and Tax Equity A&R LLC Agreement entered into (or to be entered into) in connection with the Tax Equity Financing for any Project Company, and, collectively, with respect to all of the Project Companies, the Tax Equity ECCAs and the Tax Equity A&R LLC Agreements entered into, or to be entered into, in connection with the Tax Equity Financing for all such Project Companies.
Projected Available Cash has the meaning assigned that term in Section 4.05(b).
Purchased Class A Units has the meaning assigned that term in the recitals.
Quarter means, unless the context requires otherwise, a fiscal quarter of the Company.
Regulatory Allocations has the meaning assigned that term in Section 5.04(c)(ix).

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Related Party means any Person (a) who is considered for federal income tax purposes to be purchasing electricity generated by a Subsidiary of the Company and who is related to the Company or a Member within the meaning of Section 45(e)(4) of the Code or any successor provision, but excluding any Person that so purchases electricity generated by such Subsidiary to the extent such Person resells the electricity to another Person who is not related to the Company or a Member within the meaning of Section 45(e)(4) of the Code or (b) who is related for purposes of the application of the loss disallowance rules of Section 267(a) or Section 707(b)(1) of the Code to sales of electricity generated by a Subsidiary of the Company.
Representative means, with respect to any Person, and excluding the use of the term in the definition of “Class A Member Representative,” “Class B Member Representative,” and “Partnership Representative,” any of such Person’s financial advisors, consultants, accountants, attorneys, engineers, or other representatives.
Required Tax Payment has the meaning assigned that term in Section 4.05(c).
Sale Proceeds means the net proceeds received by the Company, after payment of all of the related costs and expenses of the Company and its Subsidiaries, as the result of (a) a sale of the Company pursuant to which any Person (or group (within the meaning of Section 13(d)(3) of the Exchange Act)) acquires, directly or indirectly, (i) all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) or (ii) all of the outstanding equity securities of the Company, whether by merger, consolidation, recapitalization, division, reorganization, purchase of securities, or otherwise, or (b) a Disposition of any material assets of the Company or its Subsidiaries (including pursuant to any Power Purchaser Buyout Event); provided that all distributions of Sale Proceeds in respect of any Tax Equity Entity (or any Subsidiary thereof) to holders of Class A Units and Class B Units shall be net of all amounts distributed, or required to be distributed by such Tax Equity Entity’s Organizational Documents, by such Tax Equity Entity to the holders of its Tax Equity Interests.
Sanctioned Country means a country or territory that is the subject of comprehensive Sanctions (which, as of the Effective Date, means Cuba, Iran, North Korea, Syria, and the Crimea region).
Sanctioned Person means, at any time, any Person: (a) listed on any Sanctions-related list of designated or blocked Persons; (b) ordinarily resident in or organized under the Laws of a Sanctioned Country; or (c) fifty percent (50%) or more (in the aggregate) of which is owned, directly or indirectly, by any of the foregoing.
Sanctions means, collectively, the sanctions administered or enforced by the United States government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, or the European Union.
Securities Act means the Securities Act of 1933, as amended.
SIP Party means any holder of Class B Units that is not an Affiliate of the NEER Member, together with its Permitted SIP Assigns.

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SIP Party Offset Event has the meaning assigned that term in the Management Services Agreement.
SIP SellCo Initial Capital Contribution has the meaning assigned that term in Section 4.03(a).
SIP SellCo Initial Contribution Amount has the meaning assigned that term in Section 4.03(a).
Sole Discretion Standard has the meaning assigned that term in Section 6.03.
Stargrass Company means Stargrass, LLC, a Delaware limited liability company.
Stargrass Company LLC Agreement means the Amended and Restated Limited Liability Company Agreement, dated as of July 30, 2021, of Stargrass Company, as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.
Stargrass Holdings means Stargrass Class A Holdings, LLC, a Delaware limited liability company.
State Tax Credit Payments means, collectively, all payments received by the Company in respect of state Tax credits that may be claimed with respect to the output of any direct or indirect asset of a Tax Equity Entity or otherwise.
Subcontractor Delay Liquidated Damages means, collectively, all payments received by the Company or any of its Subsidiaries in respect of any Project and designated as compensation for any delay liquidated damages relating to the construction, development, or testing of such Project.
Subsidiary means, as to any Person, (a) any corporation, limited liability company or other entity that is Controlled by such Person or (b) any corporation, limited liability company, or other entity in which such Person owns, directly or indirectly, an equity interest entitled to receive fifty percent (50%) or more of the distributions therefrom (including liquidating distributions). For the avoidance of doubt, for so long as Minco Wind Energy III, LLC is the managing member of Minco IV & V Interconnection, LLC, a Delaware limited liability company,, then, for all purposes of this Agreement, Minco IV & V Interconnection, LLC shall be treated as a Subsidiary of the Company (provided that, solely for purposes of the definition of Affiliate Transaction, and regardless of whether Minco Wind Energy III, LLC is its managing member, Minco IV & V Interconnection, LLC shall be treated as a Subsidiary of the Company).
Successor-in-Interest means any successor-in-interest to the SIP Party that acquires Class B Units in connection with an Insolvency Proceeding.
Successor Termination Fee has the meaning assigned that term in the Management Services Agreement.

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Tax means any federal, state, local or foreign income, gross receipts, ad valorem, sales and use, employment, social security, disability, occupation, property, severance, value added, transfer, capital stock, excise or other taxes imposed by or on behalf of any Governmental Authority, including any interest, penalty or addition thereto.
Tax Equity A&R LLC Agreements means the Moonlight Bay Company LLC Agreement, the Stargrass Company LLC Agreement, and the limited liability company of any other Acquired Company (as defined in the NEER/NEP APA) (or any subsidiaries thereof) that, following the Effective Date, shall have issued and outstanding Tax Equity Interests, in each case, as such agreement is in effect as of the Effective Date (if applicable), and as may be thereafter amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms thereof.
Tax Equity Entities means, collectively, Moonlight Bay Company and Stargrass Company (in each case, for so long as it has outstanding Tax Equity Interests) and any other Subsidiary of the Company that has outstanding Tax Equity Interests (for so long as such Tax Equity Interests remain outstanding), and each such entity a “Tax Equity Entity.”
Tax Equity Financing means, with respect to each of the Projects, the transactions contemplated by the applicable Project Financing Documents.
Tax Equity Interests means the issued and outstanding equity interests in any Subsidiary of the Company (including, as of the Effective Date, Moonlight Bay Company and Stargrass Company) that (a) are issued to and held by Persons not Affiliated with NEP, (b) do not represent a Controlling interest in such Subsidiary, and (c) entitle the holder thereof to production Tax credits under the Code and other benefits.
Tax Equity Investors means, as of any date, the holders of Tax Equity Interests as of such date.
Tax Equity Liquidation Proceeds means any distribution received by the Company on or in respect of the Company’s direct or indirect interest in any of its Subsidiaries that is attributable to any dissolution, liquidation, or winding up of any such Subsidiary.
Tax Equity Proceeds means the aggregate amount of capital contributions (other than Deferred Contributions) actually paid by Tax Equity Investors to the applicable Tax Equity Entity at any time on or after the closing date of the applicable Tax Equity Financing pursuant to the applicable Project Financing Document or other definitive agreement entered into in connection with the acquisition of Tax Equity Interests in such Tax Equity Entity.
Tax Equity Repurchase has the meaning assigned that term in Section 4.05(b).
Tax Equity Repurchase Loan has the meaning assigned that term in Section 4.05(b).
Tax Equity Repurchase Loan Notice has the meaning assigned that term in Section 4.05(b).
Tax Equity Repurchasing Member has the meaning assigned that term in Section 4.05(b).
Tax Payment Loan has the meaning assigned that term in Section 4.05(c).
Term has the meaning assigned that term in Section 2.06.

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Termination Fee has the meaning assigned that term in the Management Services Agreement.
Treasury Regulations means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary, or final Treasury Regulations.
Triggering Event means the occurrence of the following, as identified in a Triggering Event Notice: the Manager intentionally breaches its obligation to cause the Company to pay distributions when and if required pursuant to Section 5.01 or Section 5.02 and fails to cure such breach of Section 5.01 or Section 5.02 within thirty (30) days following its receipt of notice of such breach from the Class A Member Representative or the Class B Member Representative.
Triggering Event Date means the date on which a Triggering Event occurred, as set forth in a Triggering Event Notice.
Triggering Event Notice means a notice delivered by the Class A Member Representative (acting with Class A Member Approval) or the Class B Member Representative (acting with Class B Member Approval) to the Manager setting forth (a) that a Triggering Event has occurred, and the date thereof, and (b) a reasonably detailed description of the facts and circumstances supporting such determination that a Triggering Event has occurred.
Unaffiliated Material Project Agreement means any Material Project Agreement that does not constitute an Affiliate Transaction.
Unit has the meaning assigned that term in Section 4.01.
WC/Credit Capital Call has the meaning assigned that term in Section 4.05(d).
Withdraw, Withdrawing, Withdrawn, or Withdrawal means the withdrawal, resignation, or retirement of a Member from the Company in its capacity as a Member. Such terms shall not include any Dispositions of Membership Interests (which are governed by Article 7), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.
Withdrawn Member has the meaning assigned that term in Section 10.03.
Working Capital Loan has the meaning assigned that term in Section 4.05(d).

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1.02Interpretation. Unless the context requires otherwise: (a) the gender of each word used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; (f) the definitions given for terms in this Article 1 and elsewhere in this Agreement shall apply to both the singular and plural forms of the terms defined; (g) the conjunction “or” shall be understood in its inclusive sense (and/or); and (h) the words “hereby,” “herein,” “hereunder,” “hereof,” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph, or clause in which such word appears.
ARTICLE 2
ORGANIZATION

2.01Formation. The Company was formed by the NEER Member as a Delaware limited liability company effective as of September 8, 2021.
2.02Name. The name of the Company is Star Moon Holdings, LLC, and all Company business shall be conducted in that name or such other names that comply with Law as the Manager may select.
2.03Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Delaware Certificate or such other Person or Persons as the Manager may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Manager may designate, which need not be in the State of Delaware, and the Company shall maintain records there or at such other place as the Manager shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Manager may designate.
2.04Purposes. The purposes of the Company are to acquire, accept, own, hold, sell, lease, transfer, finance, refinance, exchange, manage, and operate, directly or indirectly through Subsidiaries, the Assets (and, indirectly, the applicable equity interests in each of the Project Companies and Tax Equity Entities) and any other assets acquired by the Company, directly or indirectly, after the Effective Date in accordance with the terms of this Agreement, together with the liabilities and obligations related thereto, and to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies formed under the laws of the State of Delaware that are ancillary, related, or incidental to, or necessary or appropriate for the accomplishment of, the foregoing purposes.

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2.05No State Law Partnership. The Members intend that the Company shall be a limited liability company and, except as provided herein with respect to U.S. federal (and applicable state and local) income Tax treatment, the Company shall not be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venturer of any other Member, for any purposes, and this Agreement may not be construed to suggest otherwise.
2.06Term. The period of existence of the Company (the “Term”) commenced on September 8, 2021, and shall end at such time as the Company is dissolved and wound up in accordance with this Agreement and the Act and a certificate of cancellation is filed with the Secretary of State of the State of Delaware and has become effective in accordance with Section 12.04.
2.07Title to Property. All assets, property, and rights of the Company shall be owned or leased by the Company as an entity and, except with respect to assets, property, or rights of the Company leased or licensed to the Company by a Member (subject to the terms hereof), no Member shall have any ownership interest in such assets, property, or rights in its individual name or right, and each Member’s Membership Interest shall be personal property for all purposes. The Company shall hold all assets, property, and rights of the Company in the name of the Company and not in the name of any Member.
2.08Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Company shall comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business. The Company shall execute and deliver any or all certificates or other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, or terminate the Company as a foreign limited liability company in all jurisdictions in which the Company conducts business.
ARTICLE 3
MEMBERS

3.01Schedule of Members. The name and address of each Member, the number and Class of Units held by such Member, and the applicable Pro Rata Share with respect to the Units held by such Member are set forth on the Schedule of Members attached hereto as Exhibit A. Upon consummation of the CEPF Closing, the number and respective Pro Rata Share represented by the Class A Units and Class B Units, as applicable, held by each of the Members shall be as set forth in Exhibit A hereto. The Manager shall cause the Schedule of Members set forth on Exhibit A to be amended, and the books and records of the Company to be updated, to reflect (a) the admission of any new Member, (b) the withdrawal or substitution of any Member, (c) the Company’s issuance of additional Membership Interests, (d) the Disposition of Membership Interests, and (e) the receipt by the Company of notice of any change of address of a Member, in each case, in accordance with, and only after compliance with, the terms and conditions of this Agreement. No such amendment or revision to the schedule of Members shall be deemed an amendment to this Agreement or require the consent of any Member. Any reference in this Agreement to the schedule of Members shall be deemed to be a reference to the schedule of Members as amended and in effect from time to time.

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3.02Representations and Warranties of the Members. Each Member hereby represents and warrants to the Company and each other Member that the following statements are and shall be true and correct from and after the date of such Member’s admission as a Member of the Company:
(a)such Member is duly incorporated, organized, or formed (as applicable), validly existing, and in good standing under the Law of the jurisdiction of its incorporation, organization, or formation; if required by applicable Law, such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization, or formation; and such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by and consents of the board of directors, stockholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken or obtained;
(b)such Member has duly executed and delivered this Agreement and each of the other documents that this Agreement requires or contemplates that such Member will execute, and they each constitute the valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and
(c)such Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default, or violation of, or result in a default or the creation of an Encumbrance, or give rise to any right of termination, cancellation, or acceleration of any of the terms, conditions or provisions of (A) the Organizational Documents of such Member, (B) any material Contract to which such Member is a party or by which it or its assets are bound, or (C) any Law or arbitral award to which such Member is subject; or (ii) require any consent, approval, or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.
3.03Voting Rights of Members. Except as provided in the definitions of “Guaranteed Tax Credit Dispute,” “Loss Reduction Activity,” and “Triggering Event Notice” and in Section 3.06, Section 3.08(b)(vii), Section 4.04(b), Section 4.05(b), Section 6.01, Section 6.03, Section 7.01(a), Section 8.03, Section 10.01, Section 12.01(a), and Section 13.04, no vote, consent, or approval by or on behalf of the Members is or will be required for any matter or matters relating to the Company or its Subsidiaries or their respective businesses or affairs or otherwise arising under this Agreement or the Act. If at any time there is more than one Class A Member, then any action requiring the Class A Members to act as a class will require Class A Member Approval. If at any time there is more than one Class B Member, then any action requiring the Class B Members to act as a class will require Class B Member Approval.
3.04No Management Rights. Except to the extent otherwise expressly provided in this Agreement, no Member, in its capacity as such, will have any right, power, or authority to take part in the management or control of the business of, or transact any business for, the Company, to act or sign for or on behalf of the Company, or to bind the Company in any manner whatsoever. No Member will hold out or represent to any third party that any such Member has any such power or right or that any such Member is anything other than a member in the Company.

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3.05Limitation on Liability of Members.
(a)To the fullest extent permitted under the Act, no Covered Person will have any personal liability whatsoever solely by reason of being a Covered Person, whether to the Company, its creditors, or any other Person, for the debts, obligations, expenses, or liabilities of the Company, whether arising in contract, tort, or otherwise, which will be solely the debts, obligations, expenses, or liabilities of the Company. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of debts, obligations, expenses, or liabilities of the Company. Neither the Manager nor any Member shall take, or cause to be taken, any action that would result in the Manager’s or any Member’s having any personal liability for the obligations of the Company. In no event will the Manager, any Member, or any of its, the Company’s, or any of their respective Subsidiaries’ officers, directors, members, managers, stockholders, partners, principals, Affiliates, Representatives, or employees be liable under this Agreement (or otherwise) to the Company or any other Member (or their respective Affiliates, officers, directors, members, managers, stockholders, partners, principals, Representatives, or employees) for any (i) punitive damages or (ii) consequential damages, including any loss of future revenue or income, loss of business reputation or business opportunity, damages based on any type of multiple, or any damages that are not reasonably foreseeable.
(b)Except as otherwise expressly provided herein, no Member will be required to make any additional Capital Contribution other than, (i) with respect to the NEER Member, its Initial Capital Contribution made (or deemed to be made) on the Effective Date and (ii) with respect to the NEP CEPF Member, its Initial Capital Contribution made (or deemed to be made) on the CEPF Closing Date, as set forth in Section 4.03(c). To the fullest extent permitted by Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act will not be grounds for imposing personal liability on the Members for liabilities of the Company.
3.06Withdrawal of Members. Except as otherwise provided in this Agreement, no Member will be entitled to (a) voluntarily resign or otherwise Withdraw from the Company; (b) withdraw any part of such Member’s Capital Contributions from the Company; (c) demand the return of such Member’s Capital Contributions; or (d) receive property other than cash in return for such Member’s Capital Contribution, in each case, without the prior written consent of all remaining Members, in their sole and absolute discretion.
3.07Access to Information. Except as otherwise set forth herein, each Member shall be entitled to obtain from the Company, to the extent permitted by Law, any information that such Member may reasonably request concerning the Company and its Subsidiaries, subject to Section 18-305(c) of the Act and any limitations on such information rights under applicable Law; provided, however, that this Section 3.07 shall not obligate the Company or the Manager to create any information or reports that do not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database), except to the

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extent otherwise provided in Section 9.03. Each Member shall also have the right, upon reasonable advance notice, and at all reasonable times during usual business hours, to inspect the properties of the Company and its Subsidiaries and the books of account and other records and reports of the Company and its Subsidiaries, subject to Section 18-305(c) of the Act and any other limitations on information rights under applicable Law; provided that no such inspection or access by a Member may unreasonably interfere with the operation of any Project or the conduct of business by the Company or any of its Subsidiaries. Notwithstanding the foregoing, or any other provision of this Agreement, no Member shall have the right to inspect, obtain copies of, or otherwise have access to any document, report, or other information that (a) is subject to any contractual or legal obligation of confidentiality which, notwithstanding such Member or its designated officer, employee, or Representative being subject to Section 3.08 or any Comparable Confidentiality Agreement (as applicable), prohibits such Member (or its designated officer, employee or Representative, as the case may be) from obtaining access to such document, report, or other information, (b) is protected by the attorney-client or other applicable privilege, or (c) the Manager has determined in good faith is competitively sensitive or in the nature of trade secrets or the disclosure of which would damage the Company or any of its Subsidiaries or any of their respective businesses. A Member’s rights under this Section 3.07 may be exercised through any officer or employee of such Member designated in writing by it or by any Representative so designated, if such officer, employee, or Representative is subject to a Comparable Confidentiality Agreement (it being understood that such Member shall be responsible to the Company for any breach of such Comparable Confidentiality Agreement). The Member making the request shall bear all reasonable and documented out-of-pocket costs and expenses incurred by the Company or any of its Subsidiaries in connection with such Member’s exercise of its rights under this Section 3.07. The Members agree to reasonably cooperate, and to cause their respective Representatives to reasonably cooperate, in connection with any such request. All Confidential Information obtained by or on behalf of any Member, or to which any Member has been provided access, pursuant to this Section 3.07 shall be subject to the provisions of Section 3.08.
3.08Confidential Information.
(a)Except as permitted by Section 3.08(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates; and (ii) each Member shall use the Confidential Information only for purposes reasonably related to such Member’s Membership Interest in the Company or in connection with such Member’s status as a Member of the Company (including the Company’s conduct of its business in accordance with Section 2.04).
(b)Notwithstanding Section 3.08(a), but subject to the other provisions of this Section 3.08, and subject to any restrictions or limitations on disclosure imposed by applicable Law or by contractual obligations of confidentiality, a Member may make the following disclosures and uses of Confidential Information:
(i)disclosures to another Member in connection with the conduct of the business and affairs of the Company and its Subsidiaries;
(ii)disclosures and uses that are approved by the Manager;

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(iii)disclosures to Governmental Authorities as required by applicable Law;
(iv)disclosures (A) required under the Organizational Documents of any Subsidiary of the Company or other agreements in respect of the Tax Equity Entities or (B) in connection with any financing for the Company or any of its Subsidiaries, as approved pursuant to Section 6.03;
(v)disclosures to an Affiliate of such Member, including the directors, officers, managers, members, partners, and employees of such Affiliate, to the extent permitted by applicable Law, if such Affiliate or other Person is subject to this Section 3.08 or a Comparable Confidentiality Agreement (it being understood that such Member shall be responsible to the Company for any breach of this Section 3.08 or such Comparable Confidentiality Agreement, as applicable);
(vi)disclosures to a Person that is not a Member or an Affiliate of a Member, if (A) such Person (1) has been retained by the Company or any of its Subsidiaries to provide services to or for the Company or any of its Subsidiaries or (2) has been retained by a Member (or Affiliate of a Member) to provide such Member (or Affiliate) services relating to the Company or such Member’s Membership Interest in the Company and (B) such Person has entered into a Comparable Confidentiality Agreement;
(vii)disclosures to (A) a bona fide potential direct or indirect purchaser of such Member’s Membership Interest (solely to the extent a Disposition of such Membership Interest to such purchaser is permitted by the terms of this Agreement), (B) any financing source or potential financing source to such Member or the Affiliates of such Member in connection with a Class A Permitted Financing or a Class B Permitted Financing, or (C) any Representatives or any financing source or potential financing source of any bona fide potential direct or indirect purchaser of such Member’s Membership Interest (if Disposition of such Membership Interest to such purchaser is permitted by the terms of this Agreement), in each case of clause (A) through clause (C), if such Person has agreed in a writing addressed to the Company (which shall be enforceable by the Company against such Person) obligating such Person to keep such Confidential Information confidential on terms no less favorable to the Company than this Section 3.08 and not to use or disclose any such Confidential Information, except to the extent permitted by this Section 3.08 (a “Comparable Confidentiality Agreement”); provided that, with respect to clauses (A) and (C) above, no Member shall disclose any Power Purchase Agreement or make any disclosure regarding any of the terms thereof to any such Person in connection with any such potential Disposition of such Member’s Membership Interest unless and until such potential purchaser has been advanced to the final stage of the sale process in connection with the potential Disposition of such Member’s Membership Interest; provided, further, that, notwithstanding any other provision hereof, in no event shall any Class B Member (or any of its Representatives) make any disclosure of Confidential Information to a Class B Excluded Party without the prior consent of the Manager;

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(viii)disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (A) the Securities Act and the rules and regulations promulgated thereunder, (B) the Exchange Act and the rules and regulations promulgated thereunder, (C) any state securities Laws, (D) the rules and regulations of any National Securities Exchange, or (E) pursuant to an audit or examination by a Governmental Authority, or any regulator or self-regulatory organization;
(ix)disclosures to any Fund that owns, directly or indirectly, a majority of the equity interest of or otherwise Controls the disclosing Member, or to any existing investor in such Fund at the time of such disclosure, solely if and to the extent such disclosure is made for the purpose of reasonable financial reporting to such Fund or such existing investor; provided that (A) such Fund is a party to a Comparable Confidentiality Agreement with the Company and (B) such existing investor in such Fund is subject to a Comparable Confidentiality Agreement with the disclosing Member (or such Fund); provided, further, that (1) disclosures to existing investors in any such Fund shall be limited to the Company’s consolidated financial statements (or summaries thereof) and summary descriptions of the existing operations and performance of the business of the Company and its Subsidiaries and (2) such Fund and the disclosing Member shall be responsible to the Company for any breach of such confidentiality agreement by such investor; and
(x)disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:
(A)provide the Company and the Manager with prompt notice of such requirements so that the Company or one or more of the Members may seek, at its sole cost and expense, a protective order or other appropriate remedy or waive compliance with the terms of this Section 3.08(b)(x);
(B)consult with the Company and the Manager on the advisability of taking steps to resist or narrow such disclosure; and
(C)cooperate with the Company, the Manager, and the other Members in any attempt one or more of them may make, at its or their sole cost and expense, to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees  to furnish only that portion of the Confidential Information that, on the advice of such Member’s internal or external counsel, such Member is legally required to disclose, and  to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.
(c)Notwithstanding any other provision of this Agreement, including this Section 3.08, no Member (or Representative of any Member) shall be entitled to disclose (i) any

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Confidential Information that (A) is subject to any contractual or legal obligation of confidentiality, (B) is protected by the attorney-client or other applicable privilege, or (C) the Manager has determined in good faith is competitively sensitive or in the nature of trade secrets or the disclosure of which would damage the Company or any of its Subsidiaries or any of their respective businesses; or (ii) any Confidential Information that is designated by, or on behalf of, the Company as “Sensitive,” in each case, to any Person that is (A) a current or potential debt or equity financing source of such Member or its Affiliates or any of their respective Representatives or (B) a potential direct or indirect purchaser of such Member’s Membership Interest or such Member’s debt or equity financing sources or Representatives, that, in each case, is Controlled by, or over whom Control may be exercised by, any foreign Person or Governmental Authority or that is ordinarily resident in, or organized under, the Laws of any Sanctioned Country.
(d)Each Member shall take such precautionary measures as are necessary or appropriate to ensure (and such Member shall be responsible for) compliance with this Section 3.08 by any of its Affiliates, and its and their directors, officers, managers, members, partners, employees, advisors, and agents, and any other Persons to which it may disclose Confidential Information in accordance with this Section 3.08.
(e)Promptly after a Member no longer holds any of its Membership Interest, such Person shall, at the Company’s option, either destroy (and provide a written confirmation (email being sufficient) of destruction to the Company with respect to) or return to the Company all Confidential Information in its possession. Notwithstanding the immediately preceding sentence, but subject to the other provisions of this Section 3.08, such Person may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of (i) preparing such Member’s Tax returns and defending audits, investigations, and proceedings relating thereto or (ii) complying with applicable Law or bona fide internal document retention policies; provided that such Person must keep such retained Confidential Information confidential in accordance with this Section 3.08 for so long as such information is retained. All Confidential Information retained pursuant to this Section 3.08 shall not be accessed by the Withdrawn Member during such period of retention other than as permitted under this Section 3.08.
(f)The Members agree that no adequate remedy at Law exists for a breach or threatened breach of any of the provisions of this Section 3.08, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach or threatened breach of any of the provisions of this Section 3.08 and to specific performance of their rights hereunder, as well as to any other remedies available at Law or in equity, pursuant to Section 11.03 and Section 11.04.
(g)The obligations of the Members under this Section 3.08 (including the obligations of any Withdrawn Member) shall terminate on the second (2nd) anniversary of the end of the Term.

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ARTICLE 4
MEMBERSHIP INTERESTS; CAPITAL CONTRIBUTIONS; LOANS

4.01Classes of Membership Interests. As of the Effective Date and pursuant to this Agreement, the Membership Interests in the Company consist of Class A Units (the “Class A Units”) and Class B Units (the “Class B Units,” and collectively with the Class A Units, the “Units”). Immediately after giving effect to each of the NEER/NEP APA Closing and the CEPF Closing, all of the Class A Units shall be held by the NEP CEPF Member and all of the Class B Units shall be held by the NEER Member, in each case, representing the Pro Rata Share set forth opposite the name of each such Member in Exhibit A hereto. On and after the Effective Date, the Membership Interests represented by Class A Units and Class B Units, together with their respective Pro Rata Shares, will have the respective allocations, distributions, rights, powers, and preferences set forth in this Agreement with respect to such Class of Units.
4.02Additional Membership Interests. Subject to Section 6.03(c) and Section 6.03(f), additional Membership Interests of any class or series other than Class A Units and Class B Units (“Additional Membership Interests”) may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as New Members, on such terms and conditions as the Manager may determine at the time of admission. The terms of admission or issuance must specify the amount of the initial Capital Contribution made to the Company and may provide for the creation of different classes or groups of Members having different rights, powers, and duties, subject to Section 6.03(f). Any such admission is effective only after the New Member has executed and delivered to the Manager an instrument containing the notice address of the New Member, the New Member’s ratification of and joinder to this Agreement and agreement to be bound by the terms and conditions set forth herein, and its confirmation that the representations, warranties, and covenants in this Agreement are true and correct with respect to such New Member. If the Company issues Additional Membership Interests, the Manager shall update the Schedule of Members attached as Exhibit A hereto upon such issuance to reflect such Member’s name, address, and Class of Units of any New Member, and the Pro Rata Share with respect to such Units, and any resulting change to the Pro Rata Share of the other Members. The provisions of this Section 4.02 shall not apply to any Disposition of Class A Units or Class B Units or admission of any Assignee thereof as a New Member and shall not be construed to replace, modify, limit, supersede, or nullify the restrictions thereon set forth in Section 7.01.
4.03Capital Contributions.
(a)On or prior to the Effective Date, (i) the NEER Member shall have made a Capital Contribution to the Company of all of the Assets (the “SIP SellCo Initial Capital Contribution”); (ii) in exchange for the SIP SellCo Initial Capital Contribution, the Company shall issue to the NEER Member all of the Class A Units and all of the Class B Units of the Company; and (iii) on the Effective Date, the Company shall be the sole record and beneficial owner of all of the Assets. After giving effect to such SIP SellCo Initial Capital Contribution, as of the Effective Date (but prior to (A) the NEP SellCo Distribution (as defined below) and (B) the NEER/NEP APA Closing), the Capital Account of SIP SellCo shall be an amount (such amount, the “SIP SellCo Initial Contribution Amount”) set forth on Schedule 4 hereto.

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(b)Following the Effective Date, but prior to the NEER/NEP APA Closing, the NEER Member shall Dispose of all of the Class A Units to NEP SellCo by distributing all of such Class A Units to NEP SellCo (the “NEP SellCo Distribution”), upon which NEP SellCo shall become the sole Class A Member and the NEER Member shall cease to be a Class A Member. Following the NEP SellCo Distribution, upon the consummation of the NEER/NEP APA Closing, NEP Acquisitions shall acquire from NEP SellCo all of the issued and outstanding Class A Units (including the corresponding Pro Rata Share of fifty percent (50%) for such Class A Units), and NEP SellCo shall cease to be a Class A Member.
(c)On the CEPF Closing Date, upon the consummation of the CEPF Closing, NEP Acquisitions shall, through one or more assignments, distributions, or contributions to Affiliates of NEP Acquisitions, Dispose of all of the Class A Units (including the corresponding Pro Rata Share of fifty percent (50%) for such Class A Units) to NEP Renewables III, as its Assignee. Upon consummation of the CEPF Closing under the CEPF MIPA, effective as of the CEPF Closing Date, (i) the Disposition of such Class A Units (together with the corresponding Pro Rata Share for such Class A Units) to NEP Renewables III by NEP Acquisitions shall be deemed to have complied with, and to have satisfied conditions to Dispositions set forth in, Article 7 hereof, and NEP Renewables III shall be admitted to the Company as a Class A Member and as the NEP CEPF Member; (ii) NEP CEPF Member shall accept and hold such Class A Units, representing the Pro Rata Share of fifty percent (50%) for such Class A Units, as set forth opposite the name of the NEP CEPF Member in Exhibit A hereto; (iii) NEP Acquisitions shall cease to be a Class A Member upon consummation of the CEPF Closing; and (iv) the Capital Account of the NEP CEPF Member shall be equal to, and the Capital Account of the NEER Member shall be reduced by the amount of, the NEER/NEP APA Base Purchase Price (subject to adjustment prior to the NEER/NEP APA Closing).
(d)The schedule of Members attached hereto as Exhibit A shall reflect the Pro Rata Share with respect to the Units held by the NEER Member and the NEP CEPF Member as of immediately following the CEPF Closing, in each case, as set forth opposite their respective names in Exhibit A hereto. The schedule of Members attached hereto as Exhibit A shall be amended from time to time after the Effective Date in accordance with the terms of this Agreement. The Members and the Company shall treat, for U.S. federal income tax purposes (and, where applicable, for state, local, and foreign income Tax purposes), the transactions contemplated by the second sentence of Section 4.03(b) as the sale of a partnership interest. None of the Members or the Company shall take any position inconsistent with such treatment on any Tax return or in connection with any Tax audit or proceeding except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or foreign Law).
4.04Capital Calls; Optional Capital Contributions.
(a)The Manager may from time to time make one or more capital calls by delivering to each Member notice thereof (each such notice, a “Capital Call”), which Capital Call shall contain the following information: (i) the purpose for which the requested Capital Contribution will be used, including whether the Capital Contribution is to provide funding to remedy an Emergency, consummate a Tax Equity Repurchase, make a Required Tax Payment, or provide for the working capital or credit needs of the Company or its Subsidiaries; (ii) the total amount of Capital Contributions requested from all Members; (iii) the amount of Capital Contribution requested from the Member to whom the notice is addressed, which amount shall equal the total amount of Capital Contributions from all Members

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referenced in clause (ii) above multiplied by such Member’s Pro Rata Share as of the date of such Capital Call; and (iv) the date on which payments of the Capital Contributions pursuant to such Capital Call are due (which date shall not be less than twelve (12) Business Days following the date on which the Capital Call is given) and the method of payment (provided that such date and method shall be the same for each of the Members; provided, further, that, in the case of any Capital Call to remedy an Emergency, Members shall have the right (but not the obligation) to make their applicable Capital Contributions earlier than such date on which such Capital Call is due). Subject to Section 4.04(b), each Member will have the option (but not the obligation) to make Capital Contributions to the Company in accordance with the terms specified in such Capital Call. Notwithstanding the foregoing, but subject to Section 12.03, no Member shall be required to make any Capital Contribution to the Company pursuant to this Agreement, even if such Capital Call is requested to provide funding to remedy an Emergency, consummate a Tax Equity Repurchase, make a Required Tax Payment, or provide for the working capital or credit needs of the Company or its Subsidiaries, other than (A) with respect to the NEER Member, the SIP SellCo Initial Capital Contribution, and (B) with respect to the NEP CEPF Member, its Initial Capital Contribution pursuant to Section 4.03(c).
(b)Except in the case of a Capital Call to provide funding to remedy an Emergency, consummate a Tax Equity Repurchase, or make a Required Tax Payment, no Member shall make any Capital Contribution to the Company without prior approval of the Manager, Class A Member Approval, and Class B Member Approval. To the extent that the purpose of the Capital Call (as set forth in the written Capital Call delivered by the Manager to the Members) is to provide funding to remedy an Emergency, consummate a Tax Equity Repurchase, or make a Required Tax Payment or to provide for the working capital or credit needs of the Company and its Subsidiaries, each of the Members shall have the option (but not the obligation) to elect to make (i) a Capital Contribution without the consent of any other Member or (ii) a loan to the Company or the Company’s Subsidiary having such Emergency, consummating such Tax Equity Repurchase, making such Required Tax Payment, or requiring such working capital or experiencing such credit needs of the Company and its Subsidiaries in lieu of a Capital Contribution on the terms and subject to the conditions set forth in Section 4.05 and, solely with respect to any loans to be made by Members, subject to the conditions of Section 6.03(d), for such portion of the total amount of Capital Contributions requested in such Capital Call that is not funded by one or more Capital Contributions made by any Member(s) pursuant to such Capital Call.
(c)In the event that one or more Members elect to make Capital Contributions pursuant to a Capital Call in accordance with this Section 4.04, then (i) all such Capital Contributions shall be made in cash, unless otherwise approved by the Manager, and (ii) all amounts received by the Company pursuant to this Section 4.04 shall be credited to the Capital Accounts of the respective Members making such Capital Contribution as of the date such Capital Contribution is received by the Company.
4.05Loans.

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(a)In the event of a Capital Call to remedy an Emergency, subject to Section 6.03(d), each Member shall have the option (but not the obligation), without the consent of any other Member, to make (or cause one of its Affiliates to make), upon the terms set forth below, one or more unsecured loans to the Company or the Company’s Subsidiary having such Emergency in an amount (such amount, the “Emergency Loan Amount”) up to the full amount necessary to remedy such Emergency (as determined by the Manager and set forth in the Capital Call), less the aggregate amount of Capital Contributions made by Members pursuant to such Capital Call; provided that, if more than one Member elects to make a loan to remedy such Emergency, then each such Member shall have the right to make a loan equal to its proportionate amount (based on each such Member’s respective Pro Rata Share), of the applicable Emergency Loan Amount; provided, further, that in no event shall the aggregate principal amount outstanding at any one time pursuant to one or more loans from Members to remedy any Emergencies exceed two hundred million dollars ($200,000,000.00) (any such loan, an “Emergency Loan”). In the event a Member fails to fund its full Pro Rata Share of the amount necessary to remedy such Emergency, then the other Members shall have the right to fund the difference and make a loan to such Subsidiary up to the full amount necessary to remedy such Emergency. The Company shall, or shall cause the applicable Subsidiary of the Company to, accept any such Emergency Loan and use the proceeds of such Emergency Loan to remedy the applicable Emergency.
(b)The NEP CEPF Member or, after a Triggering Event Date, the NEP CEPF Member, together with the Class B Member Representative, acting jointly (the NEP CEPF Member or the NEP CEPF Member acting jointly with the Class B Member Representative, in such capacity, the “Tax Equity Repurchasing Member”), shall have the right (but not the obligation), at any time and from time to time, upon notice to the Manager and the other Members, to (i) cause any Tax Equity Entity to redeem or repurchase, or otherwise acquire, directly or indirectly, all or any portion of the Tax Equity Interests of any Tax Equity Entity (a “Tax Equity Repurchase”) on such terms as are approved by the Tax Equity Repurchasing Member and (ii) make (or cause one or more of its Affiliates to make) one or more unsecured loans to the Company or its Subsidiaries to fund any such Tax Equity Repurchase, in whole or in part, on the terms and subject to the conditions set forth in this Section 4.05(b) and Section 4.05(e) (each such loan, a “Tax Equity Repurchase Loan”); provided that, prior to a Triggering Event Date, the Manager shall have the sole power and authority to negotiate the terms and conditions such Tax Equity Repurchase (including the documentation relating thereto) with the applicable Tax Equity Investors; provided, further, that, after a Triggering Event Date, the Manager shall consult with the Class B Member Representative in connection with any substantive negotiations with such Tax Equity Investors and shall consider in good faith any comments to the terms and conditions of such Tax Equity Repurchase (and the documentation relating thereto) received from the Class B Member Representative; provided, further, that the Manager shall not enter into, or cause the Company or any Subsidiary of the Company to enter into, any definitive agreement with a Tax Equity Investor providing for any Tax Equity Repurchase without Class B Member Approval. Such notice shall specify the total amount required to effect such Tax Equity Repurchase, and, if the Tax Equity Repurchasing Member has elected to fund such Tax Equity Repurchase with the proceeds of one or more Tax Equity Repurchase Loans, such notice of a Tax Equity Repurchase shall also disclose such election (any such notice, a “Tax Equity Repurchase Loan Notice”), which shall also set forth, with respect to such Tax Equity Repurchase, (A) the total amount to be funded by Tax Equity Repurchase Loans; (B) each Member’s proportionate amount (based on each Member’s respective Pro Rata Share) of such Tax Equity Repurchase Loans; (C) whether such Tax Equity Repurchase Loans are to be made to the Company or to a Subsidiary of the Company specified therein; (D) the rate of interest rate to accrue on all such Tax Equity Repurchase Loans and the other terms of such Tax Equity Repurchase Loans; and (E) the date by which any Tax Equity Repurchase Loans must be

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funded. Following any such Tax Equity Repurchase Loan Notice, each Member shall have the right (but not the obligation), upon prior notice to the Manager and each other Member, to make (or cause one or more of its Affiliates to make) one or more Tax Equity Repurchase Loans to the Company or such Subsidiary of the Company specified in such Tax Equity Repurchase Loan Notice, on or prior to the date set forth in such notice, in an amount equal to such Member’s Pro Rata Share of the full amount necessary to effect such Tax Equity Repurchase; provided, however, that (1) the aggregate principal amount of Tax Equity Repurchase Loans from Members outstanding at any one time to fund one or more Tax Equity Repurchases shall not exceed the lesser of (y) two hundred million dollars ($200,000,000.00) (plus the amount of any reasonable out-of-pocket costs, fees, and expenses incurred by the Company or the applicable Subsidiary in connection with such Tax Equity Repurchases) or (z) the amount paid in connection with such Tax Equity Repurchases to the applicable Tax Equity Investors in connection with the redemption, repurchase, or other acquisition of all such Tax Equity Interests (plus the amount of any related documented and reasonable out of pocket costs, fees, or expenses of the Company or the applicable Subsidiary in connection with such Tax Equity Repurchases); and (2) payments on Tax Equity Repurchase Loans to fund any Tax Equity Repurchase must not, as of the date of the making of such Tax Equity Repurchase Loan(s), on a pro forma basis, reduce the amount of Available Cash projected to be available for distribution to the Members (“Projected Available Cash”) in any Quarter, as compared to the amount of Projected Available Cash during such Quarter if such Tax Equity Repurchase had not occurred. In the event that any Member (other than the Tax Equity Repurchasing Member) elects not to make a Tax Equity Repurchase Loan in the full amount of its Pro Rata Share of the aggregate amount of such Tax Equity Repurchase Loans (as set forth in the Tax Equity Repurchase Loan Notice), then the other Members shall have the right to fund their proportionate amounts (based on each Member’s respective Pro Rata Share) of the shortfall through Tax Equity Repurchase Loans up to the full amount necessary to effect such Tax Equity Repurchase. The Company shall, or shall cause its applicable Subsidiary to, accept any such Tax Equity Repurchase Loan and use the proceeds of such Tax Equity Repurchase Loan, without the consent of any other Member, to effect such Tax Equity Repurchase.
(c)Following any Capital Call for the purpose of funding the payment of Taxes assessed with respect to the Company or any of its Subsidiaries (a “Required Tax Payment”), each Member shall, unless such Member has made a Capital Contribution in the amount of its proportionate amount (based on each Member’s respective Pro Rata Share) of such Capital Call, be required to make (or cause one of its Affiliates to make) one or more unsecured loans to the Company or such Subsidiary or Subsidiaries of the Company specified in such Capital Call to provide funding to the Company or such Subsidiary or Subsidiaries to pay such Required Tax Payment in an amount equal to such Member’s proportionate amount (based on each Member’s respective Pro Rata Share) of the full amount necessary to effect such Required Tax Payment, as specified in such Capital Call (each such loan, a “Tax Payment Loan”). The Company shall, or shall cause the applicable Subsidiary or Subsidiaries of the Company to, accept such Tax Payment Loan and use the proceeds of such Tax Payment Loan to make the applicable Required Tax Payment.

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(d)Following any Capital Call for the purpose of funding the working capital or credit needs of the Company or its Subsidiaries (a “WC/Credit Capital Call”), each Member shall have the option (but not the obligation), without the consent of any other Member (other than the Managing Member, if prior to a Triggering Event), but with prior notice to the Managing Member and each other Member, to make one or more unsecured loans to the Company, or such of the Company’s Subsidiaries specified in such WC/Credit Capital Call, to provide funds for its working capital or credit needs (each such loan, a “Working Capital Loan”); provided, however, that, if more than one Member elects to make a Working Capital Loan in response to any WC/Credit Capital Call, then each such Member shall have the right to make a Working Capital Loan in an amount equal to such Member’s proportionate amount (based on each Member’s respective Pro Rata Share), of the aggregate amount of such WC/Credit Capital Call; provided, further, that (i) the aggregate principal amount of Working Capital Loans outstanding at any one time shall not exceed fifty million dollars ($50,000,000.00) and (ii) payments on any Working Capital Loan must not, as of the date of the making of such Working Capital Loan, on a pro forma basis, reduce the amount of Projected Available Cash in any Quarter, as compared to the amount of Projected Available Cash during such Quarter if the proceeds of such Working Capital Loan were not used to satisfy such working capital or credit needs. The Company shall, or shall cause the applicable Subsidiary or Subsidiaries of the Company to, accept any such Working Capital Loan and use the proceeds thereof for its working capital or credit needs.
(e)Any and all loans made by Members pursuant to this Section 4.05 shall (i) accrue interest at the Federal Funds Effective Rate plus two and three quarters percent (2.75%); (ii) have terms that are, in the aggregate, no less favorable to the Company or the applicable Subsidiary than those terms generally available from unaffiliated, third party lenders; and (iii) otherwise be made on such terms and conditions as shall be approved by the Manager (or, in the case of Tax Equity Repurchase Loans, the Tax Equity Repurchasing Member), subject to the restrictions set forth in this Section 4.05.
(f)No Member (or any of its Affiliates) making a loan to the Company or any of its Subsidiaries pursuant to this Section 4.05 shall, in its capacity as a lender to the Company or any such Subsidiary, (i) institute or consent to the institution of, or otherwise seek or cause, the Bankruptcy of the Company or (ii) accelerate or exercise similar remedial actions with respect to such loan.
4.06No Other Capital Contribution or Loan Obligations. No Member shall be required or permitted to make any Capital Contribution or loan to the Company except pursuant to this Article 4 or as provided in Section 12.03.
4.07Return of Contributions. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. No Member shall be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

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4.08Capital Accounts.
(a)Each Member’s Capital Account shall be increased by  the amount of money contributed (or deemed to be contributed) by that Member to the Company,  the fair market value of property contributed (or deemed to be contributed) by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and  allocations to that Member of Net Profits (or items thereof) and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 5.04(c), and (iv) fifty percent (50%) of the amount of such Member’s allocable share of any investment tax credit for “energy property” as defined by Section 48 of the Code with respect to the Projects that is recaptured, and shall be decreased by (A) fifty percent (50%) of the amount of such Member’s allocable share of any investment tax credit for “energy property” as defined in Section 48 of the Code with respect to the Projects, (B) the amount of cash distributed to that Member by the Company, (C) any Offset Amount withheld from distributions to such Member pursuant to Section 5.07, which amount would otherwise have been distributed to that Member by the Company, (D) the Book Value of property distributed to that Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), and (E) allocations to that Member of Net Losses (or items thereof) or other items in the nature of deductions or losses that are specially allocated to such Member pursuant to Section 5.04(c). A Member who has more than one Class of Membership Interest shall have a single Capital Account that reflects all such Membership Interests, regardless of the class of Membership Interests owned by such Member and regardless of the time or manner in which such Membership Interests were acquired. Upon the Disposition of all or a portion of a Membership Interest, the Capital Account of the Disposing Member that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).
(b)This Section 4.08 is intended to comply with the capital account maintenance provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and will be applied and interpreted in accordance with such Treasury Regulations.
ARTICLE 5
DISTRIBUTIONS AND ALLOCATIONS

5.01Monthly Cash Distributions. Except as provided in this Article 5, on or after the fifteenth (15th) day of each month, the Manager shall determine the amount of Available Cash with respect to the immediately preceding month, and, to the extent legally permitted, including pursuant to Section 18-607 of the Act, subject to Section 5.07, such Available Cash shall be distributed in immediately available funds on or prior to the last Business Day of such month to the holders of Class A Units and the holders of Class B Units as of such Distribution Date, with such distributions to be paid to such holders pro rata in accordance with the respective Pro Rata Share applicable to the Units held by each such holder.
5.02Distributions of Amounts Other than Available Cash. The Manager shall calculate the amount of any Build-Out Payments, Post-Effective Date Excess Insurance Proceeds, Sale Proceeds, Bankruptcy Recoveries, and Tax Equity Liquidation Proceeds received by the Company from time to time and, to the extent legally permitted, including pursuant to Section 18-607 of the Act, shall, subject to Section 5.07, cause the Company to distribute any and all such amounts in immediately available funds,

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within fifteen (15) days following the end of the month in which any such amounts are received by the Company, to the holders of Class A Units and the holders of Class B Units as of the applicable Distribution Date, with any such distributions to be paid to such holders pro rata in accordance with the respective Pro Rata Share applicable to the Units held by each such holder.
5.03Distributions on Dissolution and Winding-Up. Upon a Dissolution Event, all available proceeds distributable to the Members as determined under Section 12.02 shall, subject to Section 5.07, be distributed to the Members in accordance with Section 12.02(a)(iii)(C).
5.04Allocations.
(a)For purposes of maintaining the Capital Accounts pursuant to Section 4.08, except as provided in Section 5.04(b) for each Fiscal Year or other applicable period, the Net Profits and Net Loss of the Company, including each item of income, gain, loss, credit, and deduction, shall be allocated among the holders of Units pro rata in accordance with their respective Pro Rata Shares; provided, however, that for the Fiscal Year ending December 31, 2034, and the Fiscal Year ending December 31, 2035, the Net Profits and Net Loss of the Company, including each item of income, gain, loss, credit, and deduction, shall be allocated ninety-nine percent (99%) to the NEP CEPF Member, with the remaining one percent (1%) to be allocated amongst the other holders of Units pro rata in accordance with their respective Pro Rata Shares (exclusive of the NEP CEPF Member’s Pro Rata Share).
(b)After giving effect to the allocations of Net Profits or Net Loss set forth in Section 5.04(a), Net Profits or Net Loss that consists of items of gain or loss described in clauses (c) or (d) of the definition of “Net Profit” or “Net Loss” shall be allocated (i) to the Class A Members in proportion to each Class A Member’s Class A Percentage Interest as necessary to cause the ratio of the aggregate Capital Accounts of the Class A Members to the aggregate Capital Accounts of all Members to equal fifty percent (50%); and (ii) to the Class B Members in proportion to each Class B Member’s Class B Percentage Interest as necessary to cause the ratio of the aggregate Capital Accounts of the Class B Members to the aggregate Capital Accounts of all Members to equal fifty percent (50%).
(c)Notwithstanding anything to the contrary in Section 5.04(a):
(i)Nonrecourse Deductions shall be allocated to the Members in the same proportions as the allocations of Net Profits and Net Loss were made for the Fiscal Year or other applicable period pursuant to Section 5.04(a).
(ii)Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulations Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 5.04(c)(ii) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

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(iii)Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for an allocation period (or if there was a net decrease in Minimum Gain for a prior allocation period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.04(c)(iii)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This Section 5.04(c)(iii) is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(iv)Notwithstanding any provision hereof to the contrary except Section 5.04(c)(iii) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for an allocation period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior allocation period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.04(c)(iv)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This Section 5.04(c)(iv) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(v)Notwithstanding any provision hereof to the contrary except Section 5.04(c)(i) and Section 5.04(c)(ii), no losses or other items of expense shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit Capital Account balance (or increase any existing deficit Capital Account balance) at the end of the allocation period. All losses and other items expense in excess of the limitation set forth in this Section 5.04(c)(v) shall be allocated to the Members who do not have a deficit Capital Account balances in proportion to their relative positive Capital Accounts, but only to the extent that such losses and other items of expense do not cause any such Member to have a deficit Capital Account balance.
(vi)If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) resulting in a Capital Account deficit for such Member, items of income and gain will be specially allocated to such Member in any amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Capital Account deficit of the Member as quickly as possible; provided, however, that an allocation pursuant to this Section 5.04(c)(vi) shall be made only if and to the extent that such Member would have a deficit Capital Account balance after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.04(c)(vi) were not in this Agreement. The items of income or gain to be allocated will be determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). This subsection (vi) is intended to comply with Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such Treasury Regulations.

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(vii)To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required to be taken into account in determining the Capital Accounts of the Members under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss will be specially allocated among the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).
(viii)Notwithstanding anything contained herein to the contrary, any and all state Tax credits of the Company that may be claimed with respect to the output of any direct or indirect asset of a Tax Equity Entity or otherwise shall be allocated to, and solely for the account of, the NEP CEPF Member.
(ix)The allocations set forth in Section 5.04(c)(i) through Section 5.04(c)(viii) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to distribute the cash of the Company or allocate Company income or loss. Accordingly, the Manager is hereby authorized to allocate items of income, gain, loss, and deduction to the Members so as to prevent the Regulatory Allocations from distorting the manner in which cash is distributed among the Members. In general, the Members anticipate that this will be accomplished by specially allocating other items of income, gain, loss and deduction to the Members so that, to the extent possible, the net amount of such allocations and the Regulatory Allocations to the Members shall be equal to the net amount that would have been allocated among the Members if the Regulatory Allocations had not occurred. However, the Manager shall have discretion to accomplish this result in any reasonable manner, and in exercising this discretion, the Manager shall take into account future Regulatory Allocations under Section 5.04(c) that, although not yet made, are likely to offset other Regulatory Allocations previously made thereunder.
(d)To the maximum extent possible, except as otherwise provided in this Section 5.04(d), all items of Company income, gain, loss, and deduction for federal income tax purposes shall be allocated among the Members for such purposes in the same manner in which the corresponding items computed for Capital Account purposes are allocated pursuant to Section 5.04(a) and Section 5.04(c). Income, gain, loss, and deduction with respect to property contributed to the Company by a Member or revalued pursuant to clause (b) of the definition of “Book Value” shall be allocated among the Members in a manner that seeks to eliminate, by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), the variation between the adjusted Tax basis of such property and its Book Value as required by Section 704(c) of the Code and Treasury Regulations Section 1.704-1(b)(4)(i).
5.05Varying Interests. All items of income, gain, loss, deduction, or credit shall be allocated, and, subject to Section 5.07, all distributions shall be made to the Persons shown on the records of the Company to have been Members as of the last day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, in the event a Member Disposes of a Membership Interest during a Fiscal Year, the Net Profits or Net Loss of the Company, and each item of income, gain, loss, credit, and deduction, allocated to such Member and its Assignee for such Fiscal Year or other applicable period will be made between such Member and its Assignee in accordance with Section 706 of the Code using any convention permitted by Section 706 of the Code and selected by the Manager.

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5.06Amounts Withheld. The Company is authorized to withhold from payments and distributions to the Members, and to pay over to any federal, state, or local Governmental Authority any amounts required to be so withheld pursuant to the Code or any provisions of any other applicable Law and shall allocate such amounts to the Members with respect to which such amounts were withheld. All amounts withheld pursuant to the Code or any provisions of any other applicable Law with respect to any payment, distribution, or allocation to the Company or the Members shall, to the extent properly remitted to the appropriate Governmental Authority, be treated for all purposes under this Agreement as amounts paid or distributed pursuant to this Article 5 to the Members with respect to which such amount was withheld. To the extent operation of the foregoing provisions of this Section 5.06 would create a negative balance in a Member’s Capital Account (or increase the amount by which such Capital Account balance is negative), such Member shall indemnify the other Members and the Company for such withholding.
5.07Class B Distribution Offset.
(a)Following the Disposition of Class B Units by the NEER Member (or any of its Affiliates) to any Person that is not an Affiliate of the NEER Member, all distributions payable on any Distribution Date pursuant to this Agreement, including pursuant to Section 5.01, Section 5.02, and Section 5.03 and Article 12, with respect to Class B Units held by any Offset Holder shall be subject to offset (the “Class B Distribution Offset”) in an amount, with respect to such Offset Holder, equal to such Offset Holder’s Applicable Portion of each of the following, to the extent due and payable as of each such Distribution Date, (i) all accrued and unpaid Management Fees (including all unpaid Management Fees for all prior quarterly periods), (ii) the Accrued MSA Amount, and (iii) to the extent applicable, the amount of any Termination Fee or Successor Termination Fee payable by such Offset Holder and the amount of any Offset Loan payable by such Offset Holder (such amount, with respect to each Offset Holder as of each applicable Distribution Date, its “Offset Amount” for all distributions payable on such Distribution Date). The applicable Offset Amount for each Offset Holder shall be withheld from payment of all distributions payable to such Offset Holder and shall be paid by the Company directly to Management Co. on the applicable Distribution Date of each distribution in satisfaction of such Offset Amount before any distributions in respect of Class B Units are paid to such Offset Holder.
(b)Each Class B Member, on behalf of itself and its Affiliates holding Class B Units from time to time, hereby consents to such Class B Distribution Offset and hereby waives any right to (i) receive any applicable Offset Amount or payment of any and all distributions pursuant to this Agreement that are reduced by, and subject to, such Class B Distribution Offset and (ii) notice of the Company’s exercise of any such Class B Distribution Offset. Notwithstanding the foregoing or any other provision of this Agreement, the amount of all Offset Amounts with respect to any Offset Holder withheld and paid by the Company in accordance with this Section 5.07 shall be treated as having been distributed to the applicable Offset Holder for all purposes of this Agreement, including the calculation of Capital Accounts under Section 4.08. Notwithstanding anything to the contrary set forth in this Agreement, if on the applicable Distribution Date with respect to any distributions payable to holders of Class B Units (including any Offset Holder) pursuant to this Agreement, the Offset Amount withheld from such distributions to any Offset Holder and paid to Management Co. pursuant to the Class B Distribution Offset shall be insufficient to satisfy and pay in full the Offset Amount of such Offset Holder as of such Distribution Date, then the amount of such Offset Amount that remains unpaid by such Offset Holder after giving effect to the Class B Distribution Offset on such Distribution Date, shall thereafter remain due and payable to Management Co. by such Offset Holder, shall constitute an Offset Loan pursuant to the Management Services Agreement, and shall accrue interest in accordance with the terms of the Management Services Agreement.

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5.08Other Payments.
(a)Any and all Pre-Effective Date Excess Insurance Proceeds, Subcontractor Delay Liquidated Damages, High Banks Transmission Proceeds, Loss Reduction Amounts (but only to the extent attributable to Loss Reduction Activities occurring prior to the CEPF Closing), and amounts in respect of Network Upgrades, in each case, received by the Company or any of its Subsidiaries shall be paid in immediately available funds to the NEER Member promptly following receipt thereof by the Company or its applicable Subsidiary (and the payment of such amounts shall not constitute a distribution pursuant to Section 5.01, Section 5.02, or Section 5.03 or otherwise for any purposes of the Act, nor shall there be any adjustment to any Member’s Capital Accounts in respect of any such payment, pursuant to Section 4.08 or otherwise).
(b)Any and all Tax Equity Proceeds received by the Company or any of its Subsidiaries shall be paid in immediately available funds to the NEER Member promptly following receipt thereof by the Company or any of its Subsidiaries (and the payment of such amounts shall not constitute a distribution pursuant to Section 5.01, Section 5.02, or Section 5.03 or otherwise for any purposes of the Act, nor shall there be any adjustment to any Member’s Capital Account in respect of any such payment, pursuant to Section 4.08 or otherwise).
(c)Any and all State Tax Credit Payments received by the Company or any of its Subsidiaries shall be paid in immediately available funds to the NEER Member promptly following receipt thereof by the Company or any of its Subsidiaries (and the payment of such amounts shall not constitute a distribution pursuant to Section 5.01, Section 5.02, or Section 5.03 or otherwise for any purposes of the Act, nor shall there be any adjustment to any Member’s Capital Account in respect of any such payment, pursuant to Section 4.08 or otherwise).

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ARTICLE 6
MANAGEMENT

6.01Management by Manager.
(a)The business and affairs of the Company shall be managed by the Manager, and NEP Renewables Holdings III is hereby appointed by the Members as the Manager of the Company. The Class A Member(s) shall have the sole right to designate a successor Manager from time to time; provided that, in the event that there is more than one Class A Member, any such successor Manager shall be selected by the Class A Members holding a Majority-in-Interest of the outstanding Class A Units; provided, further, that any Person appointed to serve as successor Manager must be an Affiliate of NEP. It is the intent of the Members that the Manager of the Company be deemed to be a “manager” of the Company (as defined in Section 18-101(12) of the Act) for all purposes under the Act.
(b)Except to the extent expressly provided otherwise in the definitions of “Guaranteed Tax Credit Dispute,” “Loss Reduction Activity,” and “Triggering Event Notice” and in Section 3.06, Section 3.08(b)(vii), Section 4.04(b), Section 4.05(b), Section 6.01, Section 6.03, Section 7.01(a), Section 8.03, Section 10.01, Section 12.01(a), and Section 13.04, the Manager shall have full and exclusive power and authority on behalf of the Company to conduct, direct, and exercise control over all activities of the Company, to manage and administer the business and affairs of the Company, to make all determinations on behalf of the Company or otherwise under this Agreement, and to do or cause to be done any and all acts considered by the Manager to be necessary or appropriate to conduct the business of the Company, including the authority to bind the Company in making Contracts and incurring obligations in the Company’s name in the course of the Company’s business, without the need for approval by or any other consent from any other Member. Except to the extent that authority is delegated from the Manager to a Member in writing, no Member will have any authority to bind the Company or to transact any business for the Company. Except for those matters that, pursuant to the express provisions of this Agreement, require the consent or approval of Members, no Member shall have the right to vote, approve, or consent to any matter whatsoever, including any other matter that otherwise requires approval of Members under the Act, and each Member hereby waives any and all other voting, approval, and consent rights with respect to the Company, other than those rights expressly provided in this Agreement. The Manager may delegate to one or more Persons all or any part of its power, authority, and duties as Manager hereunder, including, subject to Section 6.03(p), pursuant to any management services agreement the Company or any of its Subsidiaries may enter into with any Affiliate of the Manager or the Company, except for such power and authority to consent to Major Decisions and any other matters expressly requiring a vote by or consent of the Members pursuant to this Agreement, which power and authority to consent to or vote on such matters will be expressly retained by such Members.
6.02Standard of Care.
(a)Except for those duties expressly set forth in this Agreement, to the fullest extent permitted by Section 18-1101(c) of the Act, neither the Manager nor any Member shall have any duties or liabilities, including fiduciary duties, to the Company or any other Member, and the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities, including fiduciary duties, of the Manager or any Member otherwise existing at law or in equity, are agreed by the Members to restrict or eliminate to such extent, such duties and liabilities of the Manager and such Members. Notwithstanding the foregoing, nothing herein shall eliminate or limit (i) the express contractual provisions set forth herein or (ii) the implied contractual covenant of good faith and fair dealing.

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(b)Each Member acknowledges its express intent, and agrees with each other Member for the mutual benefit of all the Members, that, except as expressly set forth in this Agreement:
(i)to the fullest extent permitted by applicable Law, neither the Manager nor any Member, in its capacity as such, nor any of the Manager’s or such Member’s or any of its Affiliates’ respective directors, officers, stockholders, managers, members, partners, Affiliates, employees, Representatives, or agents shall have any fiduciary duty to the Company, any other Member, or any other Person in connection with the Company, the business and affairs of the Company, any act, omission, or decision in connection therewith, or any consent or approval given or withheld pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing; and
(ii)the provisions of this Section 6.02 will apply for the benefit of the Manager and each Member, and, subject to Section 6.02(d) and the applicable Decision Standard set forth in Section 6.03 with respect to the matters set forth therein, no standard of care, duty, or other legal restriction or theory of liability shall limit or modify the right of any Member to vote in the manner determined by such Member in its sole and absolute discretion, with or without cause, subject to such conditions as it shall deem appropriate, and without taking into account the interests of, and without incurring liability to, the Company, any other Member, or any of their respective Affiliates, directors, officers, stockholders, managers, members, partners, officers, or employees.
(c)To the maximum extent permitted by applicable Law, but except as expressly set forth in this Agreement, each Member hereby releases and forever discharges the Manager and each other Member and their respective Affiliates from all liabilities that the Manager, such other Member, or its Affiliates might owe, under the Act or otherwise, to the Company, the releasing Member, or its Affiliates on the ground that any decision of the Manager or such other Member to grant or withhold any vote, consent, or approval constituted the breach or violation of any standard of care, any fiduciary duty, or any other legal restriction or theory of liability applicable to the Manager or such other Member or its Affiliates; provided, however, that nothing herein shall eliminate the Manager’s or any Member’s liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.02 shall limit or waive any Claims against, Actions, rights to sue, other remedies, or other recourse of the Company, the Manager, any Member, or any other Person may have against any Member for a breach of contract claim relating to any binding agreement, including any breach of this Agreement.

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(d)Notwithstanding the foregoing or any other provision of this Agreement to the contrary, whenever the Manager makes a determination or takes or declines to take (or causes or permits the Company or a Subsidiary of the Company to take or decline to take) any other action, in its capacity as such as opposed to in its individual capacity, then, unless another express standard is provided for in this Agreement, the Manager shall make such determination or take or decline to take (or cause or permit the Company or a Subsidiary of the Company to take or decline to take) such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Manager in making such determination or taking or declining to take (or causing or permitting the Company or a Subsidiary of the Company to take or decline to take) such other action (i) reasonably believes that the determination or other action or inaction is in the best interests of the Company and its Subsidiaries and (ii) does not take or decline to take (or cause or permit the Company or a Subsidiary of the Company to take or decline to take) such action with intent to benefit any other business now owned or hereafter acquired by the Manager or any of its Affiliates to the detriment of the Company and its Subsidiaries.
(e)Without limiting the foregoing, the Manager shall, and shall carry out its obligations hereunder, in accordance with all applicable Laws and requirements of this Agreement.
6.03Major Decisions. Except for any action taken to comply with any Material Project Agreement, any Material Contract, or the Organizational Documents of any Tax Equity Entities (collectively, the “Contractual Obligations”), (ii) any Loss Reduction Activity, and (iii) the matters set forth on Schedule 6.03, the Company and its Subsidiaries shall not, and the Manager shall cause the Company and its Subsidiaries not to, take any action (including by the exercise or non-exercise of the Company’s direct or indirect approval rights in any other entity in which the Company directly or indirectly owns an interest) specified in this Section 6.03 (collectively, the “Major Decisions”) without having first obtained Class A Member Approval and Class B Member Approval (which consent shall, except to the extent expressly provided below in this Section 6.03, be given or withheld, in each case, in accordance with the applicable Decision Standard described below; provided, however, that, in the case of clauses (a), (b), (c), and (n), an action that affects the Class A Members (but not the Class B Members) shall require only Class A Member Approval, and an action that affects the Class B Members (but not the Class A Members) shall require only Class B Member Approval:
(a)amend or waive any provisions of the Delaware Certificate, this Agreement, or the Organizational Documents of any Subsidiary of the Company in a manner that (i) solely with respect to the Class A Members, adversely affects the Class A Members’ interest in the Company or indirect interest in any Subsidiary of the Company or (ii) solely with respect to the Class B Members, adversely affects the Class B Members’ interest in the Company or indirect interest in any Subsidiary of the Company;
(b)(i) solely with respect to the Class A Members, alter or change the rights, preferences, or privileges of the Class A Units; or (ii) solely with respect to the Class B Members, alter or change the rights, preferences, or privileges of the Class B Units;

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(c)increase or decrease the authorized or issued number of Class A Units or Class B Units, or the Pro Rata Share represented by any Units or Class of Units, other than pursuant to the terms of this Agreement;
(d)incur Indebtedness other than (i) Emergency Loans pursuant to Section 4.05(a) in an aggregate principal amount outstanding at any one time of not more than two hundred million dollars ($200,000,000); (ii)Tax Equity Repurchase Loans pursuant to Section 4.05(b) in an aggregate principal amount outstanding at any one time not exceeding two hundred million dollars ($200,000,000) (plus the amount of any reasonable out-of-pocket costs, fees, and expenses incurred by the Company or the applicable Subsidiaries in connection with Tax Equity Repurchases); (iii) Tax Payment Loans pursuant to Section 4.05(c); (iv) Working Capital Loans pursuant to Section 4.05(d) in an aggregate principal amount outstanding at any one time not exceeding fifty million dollars ($50,000,000); and (v) any other Indebtedness (other than pursuant to Contractual Obligations and the foregoing clauses (i) through (iv)) in an aggregate principal amount outstanding at any one time not exceeding fifteen million dollars ($15,000,000); provided that Class A Member Approval and Class B Member Approval of the incurrence of any Indebtedness other than pursuant to Contractual Obligations and the foregoing clauses (i) through (iv) in an aggregate principal amount outstanding at any time exceeding fifty million dollars ($50,000,000) shall be subject to the Sole Discretion Standard; provided, further, that, after a Triggering Event Date, Class A Member Approval and Class B Member Approval shall be required under this Section 6.03(d) for the incurrence of any Indebtedness other than such Indebtedness set forth in the foregoing clauses (i) and (iii) and pursuant to Contractual Obligations);
(e)(i) pay or declare any dividend or distribution on any equity interest of the Company or any of its Subsidiaries, except (A) as expressly contemplated by this Agreement or by the Organizational Documents of the Tax Equity Entities and (B) dividends and distributions declared and paid by the Company’s Subsidiaries to the Company or to another Subsidiary of the Company; or (ii) redeem or repurchase any equity interests of the Company or any of its Subsidiaries, other than the redemption, repurchase, or other acquisition of the Tax Equity Interests of any Tax Equity Entity as contemplated by the applicable Organizational Documents;
(f)authorize or issue any new or additional Class A Units or Class B Units or other equity interests of the Company or any of its Subsidiaries, excluding the issuance of any Tax Equity Interests contemplated by the Execution Date Portfolio Project Model;
(g)convert the Company or any of its Subsidiaries to an entity other than a limited liability company or other limited liability entity, or dissolve or liquidate the Company or any of its Subsidiaries, (including pursuant to Section 12.01) or take any voluntary action to cause the Company or any of its Subsidiaries to become Bankrupt;
(h)purchase, rent, license, exchange, or otherwise acquire (each, an “Acquisition”) any assets, other than (i) Acquisitions in the ordinary course of business; (ii) any Tax Equity Repurchase, to the extent permitted by Section 4.05(b); and (iii) Acquisitions (other than those referred to in the foregoing clauses (i) and (ii)) for consideration not exceeding (A) ten million dollars ($10,000,000) in any single transaction or series of related transactions or (B) fifty million dollars ($50,000,000) in aggregate across all such Acquisitions; provided that any Acquisition of assets for consideration exceeding (1) thirty million dollars ($30,000,000) in any single transaction or series of related transactions or (2) one hundred

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fifty million dollars ($150,000,000) in aggregate across all such Acquisitions shall, in each case, be subject to the Sole Discretion Standard;
(i)Dispose of or Encumber, in any single transaction or series of related transactions, any assets that, individually or in the aggregate, are material to the Company and its Subsidiaries, other than any Dispositions or Encumbrances (i) to a Subsidiary of the Company; (ii) required under applicable Law; (iii) in the ordinary course of business; (iv) in connection with Permitted Encumbrances; (v) pursuant to the exercise of a Power Purchaser Buyout Event; or (vi) of assets for consideration not exceeding (A) ten million dollars ($10,000,000) in any single transaction or series of related transactions or (B) fifty million dollars ($50,000,000) in aggregate across all such Dispositions or Encumbrances; provided that any such Disposition or Encumbrance of assets for consideration exceeding (1) thirty million dollars ($30,000,000) in any single transaction or series of related transactions or (2) one hundred fifty million dollars ($150,000,000) in aggregate across all such Dispositions or Encumbrances shall, in each case, be subject to the Sole Discretion Standard; provided, further, that, after a Triggering Event Date, Class A Member Approval and Class B Member Approval shall be required under this Section 6.03(i) for any Disposition or Encumbrance of any such assets (other than pursuant to the foregoing clauses (ii) through (v) and Contractual Obligations);
(j)merge or consolidate with, or acquire all or substantially all of the assets of, another Person (other than any such merger or consolidation with, or acquisition of, any direct or indirect wholly-owned Subsidiary of the Company) if the Company or any of its Subsidiaries is required to pay (or entitled to receive) consideration in such merger or consolidation having an aggregate fair market value exceeding ten million dollars ($10,000,000) in any such single merger or consolidation transaction or series of related merger or consolidation transactions or (ii) fifty million dollars ($50,000,000) in aggregate across all such merger and consolidation transactions); provided that any such merger, consolidation, or acquisition in which the Company (or a Subsidiary of the Company) is required to pay or is entitled to receive (or Members are entitled to receive) merger consideration having an aggregate fair market value exceeding (A) thirty million dollars ($30,000,000) in any such single merger or consolidation transaction or series of related merger or consolidation transactions or (B) one hundred fifty million dollars ($150,000,000) in aggregate across all such merger and consolidation transactions, shall, in each case, be subject to the Sole Discretion Standard;
(k)change any of its distribution policies, enter into any Contract that prohibits or restricts distributions, or requires the establishment of any cash reserves in excess of the cash reserves permitted under the definition of Available Cash under this Agreement;
(l)enter into a new line of business other than (i) with respect to the Company, that contemplated by Section 2.04; or (ii) with respect to any Subsidiary, that contemplated by the comparable provisions of the Organizational Documents of such Subsidiary (it being understood and agreed among the Members that neither green hydrogen production nor battery storage at any of the Projects shall constitute a new line of business, so long as such production or storage does not adversely affect the applicable Project Company’s ability to perform its obligations under the applicable Power Purchase Agreement to which such Project Company is a party);

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(m)enter into, modify, or terminate any joint venture or partnership or otherwise acquire the equity interests of any Person, other than (i) the entry into partnerships between or among direct or indirect, wholly-owned Subsidiaries of the Company; (ii) the acquisition of equity interests in a direct or indirect wholly-owned Subsidiary of the Company; (iii) in connection with the consummation of (A) any Tax Equity Financing with respect to any Project whose equity interests are Delayed Assets and (B) the Delayed Asset Closing with respect to the applicable Delayed Assets, in each case, in accordance with the terms and conditions of the NEER/NEP APA; and (iv) any Tax Equity Repurchase, to the extent permitted by Section 4.05(b); provided that any such joint venture or partnership or other acquisition of equity interests (other than those referred to in the foregoing clauses (iii) and (iv)) that, by its terms, requires the contribution or payment by the Company (or a Subsidiary of the Company) of an amount exceeding fifty million dollars ($50,000,000) shall be subject to the Sole Discretion Standard;
(n)make or amend any Tax election or allocation with respect to the Company or its Subsidiaries in a manner that (i) solely with respect to the Class A Members, would materially and adversely affect the Class A Units or (ii) solely with respect to the Class B Members, would materially and adversely affect the Class B Units (including changing the Company’s Tax treatment as a partnership for U.S. federal Tax purposes);
(o)(i) enter into, amend, or terminate any Material Contract or any Unaffiliated Material Project Agreement; (ii) suspend, accelerate, or defer any material payments under any Material Contract or Unaffiliated Material Project Agreement; or (iii) assign (to any Person other than a Subsidiary of the Company), waive or relinquish any material rights (or security posted) under any Material Contract or Unaffiliated Material Project Agreement, other than any action referred to in the foregoing clauses (i) through (iii) that (A) is taken in the ordinary course of business or (B) would not, on a pro forma basis, reduce the amount of Projected Available Cash during any Quarter, as compared to the amount of Projected Available Cash during such Quarter if such action had not been taken; provided that, after a Triggering Event Date, Class A Member Approval and Class B Member Approval shall be required under this Section 6.03(o) for any action described in the foregoing clauses (i) through (iii) (other than any such action taken in the ordinary course of business);
(p)enter into, amend, modify, or terminate any Affiliate Transaction, or waive any material rights under any Affiliate Transaction; provided, however, that neither Class A Member Approval nor Class B Member Approval shall be required for (i) Capital Calls pursuant to Section 4.04 to the extent permitted thereby; (ii) loans from Members or their Affiliates pursuant to Section 4.05 to the extent and in such amounts permitted thereby; (iii) Hedging Instruments with Affiliates in the ordinary course of business; or (iv) any other Affiliate Transaction in the ordinary course of business, on terms no less favorable to the Company or its applicable Subsidiary than generally available in an arm’s-length transaction, and that would not, on a pro forma basis, reduce the amount of Projected Available Cash during any Quarter, as compared to the amount of Projected Available Cash during such Quarter if such action with respect to such Affiliate Transaction had not been taken; provided, further, that, after a Triggering Event Date, Class A Member Approval and Class B Member Approval shall be required under this Section 6.03(p) for any loans from Members or their Affiliates pursuant to Section 4.05, other than Emergency Loans and Tax Payment Loans, to the extent permitted under Section 4.05;

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(q)commence, settle, terminate, or fail to pursue any Action other than a Tax controversy that is reasonably expected to involve payment by the Company or its Subsidiaries of an amount (excluding out-of-pocket fees, costs, and disbursements, but including reasonable attorneys’ fees and disbursements incurred by the Company and its Subsidiaries in connection therewith) in excess of ten million dollars ($10,000,000) with respect to any individual Action or twenty-five million dollars ($25,000,000) with respect to any group of related Actions; provided that any Action that is a Guaranteed Tax Credit Dispute shall remain subject to control by the NEP CEPF Member at all times and shall not require either Class A Member Approval or Class B Member Approval pursuant to this Section 6.03(q) or otherwise;
(r)accelerate, delay, defer, or otherwise modify any material payments, payables, or receivables, other than in the ordinary course of business, except as would not, on a pro forma basis, reduce the amount of Projected Available Cash during any Quarter, as compared to the amount of Projected Available Cash during such Quarter if such action had not been taken;
(s)adopt or materially amend any hedging plan (i) outside the ordinary course of business or (ii) in amounts exceeding the previously established hedging policy of the Company or any of its Subsidiaries;
(t)after a Triggering Event Date, (i) adopt any operating or capital budget with respect to any Fiscal Year commencing after a Triggering Event Date; (ii) materially modify any operating or capital budget then in effect; (iii) incur, or commit to incur, any material expenditure not included or provided for in the applicable operating or capital budget then in effect; or (iv) make any Capital Call, other than Capital Calls to provide funds to remedy an Emergency or make a Required Tax Payment; or
(u)enter into any written Contract agreeing to take any of the foregoing actions.
Each of Class A Member Approval and Class B Member Approval shall be subject to the following standards (each, a “Decision Standard”) (1) with respect to Major Decisions set forth in clauses (a), (b), (c), (f), (g), (l) and (t) of this Section 6.03 (and clause (u) of this Section 6.03, solely as it relates to the foregoing clauses in this clause (1)), Class A Member Approval and Class B Member Approval may each be granted or withheld in the sole discretion of the Members holding the applicable Class of Units (the “Sole Discretion Standard”); (2) with respect to Major Decisions set forth in clauses (e), (k), (n), (o), (p), (q), (r), and (s) of this Section 6.03 (and clause (u) of this Section 6.03, solely as it relates to the foregoing clauses in this clause (2)), neither Class A Member Approval nor Class B Member Approval shall be unreasonably withheld, conditioned, or delayed; and (3) with respect to Major Decisions set forth in clauses (d), (h), (i), (j), and (m) of this Section 6.03 (and clause (u) of this Section 6.03, solely as it relates to the foregoing clauses in this clause (3)), neither Class A Member Approval nor Class B Member Approval shall be unreasonably withheld, conditioned, or delayed, except to the extent, and solely with respect to such matters, expressly provided otherwise in each of the foregoing clauses.

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6.04Officers. For so long as NEP Renewables Holdings III serves as Manager of the Company, the Manager shall manage and administer the business and affairs of the Company through the officers, employees, agents, and consultants of NEP Renewables Holdings III. Each such officer, employee, agent, and consultant shall have the power, acting individually or jointly, to affix the signature of the Manager, on behalf of the Company, to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing that have been authorized by the Company, enter into contracts on behalf of the Company, and otherwise represent and bind the Company in all matters, in each case, in accordance with the scope of their respective duties. The Manager shall be responsible for the actions or inactions of the officers of the Company to the same extent as the Manager would be responsible if such actions and inactions were taken by the Manager. Notwithstanding the foregoing, the Manager may from time to time as it deems advisable appoint officers of the Company to act on behalf of the Company and assign in writing titles (including president, vice president, secretary, and treasurer) to any such person, and any such assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with such title.
6.05Business Opportunities.
(a)The Manager, each of the Members, and each of their respective Affiliates (collectively, the “Member Affiliated Parties”) may engage in and possess interests in business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any Member Affiliated Party the right to participate therein. Subject to Section 6.03(p), the Company may transact business with any Member Affiliated Party, and no Member Affiliated Party shall be restricted in its right to conduct, individually or jointly with others, for its own account any business activities. No Member Affiliated Party shall have any duty or obligation, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such business activities with, the Company or any Affiliate of any Member Affiliated Party by reason of such business activities. The provisions of this Section 6.05 constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.
(b)In furtherance of the foregoing, but subject to Section 6.03, each Member:
(i)renounces in advance each and every interest or expectancy it or any of its Member Affiliated Parties might be considered to have under the Act, at common law or in equity, by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any other Member Affiliated Party now or in the future engages, that is presented to the Company, to any other Member Affiliated Party or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or Representative of the Company or of any other Member Affiliated Party; and
(ii)waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any other Member Affiliated Party might be considered to owe to the waiving Member, at common law or in equity, by reason of the waiving Member’s membership in the Company, to offer to the Company or the waiving Member or any of its Member Affiliated Parties any such business opportunity, or in any such opportunity to participate in any such business opportunity.

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(c)The Company:
(i)renounces in advance each and every interest or expectancy it might be considered to have under the Act, at common law, or in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any Member Affiliated Party now or in the future engages, which is presented to such Member Affiliated Party or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or Representative of such Member or any of its Member Affiliated Parties; and
(ii)waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any Member Affiliated Party might be considered to owe to the Company, at common law or in equity, by reason of such Member’s membership in the Company, to offer to the Company any such business opportunity, or in any such opportunity to participate in any such business opportunity.
6.06Insurance Coverage. The Manager shall procure and maintain (or cause to be procured and maintained), on behalf of the Company and its Subsidiaries, such property and casualty insurance, including general liability, auto liability, workers’ compensation, employer’s liability, umbrella liability, directors and officers insurance, and such other types of insurance, in each case, as the Manager may deem necessary or appropriate in its reasonable discretion and as is consistent with any requirements under the Material Project Agreements and applicable industry standards for the industry in which the Company and its Subsidiaries operate.
6.07Exculpation and Indemnification.
(a)To the fullest extent permitted by Law, the Manager, each Member, each present and former officer of the Company, and each present and former Affiliate of the Manager and any Member, and each of their respective present and former officers, directors, stockholders, partners, members, managers, employees, Affiliates, representatives, and agents, and their respective successors, heirs, and legal and personal representatives (each, a “Covered Person”) shall have no liability to the Company, any Member, or any other Person and is hereby exculpated from any liability arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that the foregoing shall not eliminate any Covered Person from liability resulting from fraud, gross negligence, or the willful misconduct of such Covered Person, a breach of the express provisions this Agreement, or a bad faith breach of the implied contractual covenant of good faith and fair dealing. Notwithstanding the foregoing, nothing in this Section 6.07 shall be deemed to impose fiduciary duties on the Manager or any Member or otherwise modify or limit the standard of care set forth in Section 6.02.
(b)To the fullest extent permitted by Law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Claims in which such Covered Person may be involved, or threatened to be involved, as a party, a witness, or otherwise, arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that no Covered Person shall be entitled to indemnification under this Section 6.07(b) with respect to any Claim to the extent (i) resulting from (A) fraud, gross negligence, or the willful misconduct of such Covered Person, (B) any breach of the express provisions of this Agreement, or (C) any bad faith breach of the implied contractual covenant of good faith and fair dealing or (ii) initiated by such Covered Person unless such Claim (or part thereof)

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(A) was brought to enforce such Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Manager in connection with Claims brought against such Covered Person by Persons that are not the Company (or any of its Subsidiaries) or Affiliates of the Company or any of its Subsidiaries. Expenses incurred by a Covered Person in defending any Claim shall be paid by or on behalf of the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 6.07(b).
(c)The Company acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Covered Person for the matters covered hereby shall be the primary source of indemnification and advancement for such Covered Person in connection therewith, and any obligation on the part of any other indemnitor under any other agreement to indemnity or advance expenses to such Covered Person shall be secondary to the Company’s obligation and shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from the Company. Subject to the foregoing, the Company shall be subrogated to the rights of such Covered Person against, and shall be entitled to seek contribution from, any third party, including any insurance company, that is not an Affiliate of the Manager or any Member (or any insurance policy covering the Manager or such Member or its Affiliates) to recover the amount of such indemnification (or such portion thereof as to which the Company shall be entitled to contribution) after the Covered Person shall have been fully and completely indemnified (whether pursuant to this Agreement or otherwise) in respect of the Claim which gave rise to such indemnification. Any such Covered Person shall fully cooperate with the Company, at the Company’s expense, in its efforts to enforce against any such third party the rights to which it is so subrogated.
(d)The Company, as an indemnifying party from time to time, agrees that, to the fullest extent permitted by applicable Law, its obligation to indemnify Covered Persons under this Agreement shall apply to any amounts expended by any other indemnitor under any other agreement in respect of indemnification or advancement of expenses to any Covered Person in connection with any Claims to the extent such amounts extended by such other indemnitor are on account of any unpaid indemnity amounts hereunder.
(e)The right of any Covered Person to the indemnification provided herein is cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by Contract or as a matter of Law or equity, and extend to such Covered Person’s successors, assigns, and legal representatives.

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(f)If this Section 6.07 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction or properly constituted arbitration panel, then the Company shall nonetheless, to the fullest extent permitted by applicable Law, indemnify and hold harmless each Person entitled to be indemnified pursuant to this Section 6.07 as to liabilities to the full extent permitted by any applicable portion of this Section 6.07 that shall not have been invalidated.
ARTICLE 7
DISPOSITIONS AND RESTRICTIONS ON DISPOSITIONS

7.01General Restrictions on Dispositions.
(a)Except as otherwise provided in Section 4.03 or as permitted by this Article 7, (i) prior to the sixth (6th) anniversary of the Effective Date, no Class A Member or other holder of Class A Units may Dispose of all or any portion of its Class A Units (including any Pro Rata Share with respect to any Class A Units) without the prior consent of the Class B Member Representative, other than any Dispositions of Class A Units (A) by any Class A Member or other holder of Class A Units to any one or more of its Affiliates, or (B) in connection with any CEPF Liquidity Event effected in accordance with Section 7.09 of the CEPF LLC Agreement; and (ii) prior to the sixth (6th) anniversary of the Effective Date, no Class B Member or other holder of Class B Units may Dispose of all or any portion of its Class B Units (including any Pro Rata Share with respect to any Class B Units) without the prior consent of the Manager, other than (A) any Dispositions of Class B Units by any Class B Member or other holder of Class B Units to any one or more of its Affiliates, (B) any Disposition of Class B Units held by the NEER Member or any of its Affiliates to any Person (whether or not an Affiliate of the NEER Member), and (C) any Disposition of Class B Units to a Successor-in-Interest upon conclusion of Insolvency Proceedings; provided, however, that (1) each Class A Member shall be permitted to pledge all or any portion of its Membership Interest in, and right to receive distributions with respect to, its Class A Units (including any Pro Rata Share with respect to such Units) solely in connection with a Class A Permitted Financing, and each Member agrees to provide reasonable cooperation in connection therewith (it being agreed by the Members that any foreclosure under such Class A Permitted Financing on pledged Class A Units shall not require consent of the Class B Member Representative or be deemed to violate this Section 7.01(a)); and (2) each Class B Member shall be permitted to pledge all or any portion of its Membership Interest in, and right to receive distributions with respect to, its Class B Units (including any Pro Rata Share with respect to such Units) solely in connection with a Class B Permitted Financing, and each Member agrees to provide reasonable cooperation in connection therewith (it being agreed by the Members that any foreclosure under such Class B Permitted Financing on pledged Class B Units shall not require consent of the Manager or be deemed to violate this Section 7.01(a)); provided, further, that (I) in the case of any foreclosure on pledged Class A Units, the initial Disposition by any lender or other pledgee of pledged Class A Units in connection with or following any such foreclosure shall remain subject to Section 7.01(b), and any and all subsequent Dispositions of such pledged Class A Units shall be subject to all of the terms and conditions of this Article 7, and (II) in the case of any foreclosure on pledged Class B Units, the initial Disposition by any lender, noteholder, or other pledgee of pledged Class B Units in connection with or following any such foreclosure, including to a Successor-in-Interest, shall remain subject to Section 7.01(b), and any and all subsequent Dispositions of such Class B Units shall be subject to all of the terms and conditions of this Article 7. Subject to compliance with the requirements of Section 7.01(b) and the rights of the NEP CEPF Member set forth in Section 7.01(c) with respect to Class B Units, (y) at any time on or after the sixth (6th) anniversary of the Effective Date, each of the Class A Members, Class B Members, and other holders of Class A Units or Class B Units may Dispose of all or

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any portion of its Class A Units or Class B Units (including the Pro Rata Share with respect to such Units), as applicable, to any Person. Notwithstanding any other provision of this Agreement, in no event shall any (aa) Class A Member or other holder of Class A Units be permitted to Dispose of all or any portion of its Class A Units (including any Pro Rata Share with respect to any such Class A Units) to any NEP Excluded Party without the prior consent of the Class B Member Representative and (bb) Class B Member or other holder of Class B Units be permitted to Dispose of all or any portion of its Class B Units (including any Pro Rata Share with respect to any such Class B Units) to any Class B Excluded Party without the prior consent of the Manager; provided, however, that, to the extent Class A Units are owned by the Class B Member Representative or any of its Affiliates, the consent of the Class B Member Representative to the Disposition of such Class A Units to a NEP Excluded Party shall be required, and to the extent Class B Units are owned by a NEP Class B Party, the consent of the Manager to the Disposition of such Class B Units to a Class B Excluded Party shall be required; provided, further, that, if the NEER Member or any of its Affiliates Disposes of Class B Units to a Person that is not an Affiliate of the NEER Member, the Manager shall not be entitled to consent to the Disposition of such Class B Units to any Class B Excluded Party. Each Member agrees that it shall provide the Manager and the other Members with prior notice of any proposed Disposition or Encumbrances of its Membership Interests (a “Disposition Notice”). Any attempted Disposition or Encumbrance of a Membership Interest (including any Class A Units or Class B Unit, or any rights with respect thereto) that is not in strict compliance with this Article 7 shall be, and is hereby declared, null and void ab initio. and of no force or effect, and the Company shall not recognize or record in its books and records any such purported Disposition or Encumbrance (or any purported transferee or pledgee in connection therewith).
(b)An Assignee may be admitted to the Company as a Member, with respect to the Units (and corresponding Pro Rata Share) so Disposed of to such Assignee, only if such Disposition is effected in accordance with Section 7.01(a) and in compliance with the requirements of this Section 7.01(b) and, if and to the extent applicable, Section 7.01(c). In addition to the requirements set forth in Section 7.01(a), any Disposition of a Membership Interest and admission of an Assignee as a Member shall be subject to each of the following requirements, and any attempted Disposition (and admission, if applicable) shall not be effective unless and until such requirements are complied with or satisfied; provided that the Manager, in its sole and absolute discretion, may waive any of the following requirements (it being understood and agreed that each of (y) the Disposition of Class A Units to NEP Acquisitions by NEP SellCo in accordance with and pursuant to the NEER/NEP APA and (z) the Disposition of Class A Units to NEP Renewables III by NEP Acquisitions through one or more assignments, distributions, or contributions to Affiliates of NEP Acquisitions, in each case, shall be deemed to satisfy all requirements set forth in this Article 7 to effect such Disposition and to admit NEP Renewables III as a Class A Member upon consummation of the CEPF Closing on the CEPF Closing Date):
(i)Disposition Documents. The following documents must be delivered to the Manager and must be satisfactory, in form and substance, to the Manager in connection with any Disposition of Units (provided that, in the case of a Disposition pursuant to a foreclosure under a Class A Permitted Financing or a Class B Permitted Financing, the documents under clause (B) below shall be required to be executed and delivered by only the Assignee (and not the Disposing Member) and all expenses required to be paid under clause (ii) below may be paid solely by the applicable Assignee):

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(A)Disposition Instrument. A fully executed copy of the instrument pursuant to which the Disposition is effected.
(B)Ratification of and Joinder to this Agreement. An instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 7.01(b)(i)(A): (1) the notice address of the Assignee and, if applicable, each Parent of the Assignee; (2) the Pro Rata Share, after giving effect to the Disposition, of each of the Disposing Member and its Assignee (which together must total the Pro Rata Share of the Disposing Member before the Disposition); (3) the Assignee’s ratification of this Agreement and agreement to be bound by this Agreement, and Assignee’s confirmation that the representations, warranties, and covenants in Section 3.02 and Section 8.04 are true and correct with respect to it; and (4) representations and warranties by the Disposing Member and its Assignee that the Disposition and admission of Assignee are being made in accordance with all applicable Laws and in compliance with the requirements set forth in Section 7.01(b)(iv) and Section 7.01(b)(v) and, to the extent applicable, the terms of any Class A Permitted Financing or Class B Permitted Financing and do not result in any violation thereof or default thereunder.
(C)Ratification of and Joinder to Management Services Agreement. In the event of (1) any Disposition by the NEER Member or any of its Affiliates of Class B Units to a Person that is not an Affiliate of the NEER Member, the Management Services Agreement as a Master Service Recipient (as defined in the Management Services Agreement); and (2) any other Disposition of Class B Units (including any Disposition of Class B Units to a Successor-in-Interest, upon conclusion of, or otherwise in connection with, an Insolvency Proceeding, but subject to such Successor-in-Interest’s right to terminate the Management Services Agreement pursuant to the Management Services Agreement upon payment in full of the Successor Termination Fee (or, if applicable, its Applicable Portion of the Successor Termination Fee) in accordance with the terms thereof), an instrument, executed by such Assignee containing the Assignee’s joinder to and ratification of the Management Services Agreement and agreement to be bound by the Management Services Agreement as a Master Service Recipient and assumption of the obligations under the Management Services Agreement, including assumption of the Master Service Recipient’s obligations with respect to payment of the Management Fee pursuant to and in accordance with the terms thereof (and assumption of any Accrued MSA Amount) and each

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of the other rights, obligations, and other provisions applicable to a Master Service Recipient under the Management Services Agreement, as well as the Class B Distribution Offset; provided that, in the event of a Disposition of less than all of the outstanding Class B Units to an Assignee, such Assignee shall be required to agree in such joinder and ratification to pay its Applicable Portion of any Accrued MSA Amount and any applicable Termination Fee or Successor Termination Fee.
(ii)Payment of Expenses. The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission on or before the tenth (10th) day after the receipt by that Person of the Company’s invoice for the amount due. The Company will provide such invoice as soon as practicable after the amount due is determined or made known to the Company.
(iii)No Release. No Disposition of a Membership Interest shall effect a release of the Disposing Member from any of its liabilities to the Company or the other Members arising from events or circumstances occurring prior to the Disposition.
(iv)No Violation of Laws. No Disposition of a Membership Interest shall be permitted unless such Disposition is being made (A) pursuant to a valid exemption from registration under the Securities Act and any applicable state securities Law and in accordance with such securities Laws and (B) in accordance with all other applicable Laws.
(v)PTP. No Disposition shall be permitted if such Disposition would result in the Company’s being treated as a publicly traded partnership subject to Tax as an association for U.S. federal income tax purposes.
(c)If, at any time on or after the sixth (6th) anniversary of the Effective Date, any Class B Member or other holder of Class B Units wishes to Dispose of any or all of its Class B Units (together with the Pro Rata Share with respect to such Units) other than to an Affiliate or Affiliated Investment Vehicle, then NEP Renewables Holdings III shall have a right to acquire such Class B Units in accordance with the following provisions:
(i)The Disposing Member shall provide NEP Renewables Holdings III with a Disposition Notice specifying (i) the number of such Class B Units (and corresponding Pro Rata Share) that such Disposing Member intends to Dispose of; (ii) the proposed price per Class B Unit and aggregate purchase price for all such Class B Units that the Disposing Member would be willing to accept for the sale of such Class B Units, specifying the form of consideration (including cash, Cash Equivalents, or publicly traded securities) that the Disposing Member would be willing to accept; and (iii) the identity of the potential purchasers of such Class B Units identified by the Disposing Member (and for each such potential purchaser, its ultimate parent entity or beneficial owners).

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(ii)NEP Renewables Holdings III shall have a period of up to thirty (30) days following receipt of such Disposition Notice to offer in writing (an “Offer Notice”) to purchase all of the Class B Units specified in the Disposition Notice (including the corresponding Pro Rata Share with respect to such Class B Units) at the proposed purchase price specified in such Offer Notice (which purchase price may be payable in cash, Cash Equivalents, or publicly traded securities as set forth in such Offer Notice), and such Offer Notice shall set forth the other material terms and conditions of NEP Renewables Holdings III’s offer and the date on which such purchase is proposed to be consummated.
(iii)If NEP Renewables Holdings III fails to submit an Offer Notice within such period of thirty (30) days or if such Disposing Member rejects NEP Renewables Holdings III’s offer contained in the Offer Notice, then, for a period of one hundred eighty (180) days thereafter, the Disposing Member shall be permitted to Dispose of all (but not less than all) of the Class B Units, together with the corresponding Pro Rata Share of such Class B Units, specified in the Disposition Notice at an aggregate purchase price that is at least five percent (5%) greater than the purchase price set forth in the Disposition Notice delivered to NEP Renewables Holdings III pursuant to Section 7.01(c)(i) and on terms that are otherwise, in the aggregate, no less favorable to such Class B Member or other holder than those offered by NEP Renewables Holdings III pursuant to the Offer Notice (as described therein) (including taking into account the certainty of financing and consummating such purchase, the amount and form of consideration (including any minority or liquidity discounts), and such other factors as such Disposing Member may reasonably determine in good faith), subject to compliance with Section 7.01(b).
(iv)Each Class B Member a hereby agrees that, in connection with any Disposition of its Class B Units and corresponding Pro Rata Share, pursuant to this Section 7.01(c), such Class B Member shall use all cash and all Cash Equivalents received pursuant to this Section 7.01(c) (net of any deductions or withholdings required under applicable Law) and all other cash on hand and all Cash Equivalents of such Class B Member, to repay all of such Class B Member’s then outstanding Indebtedness required to be repaid under any applicable Class B Permitted Financing (including any breakage costs, termination fees, or other payments that would be due or payable thereunder) and all other Indebtedness pursuant to which the Class B Units being acquired pursuant to this Section 7.01(c) are Encumbered, plus the amounts required to be paid by such Class B Member constituting amounts owed by such Class B Member as termination payments or unpaid amounts under any swap, cap, forward, future, or other derivative transaction entered into in connection with the hedging of interest rates such that the Class B Units being acquired pursuant to this Section 7.01(c) shall be free and clear of all Encumbrances upon the consummation of such Disposition.
(v)NEP Renewables Holdings III may, in its sole discretion, assign to NEP or any Affiliate of NEP, its right to purchase the Class B Units and corresponding Pro Rata Share of any Disposing Member pursuant to this Section 7.01(c).

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(d)Notwithstanding anything in this Agreement to the contrary, no Member may Dispose of all or any portion of its Membership Interest to the extent (i) the transferee is, during (A) the period that production Tax credits under Section 45 of the Code (or any successor provision) may be claimed with respect to the output of any direct or indirect asset of a Tax Equity Entity, or (B) the period that includes any applicable depreciation recovery period of any direct or indirect asset of a Tax Equity Entity and continues until the one year anniversary thereof, a Person who is a Related Party; (ii) the Disposition would, with respect to any Tax Equity Investor, result in any recapture, loss, unavailability, delay, or disallowance of all or a portion of any federal income tax credits otherwise available pursuant to Section 45 of the Code or Section 48 of the Code (or, in each case, any successor provision) allocated or allowed, or that would otherwise be allocable or allowable, to such Tax Equity Investor; (iii) during the (y) applicable investment Tax credit recapture period or (z) applicable depreciation recovery period of a Tax Equity Entity with respect to any of its direct or indirect assets, the Disposition would cause all or a portion of any of the assets held by the Company or any of its Subsidiaries to become “tax-exempt use property” within the meaning of Section 168(h) of the Code during any applicable recovery period; or (iv) such Disposition would result in the failure of any representation made by any Member pursuant to Section 8.04 to be true; provided that this clause (iv) shall not apply to the Disposing Member if such Disposition is of all of the Class A Units or Class B Units then owned by such Disposing Member.
ARTICLE 8
TAXES

8.01Tax Returns. The Manager shall cause the Company to engage an independent accounting firm to prepare and timely file (on behalf of the Company) all federal, state, and local Tax returns required to be filed by the Company and its Subsidiaries. Each Member shall furnish to the Manager all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s Tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its returns. Within one hundred fifty (150) days after the end of each calendar year, the Company shall provide estimated federal, state and local income Tax information and schedules as may be necessary for Tax reporting purposes, including Internal Revenue Service Schedule K-1, and shall provide final information on or about August 15 of each calendar year. The Company shall promptly provide any other Tax information reasonably requested by each Member with respect to such year.
8.02Certain Tax Matters.
(a)The Company shall make the following elections on the appropriate Tax returns:
(i)to adopt as the Company’s fiscal year the calendar year;
(ii)to adopt the accrual method of accounting;
(iii)if a distribution of the Company’s property occurs as described in Section 734 of the Code or upon a transfer of Membership Interest as described in Section 743 of the Code, an election pursuant to Section 754 of the Code to adjust the basis of the Company’s properties; provided that, notwithstanding the foregoing, the Company shall make an election under Section 754 of the Code with respect to the taxable year that includes the CEPF Closing Date;

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(iv)to elect to deduct or amortize the organizational expenses of the Company in accordance with Section 709(b) of the Code; and
(v)subject to Section 8.03(g), any other election the Manager may deem appropriate.
(b)Neither the Company nor any Member shall make an election for the Company or any of its direct or indirect Subsidiaries to be (i) subject to Tax as an association for U.S. federal income tax purposes or (ii) excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law and no provision of this Agreement shall be construed to sanction or approve such an election.
8.03Partnership Representative.
(a)The Manager shall serve as the “partnership representative” of the Company within the meaning of Section 6223(a) of the Code (the “Partnership Representative”). The Partnership Representative shall inform each other Member of all material matters that may come to its attention in its capacity as the Partnership Representative by giving notice thereof on or before the fifth (5th) Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all material written communications it may receive in that capacity. The Manager is hereby directed and authorized to take whatever steps it, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the IRS, designating an individual to serve as the sole individual through whom the Partnership Representative will act, and taking such other action as may from time to time be required under the Treasury Regulations. The Manager will remain as the Partnership Representative so long as it retains any ownership interests in the Company unless it requests that it not serve as Partnership Representative; provided, however, that, notwithstanding the foregoing, the Manager shall not be permitted to resign unless and until the Members have found a replacement Partnership Representative approved unanimously in writing by the Members.
(b)Notwithstanding anything in this Agreement to the contrary, and with the exception that the Class A Member Approval and Class B Member Approval described in this paragraph is not required for any Guaranteed Tax Credit Dispute, the Partnership Representative must: (i) obtain Class A Member Approval and Class B Member Approval (not to be unreasonably withheld, conditioned, or delayed) with respect to (y) commencing any judicial or administrative action or appealing any adverse determination of a Governmental Authority, in each case relating to Taxes and (z) surrendering, settling or compromising any audit or proceeding relating to Taxes, in each case of clause (y) or (z), only to the extent such action, adverse determination, audit or proceeding, as applicable, relates to a taxable period during which a Member other than NEP CEPF Member or any of its Affiliates held Class A Units or Class B Units; and (ii) inform and consult with each Class A Member and Class B Member, on a timely basis, regarding the status of investigations, audits, proceedings and negotiations with any Governmental Authority, in each case, to the extent relating to Taxes and a taxable period during which a Member other than NEP CEPF Member or any of its Affiliates held Class A Units or Class B Units. Any reasonable cost or expense incurred by the Partnership Representative in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company. For the avoidance of doubt, neither Class A Member Approval nor Class B Member Approval shall be required pursuant to this Section 8.03 in connection with any Guaranteed Tax Credit Dispute; provided that the Partnership Representative shall keep the Class A Members and the Class B Members reasonably informed in connection with the developments in any a Guaranteed Tax Credit Dispute and consider any reasonable comments received in connection therewith.

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(c)The Partnership Representative may, in its reasonable discretion, make the election provided by Section 6221(b) of the Code to have Subchapter C of Chapter 63 of the Code not apply (the “Election Out”).
(d)If the Internal Revenue Service proposes an adjustment in the amount of any item of income, gain, loss, deduction, or credit of the Company, or any Member’s (or former Member’s) distributive share thereof, and such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code (a “Covered Audit Adjustment”), the Partnership Representative may (but shall not be required to) elect, to the extent that such election is available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Members and former Members, if applicable), and the Election Out was not previously made, to apply the alternative method provided by Section 6226 of the Code (the “Alternative Method”). To the extent that the Partnership Representative does not elect the Alternative Method with respect to a Covered Audit Adjustment, the Partnership Representative shall use commercially reasonable efforts to (a) request information necessary to, and to make any modifications available under Sections 6225(c) of the Code to the extent that such modifications are available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Members and former Members) as would, reduce any Company Level Taxes payable by the Company with respect to the Covered Audit Adjustment, and (b) if requested by a Member, provide to such Member information allowing such Member to file an amended U.S. federal income Tax return, as described in Section 6225(c)(2) of the Code, to the extent that such amended return and payment of any related U.S. federal income Taxes would reduce any Company Level Taxes payable by the Company with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (a)). Similar procedures shall be followed in connection with any state or local income Tax audit that incorporates rules similar to Subchapter C of Chapter 63 of the Code.
(e)Notwithstanding any provision of this Agreement to the contrary, any Taxes, penalties, and interest payable under Subchapter C of Chapter 63 of the Code by the Company (“Company Level Taxes”) shall be treated as attributable to the Members (and former Members if applicable) of the Company, and the Partnership Representative shall cause the Company to allocate the burden of any such Company Level Taxes to those Members (and former Members if applicable) to whom such amounts are reasonably attributable (whether as a result of their status, actions, inactions, or otherwise), taking into account the effect of any modifications described in Section 8.03(d) that reduce the amount of Company Level Taxes. All Company Level Taxes allocated to a Member (or a former Member if applicable), at the option of the Manager, shall (i) be promptly paid to the Company by such Member (or former Member if applicable) (“Option A”) or (ii) be paid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member pursuant to Section 5.01 or Section 5.02 and, if such distributions are not sufficient for that purpose, by reducing the proceeds of liquidation otherwise payable to such Member pursuant to Section 5.03 (“Option B”). If the Manager selects Option A, the Company’s payment of the Company Level Taxes allocated to the applicable Member (or former Member if applicable) shall be treated as a distribution to such Member (or former Member) and the payment by such Member (or former Member) to the Company shall be treated as a capital contribution for U.S. federal income tax purposes; provided that such payments shall not affect the Capital Accounts of, any other contributions to be made by, or the distributions and allocations to be made to the applicable Members (or former Member) under this Agreement. If the Manager selects Option B, the applicable Member shall for all purposes of this Agreement be treated as having received a distribution of the amount of its allocable share of the Company Level Taxes at the time such Company Level Taxes are paid by the Company. To the fullest extent permitted by applicable Law, each Member (whether or not such Member becomes a Member after

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the Effective Date) hereby agrees to indemnify and hold harmless the Company and the other Members (or former Members if applicable) from and against any liability for Company Level Taxes allocated to such Member in accordance with this Section 8.03(e) (including, with respect to any former Member, any Company Level Taxes allocated to such former Member that are attributable to taxable periods (or portions thereof) during which such former Member was treated as holding an interest in the Company).
(f)If any Member intends to file a notice of inconsistent treatment under Section 6222(c) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.
(g)Except as may be required by applicable Law, the Manager and the Company shall not make any election or take any action, including such elections or actions specifically authorized under this Section 8.03, that reasonably would be expected to have a disproportionate adverse effect on the NEER Member or the NEP CEPF Member or any of their Affiliates or direct or indirect investors.
8.04Certain Agreements. Each Member represents, as of the Effective Date and the CEPF Closing Date, and covenants to the Company and each other Member that, during the period in which such Member holds a Membership Interest in the Company, (a) such Member’s ownership of a Membership Interest (and any indirect ownership of such Membership Interest) will not (i) during the applicable investment Tax credit recapture period or any applicable depreciation recovery period of a Tax Equity Entity with respect to any direct or indirect asset, cause any portion of the Company’s or any of its Subsidiaries’ assets or their respective Subsidiaries to be treated as “tax-exempt use property” within the meaning of Section 168(h) of the Code or (ii) result in a Tax Equity Entity having a direct or indirect owner that (A) is not “United States person” within the meaning of Code Section 7701(a)(30) (other than any such owner who holds its interest in the Tax Equity Entity indirectly through an entity classified as a U.S. corporation for U.S. federal income tax purposes), (B) is subject to withholding pursuant to Section 1446 of the Code with respect to its interest in the Company, or (C) during (y) the period that production Tax credits under Section 45 of the Code (or any successor provision) may be claimed with respect to the output of any direct or indirect asset of a Tax Equity Entity, or (z) the period that includes any applicable depreciation recovery period of any direct or indirect asset of a Tax Equity Entity and continues until the one year anniversary thereof, is a Related Party; and (b) such Member is not a “publicly traded partnership” (within the meaning of Section 7704 of the Code).

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ARTICLE 9
BOOKS, RECORDS, REPORTS, INFORMATION UPDATES, AND BANK ACCOUNTS

9.02Maintenance of Books.
(a)The Manager shall keep or cause to be kept at the principal office of the Company or at such other location it deems necessary or appropriate complete and accurate books and records of the Company, including all books and records necessary to provide to the Members, subject to Section 3.08, any information required to be provided pursuant to Section 3.07, Section 9.02, and Section 9.03, supporting documentation of the transactions with respect to the conduct of the Company’s business, and minutes of the proceedings of its Members and the Manager, and any other books and records that are required to be maintained by applicable Law.
(b)The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year; (ii) maintained on an accrual basis in accordance with GAAP; and (iii) audited by a nationally recognized certified public accounting firm selected by the Manager and retained by the Company at the end of each Fiscal Year; provided that the Members’ Capital Accounts shall be maintained in accordance with Article 4 and Article 5.
9.02Reports.
(a)No later than one hundred seventy-five (175) days following the end of each Fiscal Year of the Company, the Manager shall deliver, or cause to be delivered, to each Member annual financial statements of the Company and its Subsidiaries on a consolidated basis audited by a nationally recognized certified public accounting firm and prepared in accordance with GAAP, including a balance sheet and statements of income, Members’ equity, and changes in cash flows, as of the end of the immediately preceding fiscal year, starting with the year ended December 31, 2022.
(b)No later than seventy-five (75) days following the last day of each of the first three Quarters of each Fiscal Year of the Company, beginning with the quarter ending on March 31, 2022, the Manager shall deliver, or cause to be delivered, to each Member an unaudited balance sheet and statements of income, Members’ equity, and changes in cash flows of the Company and its Subsidiaries on a consolidated basis for such Quarter; provided that the Manager shall deliver to each Member an unaudited balance sheet and statements of income, Members’ equity, and changes in cash flows of the Company and its Subsidiaries for the fourth Quarter of each fiscal year, beginning with the period ending on December 31, 2022, no later than ninety (90) days following the last day of such Quarter. All unaudited financial statements shall be prepared in all material respects in conformance with GAAP, based on the information available at the time such financial statements are issued, subject to normal year-end adjustments and the absence of footnotes. Within thirty (30) days after the end of each Month, the Manager shall prepare and deliver to each Member an operating narrative report regarding the operational performance of the assets of the Company and its Subsidiaries on a consolidated and a Project basis including, to the extent available, technical reports and data with respect to generation, availability, average realized price, average realized basis, and curtailment. The Manager shall deliver, or cause to be delivered, to each Member the annual budget, if any, of the Company and its Subsidiaries.

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(c)Each Member shall be permitted, subject to Section 3.08, to deliver to its lenders or holders of any debt instruments under any applicable Class A Permitted Financing or Class B Permitted Financing any financial information or report delivered to it by the Manager pursuant to this Section 9.02.
(d)The Company or the Manager shall deliver to each Member any report, financial statements, or other information delivered by any Tax Equity Entity to its Tax Equity Investors, to the extent such report, financial statements, or other information is not otherwise contained in any other report, financial statements, or other information previously or contemporaneously delivered to Members pursuant to this Section 9.02. The Company or the Manager shall deliver to each Member a copy of any report, financial statements, or other information that is delivered by any Tax Equity Entity to its lenders under any credit agreement or other agreement of Indebtedness to which such Tax Equity Entity is a party or to any other Person holding equity interests in such Tax Equity Entity, in each case, solely to the extent the Company has received such report, financial statements, or other information.
(e)The cost of preparing any report, financial statements, or other information required to be prepared by the Company pursuant to this Section 9.02 shall be borne by the Company. All reports and information delivered to the Members pursuant to this Section 9.02 (and all such reports and information delivered by the Member to their lenders) shall be subject to the provisions of Section 3.08.
9.03Information Updates. From and after a Triggering Event Date, if requested by the Class A Member Representative or Class B Member Representative upon reasonable advance notice, and at reasonable times during usual business hours and in such a manner as not to interfere unreasonably with the operation of the business of the Company or any of its Subsidiaries, the Manager will make the senior management, employees, and representatives of the Company and its Subsidiaries available to answer questions regarding the performance of, and annual operating budget and capital expenditure budget of, the Company and its Subsidiaries.
9.04Bank Accounts. The Company shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company’s name with such financial institutions and firms as the Manager may determine. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Manager. The Company’s funds may not be commingled with the funds of any other Person. All withdrawals from any such depository shall be made only as authorized by the Manager and shall be made only by check, wire transfer, debit memorandum, or other written instruction.
9.05Compliance with Laws. The Manager shall cause the Company (a) to adopt, revise, and maintain policies and procedures as may be required by, and in any event designed to ensure compliance by the Company and its Subsidiaries and their respective directors, officers, and employees in all material respects with all applicable Laws, including Sanctions, the FCPA, as amended, and applicable Anti-Corruption Laws, and (b) not to transact any business with or for the benefit of any Sanctioned Person or otherwise violate Sanctions.

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ARTICLE 10
WITHDRAWAL

10.01No Right of Voluntary Withdrawal. A Member has no power or right to voluntarily Withdraw from the Company without the prior written consent of all remaining Members, in their sole and absolute discretion.
10.02Deemed Withdrawal. A Member is deemed to have Withdrawn from the Company if such Member is Bankrupt or if it is unlawful for a Member to continue to be a Member. If there occurs an event that makes it unlawful for a Member to continue to be a Member, then the Members shall negotiate in good faith to determine a workaround to allow such Member to continue to receive the benefits of being a Member.
10.03Effect of Withdrawal. A Member that is deemed to have Withdrawn pursuant to Section 10.02 (a “Withdrawn Member”) must comply with the following requirements in connection with its deemed Withdrawal:
(a)The Withdrawn Member ceases to be a Member, and shall not have any of the rights of a Member under this Agreement or the Act, immediately upon the occurrence of the applicable Withdrawal event.
(b)The Withdrawn Member shall be entitled to receive distributions from the Company only as set forth in Section 702(b)(2) of the Act and Section 10.03(e), to exercise any voting or consent rights, or to receive any information or reports (or access to information) from the Company. The Pro Rata Share of such Withdrawn Member shall not be taken into account in calculating the Pro Rata Share of the remaining Members for any purposes of this Agreement.
(c)The Withdrawn Member must pay to the Company all amounts owed to it by such Withdrawn Member.
(d)The Withdrawn Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Company that accrued prior to the Withdrawal.
(e)The Withdrawn Member shall (i) have the status of only an Assignee, and not a Member, and (ii) be entitled to receive, in such capacity, its share of the Net Profits and Net Losses of the Company and to receive its portion of each distribution that is made by the Company pursuant to Section 5.01, Section 5.02, and Section 5.03 as if it held the Membership Interest held immediately prior to its Withdrawal. From the date of the Withdrawal to the date on which the Company is dissolved and its affairs wound up in accordance with Article 12, the former Capital Account balance of the Withdrawn Member shall be recorded as a contingent obligation of the Company, and not as a Capital Account. The rights of a Withdrawn Member under this Section 10.03(e) shall (A) be subordinate to the rights of any other creditor of the Company, (B) not include any right on the part of the Withdrawn Member to receive any interest or other amounts with respect thereto (except as may otherwise be provided in the evidence of any Indebtedness of the Company owed to such Withdrawn Member); (C) not require any Member to make a Capital Contribution or a loan to permit the Company to make a distribution or otherwise to pay the Withdrawn Member; and (D) be treated as a liability of the Company for purposes of Section 12.02.

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(f)Except as set forth in Section 10.03(e), a Withdrawn Member shall not be entitled to receive any return of its Capital Contributions or other payment from the Company in respect of its Membership Interest.
(g)The Pro Rata Share of each of the remaining Members shall be amended to reflect the Withdrawal of the Withdrawn Member and the elimination of such Withdrawn Member’s Pro Rata Share, and such Withdrawn Member’s Class A Units or Class B Units, as applicable, shall be deemed cancelled and extinguished.
(h)All costs and expenses incurred by the Withdrawn Member in connection with its Withdrawal shall be borne by such Withdrawn Member, and the Withdrawn Member shall reimburse all other Members for all costs and expenses incurred by such Members in connection with such Withdrawal.
ARTICLE 11
DISPUTE RESOLUTION

11.01Disputes. This Article 11 shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort, or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity, or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) subject to Section 11.02, any deadlock among the Members with respect to any matter subject to a vote of the Members, and (c) the applicability of this Article 11 to a particular dispute. Notwithstanding the foregoing, this Article 11 shall not apply to any matters that, pursuant to the provisions of this Agreement, are to be determined solely by the Manager. Any dispute to which this Article 11 applies is referred to herein as a “Dispute.” With respect to a particular Dispute, each Member that is a party to such Dispute is referred to herein as a “Disputing Member.” The provisions of this Article 11 shall be the exclusive method of resolving Disputes.
11.02Negotiation to Resolve Disputes. If a Dispute arises, the Disputing Members (or agents thereof) shall promptly meet (whether by telephone or in person) in a good faith attempt to resolve the Dispute.
11.03Courts. If a Dispute is still unresolved following ten (10) Business Days after the Disputing Members attempted in good faith to resolve the Dispute in accordance with Section 11.02, then any of such Disputing Members may submit such Dispute to the Court of Chancery of the State of Delaware or, in the event that such court does not have jurisdiction over the subject matter of such dispute, to another court of the State of Delaware or a U.S. federal court located in the State of Delaware (collectively, “Delaware Courts”). Each of the Members irrevocably submits to the exclusive jurisdiction of, and agrees not to commence any action, suit, or proceeding relating to a Dispute except in, the Delaware Courts and hereby consents to service of process in any such Dispute by the delivery of such process to such party at the address and in the manner provided in Section 13.01. Each of the Members hereby irrevocably and unconditionally waives any objection to the laying of venue in any Dispute in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. EACH MEMBER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

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ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, RELATING TO OR OTHERWISE WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.04Specific Performance. The Members understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect any Member’s or the Company’s right to specific performance, and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Members would have entered into this Agreement. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Members and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Members further agrees that neither the Company nor any Member shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.04, and each Member waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.
ARTICLE 12
DISSOLUTION, WINDING-UP AND TERMINATION

12.01Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):
(a)consent of the Manager, Class A Member Approval, and Class B Member Approval; or
(b)an event that makes it unlawful for the business of the Company to be carried on; provided that, if such an event occurs, then the Class A Member Representative and Class B Member Representative shall negotiate in good faith to determine a workaround to allow the business of the Company to be lawfully carried on and such event shall not be deemed a “Dissolution Event” unless and until the Members mutually agree that no such workaround is reasonably feasible.

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Each Member hereby expressly waives its right to make an application for, or otherwise seek or pursue, the dissolution of the Company pursuant to Section 18-802 of the Act.
12.02Winding-Up and Termination.
(a)On the occurrence of a Dissolution Event, the Manager shall, or shall designate another Person to, serve as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding-up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:
(i)as promptly as possible after dissolution and again after final winding-up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the liquidator’s choosing of the Company’s assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding-up is completed, as applicable;
(ii)the liquidator shall discharge from Company funds all of the Indebtedness of the Company and other debts, liabilities, expenses, and obligations of the Company (including all expenses incurred in winding-up and any loans described in Section 4.05) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and
(iii)all remaining assets of the Company shall be distributed to the Members, subject to Section 5.07, as follows:
(A)the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with Section 5.04 and Section 12.02(b);
(B)with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been previously reflected in the Capital Accounts would be allocated among the Members if there were a taxable Disposition of that property for the fair market value of that property on the date of distribution, as determined by the Manager in its reasonable discretion (it being agreed by the Members that a determination by the Manager that the fair market value of any such property equals the value of such property reflected in current financial statements prepared in accordance with GAAP shall be deemed reasonable); and

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(C)Company property (including cash) shall be distributed among the Members in accordance with their respective positive Capital Account balances; and those distributions shall be made before the end of the taxable year in which liquidation of the Company occurs or, if later, within 90 days after the date of the liquidation of the Company.
(b)Notwithstanding anything in Section 5.04 to the contrary, in the Fiscal Year or other applicable period in which a Dissolution Event occurs, items of income, gain, loss, and deduction shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distributions that would be made to such Member pursuant to Section 5.01.
(c)The distribution of cash or property to a Member in accordance with the provisions of this Section 12.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
(d)No dissolution or termination of the Company shall relieve a Member from any obligation to the extent such obligation has accrued as of the date of such dissolution or termination. Upon such termination, any books and records of the Company that the liquidator reasonably determines may ever be needed again by one or more Persons who were Members as of the dissolution or termination shall be retained by the Manager or its designee, who shall keep such books and records (subject to review by any Person that was a Member at the time of dissolution) for a period at least three (3) years. After the expiration of such period of three (3) years, if the Manager (or its designee) no longer agrees to keep such books and records, it shall offer the Persons who were Members at the time of dissolution or termination a reasonable opportunity to take over such custody, (i) shall deliver such books and records to such Persons if they elect to take over such custody (or as all of such Persons otherwise direct) and, upon request by any other Person that elects to take custody (and at such other Person’s cost), deliver a copy of such books and records to such other Person, or (ii) may destroy such books and records if no such Person so elects.
12.03Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in its or another Member’s Capital Account. However, in the event the Company’s indirect interest in Moonlight Bay Company or Stargrass Company is “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) and Moonlight Bay Holdings or Stargrass Holdings has a deficit capital account balance (after giving effect to all contributions, distributions, and allocations for all taxable years of Moonlight Bay Holdings or Stargrass Holdings, as applicable, including the taxable year in which such liquidation occurs), then the Members will each make Capital Contributions to the Company in an aggregate amount as shall be necessary to restore the deficit capital account of Moonlight Bay Holdings or Stargrass Holdings, as applicable, to the extent required under Section 10.2 of the Moonlight Bay Company LLC Agreement or Section 10.2 of the Stargrass Company LLC Agreement, as applicable, with each Member being required to fund its pro rata share of such Capital Contribution in proportion to the cumulative amount of Net Loss allocated to such Member pursuant to Section 5.04 in the then-current and all prior periods, and such aggregate amount will be further contributed by the Company to Moonlight Bay Holdings or Stargrass Holdings, as applicable, to be used to restore such deficit capital account.

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12.04Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Manager shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.06, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.
ARTICLE 13
GENERAL PROVISIONS

13.01Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient by electronic mail (a copy of which may be delivered in person or by courier or mail). A notice, request, or consent given under this Agreement is effective on receipt by the applicable Member. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or such other address as that Member may specify by notice to the Manager and the other Members. Any notice, request, or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate, or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
13.02Entire Agreement; Superseding Effect. This Agreement together with the NEER/NEP APA (and each other agreement required hereby and thereby) constitutes the entire agreement of the Members and their Affiliates relating to the Company and the transactions contemplated hereby and supersedes all provisions and concepts contained in all prior agreements.
13.03Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute of limitations has run.
13.04Amendment or Restatement. Each of this Agreement and the Delaware Certificate may, subject to Section 6.03, be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by the Manager. Notwithstanding the foregoing, (a) the Manager may amend this Agreement without the approval of any Members (i) to implement the valid admission of New Members or Assignees as Members; (ii) to correct typographical, formatting, cross-referencing, or other similar errors; and (iii) to update Exhibit A from time to time to reflect the valid admission of New Members, the valid admission of Assignees as Members, the making of additional Capital Contributions by Members, the issuances of Class A Units, Class B Units, or other classes or groups of Membership Interests, adjustments to the Pro Rata Share applicable to any Units pursuant to Section 4.02, and the Disposition of Membership Interests, so long as such transactions were approved and consummated in accordance with the terms of this Agreement; and (b) if the Manager determines that any amendment of this Agreement is necessary to satisfy any Law, the Members shall negotiate in good faith to enter into an amendment of this Agreement to satisfy such Law that is mutually agreeable.

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13.05Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.
13.06Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business, and legal position as they would have been in if the original provision had been valid and enforceable.
13.07Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions; provided, however, that this Section 13.07 shall not obligate a Member to furnish guarantees or other credit supports by such Member’s Parent or other Affiliates.
13.08Appointment of Class B Member Representative.
(a)By the execution and delivery of this Agreement (or any joinder or counterpart thereto), each Class B Member other than the NEP Class B Parties hereby irrevocably constitutes and appoints the Class B Member Representative as the true and lawful agent and attorney-in-fact of such Class B Member, with full power of substitution to act jointly in the name, place, and stead of such Class B Member to act on behalf of such Class B Member in any litigation or arbitration involving this Agreement, to do or refrain from doing all such further acts and things, and to execute all such documents as the Class B Member Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including the power to (i) execute and deliver all amendments, waivers, ancillary agreements, certificates, and documents that the Class B Member Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, (ii) grant any and all approvals or consents on behalf of such Class B Member pursuant to this Agreement, and any and all other matters requiring the consent or approval of such Class B Member under this Agreement or any other agreement, instrument, or document contemplated hereby or in connection with the Class B Units held by such Class B Member, other than any such matter that requires consent of any particular Class B Member, (iii) receive funds, make payments of funds, and withhold a portion of any amounts to be paid to such Class B Member hereunder or any other payment to be made by or on behalf of such Class B Member pursuant to this Agreement, including amounts required to pay the fees and expenses of professionals incurred by the Class B Members in connection with the transactions contemplated by this Agreement, (iv) do or refrain from doing any further act or deed on behalf of such Class B Member that the Class B Member Representative

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deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement, and (v) receive service of process in connection with any claims under this Agreement. The NEER Member is hereby appointed as the initial Class B Member Representative.
(b)The appointment of the Class B Member Representative hereunder shall be deemed coupled with an interest and shall be irrevocable, and survive the death, incompetence, bankruptcy or liquidation of any Class B Member bound by Section 13.08(a) and shall be binding on any successor thereto; provided, however, that the Class B Member Representative’s appointment hereto shall terminate automatically when the Class B Member Representative is no longer the record owner of any Class B Units or is no longer the managing member or general partner that Controls a Class B Member that owns Class B Units. The NEER Member shall have the right to designate a successor Class B Member Representative upon notice delivered to the Manager not less than ten (10) Business Days in advance of such designation; provided that the Person appointed to serve as successor Class B Member Representative must be a record owner of Class B Units or the managing member or general partner that Controls a Class B Member that owns Class B Units. The Class B Members other than the NEP Class B Parties hereby confirm all that the Class B Member Representative shall do or cause to be done by virtue of its appointment hereby as the Class B Member Representative. All actions taken by the Class B Member Representative under this Agreement shall be binding upon each Class B Member other than the NEP Class B Parties and such Class B Member’s successors as if expressly confirmed and ratified in writing by such Class B Member, and all defenses that may be available to such Class B Member to contest, negate, or disaffirm the action of the Class B Member Representative taken in good faith under this Agreement are waived.
(c)The Company, the Manager, the NEP CEPF Member, and any other Person may conclusively and absolutely rely, without inquiry and without any liability whatsoever, upon any action of the Class B Member Representative in all matters referred to herein, including that the Class B Member Representative has obtained any prior approval or consent of the Class B Members other than the NEP Class B Parties as may be required, under this Agreement or otherwise, to take any such action. Neither the Company, the Manager, the NEP CEPF Member, nor any other Person will be liable to any Class B Member, any of Affiliate thereof, or any other Person as a result of, in connection with, or relating to the performance of the Class B Member Representative’s duties and obligations under this Agreement, including with respect to any errors in judgment, negligence, oversight, breach of duty, or otherwise of the Class B Member Representative.

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13.09Appointment of Class A Member Representative.
(a)Effective as of the CEPF Closing, each Class A Member hereby irrevocably constitutes and appoints the Class A Member Representative as the true and lawful agent and attorney-in-fact of such Class A Member, with full power of substitution to act jointly in the name, place, and stead of such Class A Member to act on behalf of such Class A Member in any litigation or arbitration involving this Agreement, to do or refrain from doing all such further acts and things, and to execute all such documents as the Class A Member Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including the power to (i) execute and deliver all amendments, waivers, ancillary agreements, certificates, and documents that the Class A Member Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, (ii) grant any and all approvals or consents on behalf of such Class A Member pursuant to this Agreement, and any and all other matters requiring the consent or approval of such Class A Member under this Agreement or any other agreement, instrument, or document contemplated hereby or in connection with the Class A Units held by such Class A Member, other than any such matter that requires consent of any particular Class A Member, (iii) receive funds, make payments of funds, and withhold a portion of any amounts to be paid to such Class A Member hereunder or any other payment to be made by or on behalf of such Class A Member pursuant to this Agreement, including amounts required to pay the fees and expenses of professionals incurred by the Class A Members in connection with the transactions contemplated by this Agreement, (iv) do or refrain from doing any further act or deed on behalf of such Class A Member that the Class A Member Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement, and (v) receive service of process in connection with any claims under this Agreement. The NEP CEPF Member is hereby appointed as the initial Class A Member Representative.
(b)The appointment of the Class A Member Representative hereunder shall be deemed coupled with an interest and shall be irrevocable, and survive the death, incompetence, bankruptcy or liquidation of any Class A Member bound by Section 13.09(a) and shall be binding on any successor thereto; provided, however, that the Class A Member Representative’s appointment hereto shall terminate automatically when the Class A Member Representative is no longer the record owner of any Class A Units or is no longer the managing member or general partner that Controls a Class A Member that owns Class A Units. The NEP CEPF Member shall have the right to designate a successor Class A Member Representative upon written notice delivered to the Manager not less than ten (10) Business Days in advance of such designation; provided that the Person appointed to serve as successor Class A Member Representative must be a record owner of Class A Units or the managing member or general partner that Controls a Class A Member that owns Class A Units. The Class A Members hereby confirm all that the Class A Member Representative shall do or cause to be done by virtue of its appointment hereby as the Class A Member Representative. All actions taken by the Class A Member Representative under this Agreement shall be binding upon each Class A Member and such Class A Member’s successors as if expressly confirmed and ratified in writing by such Class A Member, and all defenses that may be available to such Class A Member to contest, negate, or disaffirm the action of the Class A Member Representative taken in good faith under this Agreement are waived.

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(c)The Company, the Manager, the NEER Member, and any other Person may conclusively and absolutely rely, without inquiry and without any liability whatsoever, upon any action of the Class A Member Representative in all matters referred to herein, including that the Class A Member Representative has obtained any prior approval or consent of the Class A Members as may be required, under this Agreement or otherwise, to take any such action. Neither the Company, the Manager, the NEER Member, nor any other Person will be liable to any Class A Member, any of Affiliate thereof, or any other Person as a result of, in connection with, or relating to the performance of the Class A Member Representative’s duties and obligations under this Agreement, including with respect to any errors in judgment, negligence, oversight, breach of duty, or otherwise of the Class A Member Representative.
13.10Article 8 of the Uniform Commercial Code. No Member may elect to cause any Membership Interest or other equity interest held by a Class A Member or Class A Member, as applicable, to constitute a “security” within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware or Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.
13.11Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.
13.12Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
13.13Expenses. Each Member shall bear its own transaction costs and any other costs and expenses incurred in connection with being a Member, holding its Membership Interest, and administering its rights and obligations under this Agreement.
[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Members have executed and delivered this Agreement as of the date first set forth above.

MEMBERS:

SIP SELLCO II, LLC

By: ____________________________
Name:
Title:

NEP US SELLCO II, LLC

By: ____________________________
Name:
Title:

NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC

By: ____________________________
Name:
Title:

NEP RENEWABLES III, LLC

By: ____________________________
Name:
Title:

MANAGER: NEP RENEWABLES HOLDINGS III, LLC By: ___________________________ Name: Title:

[Signature Page to Second Amended and Restated Limited Liability Company Agreement of Star Moon Holdings, LLC]

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